CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Number of Securities to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
RBS China Trendpilot™ Exchange Traded Notes	4,000,000	$25.001	$100,000,000.001	$11,460.00

1 Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PRICING SUPPLEMENT	Registration Statement Nos. 333-162219 and 333-162219-01
(TO PROSPECTUS DATED MAY 18, 2010)	Rule 424(b)(5)
The Royal Bank of Scotland plc
RBS NotesSM
fully and unconditionally guaranteed by The Royal Bank of Scotland Group plc

4,000,000 ETNs*
RBS China TrendpilotTM Exchange Traded Notes
General

•
The RBS China Trendpilot™ Exchange Traded Notes (the “ETNs”) (NYSE Arca: “TCHI”) are designed for investors who seek exposure to the RBS China Trendpilot™ Index (USD), an index that utilizes a systematic trend-following strategy to provide exposure to either the BNY Mellon China Select ADR Total Return IndexSM or the yield on a hypothetical notional investment in 3-month U.S. Treasury bills as of the most recent weekly auction, depending on the relative performance of the BNY Mellon China Select ADR Total Return IndexSM on a simple historical moving average basis.

•
The ETNs do not pay interest, and investors should be willing to lose up to 100% of their investment if the RBS China Trendpilot™ Index (USD) declines or does not increase in an amount sufficient to offset the investor fee.

•
The ETNs are unsecured and unsubordinated obligations of The Royal Bank of Scotland plc, maturing April 18, 2042, and are fully and unconditionally guaranteed by The Royal Bank of Scotland Group plc.  Any payment on the ETNs is subject to the ability of The Royal Bank of Scotland plc, as the issuer of the ETNs, and The Royal Bank of Scotland Group plc, as the guarantor of the issuer’s obligations under the ETNs, to pay their respective obligations as they become due.

•
The denomination and stated face amount of each ETN is $25.00.  Any ETNs issued in the future may be issued at a price that is higher or lower than the stated face amount, based on the indicative value of the ETNs at that time.

•
The initial offering of ETNs priced on April 13, 2012 (the “inception date”) and is expected to settle on April 18, 2012 (the “initial settlement date”).  Delivery of the ETNs in book-entry form only will be made through The Depository Trust Company (“DTC”).

Key Terms
Issuer:	The Royal Bank of Scotland plc (“RBS plc”)
Guarantor:	The Royal Bank of Scotland Group plc (“RBSG”)
Inception Date:	April 13, 2012
Initial Settlement Date:	April 18, 2012
Maturity Date:	April 18, 2042, subject to postponement if such day is not a business day or if the final valuation date is postponed.
Final Valuation Date:	April 15, 2042, subject to postponement as described below.
Index:
The return on the ETNs will be based on the performance of the RBS China Trendpilot™ Index (USD) (the “Index”) during the term of the ETNs.  The Index was created by The Royal Bank of Scotland plc (the “Index Sponsor”), and is calculated by Dow Jones Indexes, the marketing name and licensed trademark of CME Group Index Services LLC (the “Index calculation agent”). The level of the Index is reported on Bloomberg under the ticker symbol “TPCHINUT <Index>.”

The Index provides exposure to either the BNY Mellon China Select ADR Total Return IndexSM (Bloomberg symbol “BKTCNT <Index>”) (the “Benchmark Index”) or the yield on a hypothetical notional investment in 3-month U.S. Treasury bills as of the most recent weekly auction (the “Cash Rate”), depending on the relative performance of the Benchmark Index on a simple historical moving average basis.  If the closing level of the Benchmark Index is at or above its historical 100-Index business day simple moving average for three consecutive Index business days (which we refer to in this pricing supplement as a “positive trend”), the Index will track the return on the Benchmark Index and will have no exposure to the Cash Rate until two Index business days after a negative trend occurs.  Conversely, if the closing level of the Benchmark Index is below its historical 100-Index business day simple moving average for three consecutive Index business days (which we refer to in this pricing supplement as a “negative trend”), then the Index will track the Cash Rate and will have no exposure to the Benchmark Index until two Index business days after the next positive trend occurs.  As of the date of this pricing supplement, the Index tracks the Benchmark Index.  For more information, see “The Index” in this pricing supplement.

Payment at Maturity:
If your ETNs have not previously been repurchased or redeemed by RBS plc, at maturity you will receive a cash payment equal to the daily redemption value of your ETNs on the final valuation date (subject to postponement if the final valuation date is not a trading day or a market disruption event exists on the final valuation date).

Daily Redemption Value:
The daily redemption value as of the inception date is equal to the stated face amount of $25.00 per ETN.  For any valuation date thereafter, the daily redemption value per ETN is equal to (a) the daily redemption value on the immediately preceding valuation date, multiplied by (b) the index factor on such valuation date, multiplied by (c) the fee factor on such valuation date. RBS Securities Inc. (the “calculation agent”) will determine the daily redemption value on each valuation date.    The calculation agent will publish the daily redemption value of the ETNs for each valuation date via NYSE Arca under the symbol “TCHI.NV.”
If the daily redemption value per ETN equals zero, the ETNs will be automatically accelerated on such day and will cease to be outstanding thereafter.  In such event, you will not receive any payment in respect of your investment and you will lose your entire investment in the ETNs.

Index Factor:
The index factor on any valuation date, including the final valuation date, will be equal to the Index closing level on such valuation date, divided by the Index closing level on the immediately preceding valuation date.

Fee Factor/Investor Fee:
The fee factor on any valuation date, including the final valuation date, will be equal to one minus the investor fee, which is the product of (a) the annual investor fee and (b) the day-count fraction.

Annual Investor Fee:
The annual investor fee will be equal to (a) 1.10% per annum when the Index is tracking the Benchmark Index and (b) 0.50% per annum when the Index is not tracking the Benchmark Index, and instead, is tracking the Cash Rate.

The daily redemption value payable at maturity or upon early repurchase or redemption of your ETNs will be reduced by the aggregate investor fee applicable to your ETNs.  As a result, the level of the Index must increase by an amount sufficient to offset such reduction in order for you to receive at least your initial investment at maturity or upon early repurchase or redemption.  If the level of the Index decreases or does not increase sufficiently, you will receive less, and possibly significantly less, than your initial investment at maturity or upon early repurchase or redemption.

 (key terms continued on next page)
The ETNs involve risks not associated with an investment in conventional debt securities.  See “Risk Factors” beginning on PS-18 of this pricing supplement.

The ETNs are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other government agency.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved the ETNs, or determined if this pricing supplement or the prospectus are truthful or complete.  Any representation to the contrary is a criminal offense.

* The agent for this offering, RBS Securities Inc. (“RBSSI”), is our affiliate.  We expect to issue $4,000,000 in face amount of the ETNs (equivalent to 160,000 ETNs) on the initial settlement date to be sold through RBSSI.  These ETNs and additional ETNs may be offered and sold from time to time by or through RBSSI and one or more dealers at a price that is higher or lower than the $25.00 stated face amount, based on the indicative value of the ETNs at that time.  We will receive proceeds equal to 100% of the offering price of the ETNs issued and sold after the inception date.  We have entered into an agreement with Pacer Financial, Inc. (“Pacer”) under which Pacer will receive a portion of the investor fee in consideration for its role in marketing the ETNs. The actual amount received by Pacer in a given year will depend on, among other things, the daily redemption value of ETNs then outstanding and the number and value of any other then-outstanding securities issued by RBS plc or its affiliates and marketed by Pacer.

In exchange for providing certain services relating to the distribution of the ETNs, RBSSI, a member of the Financial Industry Regulatory Authority (“FINRA”), may receive all or a portion of the investor fee.  See “Plan of Distribution (Conflicts of Interest)” in this pricing supplement for more information.

RBS Securities Inc.
April 13, 2012

(key terms continued from previous page)

Intraday “Indicative Value”:
The “indicative value” of the ETNs, which refers to the value of the ETNs at any given time, equals (a) the daily redemption value on the immediately preceding valuation date, multiplied by (b) the index factor at such time, multiplied by (c) the fee factor for the day on which such time occurs.  The Index calculation agent will publish the intraday “indicative value” of the ETNs every 15 seconds via NYSE Arca under the symbol “TCHI.IV.”

Day-Count Fraction:
On each valuation date, the day-count fraction is equal to the number of days from, but excluding, the immediately preceding valuation date to, and including, the applicable valuation date, divided by 365.

Index Closing Level:
The Index closing level on any valuation date will be the official closing level of the Index with respect to such valuation date reported on Bloomberg page “TPCHINUT <Index>” or any successor page on Bloomberg or any successor service, as applicable, or if the official closing level of the Index is not reported on such page, the official closing level of the Index with respect to such valuation date as published or otherwise made publicly available by the Index Sponsor or the Index calculation agent, in each case as determined by the calculation agent.  In certain circumstances, the Index closing level will be based on the alternative calculation of the Index as described under “Specific Terms of the ETNs—Discontinuation or Modification of the Index.”

Repurchase of the ETNs at Your Option:
Subject to the requirements described below, on any business day from, and including, the initial settlement date to, and including, April 10, 2042 you may offer the applicable minimum repurchase amount or more of your ETNs to RBS plc for repurchase.  The minimum repurchase amount will be equal to 20,000 ETNs for any single repurchase; provided that RBS plc may, in its sole discretion, from time to time, reduce the minimum repurchase amount.  Any such reduction will be applied on a consistent basis for all holders of the ETNs from the time the reduction becomes effective.  The trading day immediately following the date you offer your ETNs for repurchase will be the valuation date applicable to such repurchase.  If you elect to offer your ETNs for repurchase, and the requirements for acceptance by RBS plc are met, you will receive a cash payment on the applicable repurchase date in an amount equal to the daily redemption value on the relevant valuation date, calculated in the manner described herein.

Redemption of the ETNs at Our Option:
We will have the right to redeem, in our sole discretion, the ETNs in whole, but not in part, on any business day from, and including, the initial settlement date to, and including, April 16, 2042.  The trading day immediately following the date on which we deliver the irrevocable redemption notice will be the valuation date applicable to such redemption.  Upon any such redemption, you will receive a cash payment on the applicable redemption date in an amount equal to the daily redemption value on the relevant valuation date.  If we exercise our right to redeem the ETNs, we will deliver an irrevocable redemption notice to DTC (the holder of the global note) not less than five business days prior to the applicable redemption date.  The last day on which we can deliver a redemption notice is April 9, 2042.

Repurchase Mechanics:
To offer your ETNs for repurchase, you and your broker must deliver an irrevocable offer for repurchase and confirmation of repurchase to RBS plc and follow the procedures set forth under “Specific Terms of the ETNs—Repurchase at Your Option.” If your offer for repurchase is received by e-mail after 4:00 p.m. or if your signed confirmation of repurchase is received by fax after 5:00 p.m., New York City time, on a business day, you will be deemed to have made your offer for repurchase on the following business day.  If you otherwise fail to comply with these procedures, your offer will be deemed ineffective and RBS plc will not be obligated to repurchase your ETNs.  Unless the scheduled repurchase date is postponed as described herein, the final day on which RBS plc will repurchase your ETNs will be April 16, 2042.  You must offer your ETNs for repurchase no later than April 10, 2042 in order to have your ETNs repurchased on April 16, 2042.

Valuation Date:
Each business day from and including the inception date to and including the final valuation date.  If any valuation date is not a trading day or if a market disruption event exists on any valuation date, the valuation date (including the final valuation date) will be postponed for up to five business days as provided in this pricing supplement.

Repurchase Date:
The repurchase date for any ETNs will be the third business day immediately following the applicable valuation date.  Unless the scheduled repurchase date is postponed as described in this pricing supplement, the final day on which RBS plc will repurchase your ETNs will be April 16, 2042.  As such, you must offer your ETNs for repurchase no later than April 10, 2042.

Redemption Date:	The redemption date will be specified in the redemption notice and will not be less than five business days or more than ten business days after the date of the redemption notice.
Acceleration Upon Zero Daily Redemption Value
If the daily redemption value per ETN on any valuation date equals zero, the ETNs will be automatically accelerated on such day for an amount equal to the zero daily redemption value and will cease to be outstanding thereafter.  In such event, you will not receive any payment in respect of your investment and you will lose your entire investment in the ETNs.

Listing / Secondary Market:
The ETNs have been approved for listing on NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “TCHI,” subject to official notice of issuance.  If an active secondary market in the ETNs develops, we expect that investors will purchase and sell the ETNs primarily in this secondary market.  We have no obligation to maintain any listing on NYSE Arca or any other exchange.

Trading Day:
A trading day is a day on which (a) trading is generally conducted on NYSE Arca and the Exchange, and (b) the level of the Index is calculated and published, in each case as determined by the calculation agent.

Exchange:
Exchange means the exchange or quotation system, or any substitute exchange or quotation system, in which trading of the components of the Benchmark Index principally occurs, as determined by the Index Sponsor.

Business Day:
A business day is any day that is not a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law, executive order or governmental decree to be closed.

Index Calculation Agent:	Dow Jones Indexes, the marketing name and licensed trademark of CME Group Index Services LLC
Calculation Agent:	RBS Securities Inc.
Trustee:	Wilmington Trust Company
Securities Administrator:	Citibank, N.A.
CUSIP/ISIN:	78009P150 / US78009P1509

PS-i

ABOUT THIS PRICING SUPPLEMENT

As used in this pricing supplement, “RBS plc,” “we,” “us,” “our” and the “Bank” refer to The Royal Bank of Scotland plc, “RBSG” refers to The Royal Bank of Scotland Group plc, “Group” means The Royal Bank of Scotland Group plc together with its subsidiaries consolidated in accordance with International Financial Reporting Standards, “RBSSI” refers to RBS Securities Inc., and references to “dollars” and “$” are to United States dollars.

The ETNs are our unsecured and unsubordinated obligations issued as part of our RBS NotesSM program and guaranteed by RBSG.  RBS NotesSM is a service mark of The Royal Bank of Scotland N.V., one of our affiliates.

This pricing supplement sets forth certain terms of the ETNs and supplements the prospectus dated May 18, 2010 relating to our securities of which the ETNs are part.  This pricing supplement is a “prospectus supplement” referred to in the prospectus.  You may access the prospectus on the Securities and Exchange Commission (“SEC”) website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated May 18, 2010:

http://www.sec.gov/Archives/edgar/data/729153/000095010310001492/dp17682_424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 729153.

This pricing supplement, together with the prospectus described above, contains the terms of the ETNs and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in this pricing supplement, as the ETNs involve risks not associated with conventional debt securities.  You should consult your investment, legal, tax, accounting and other advisers before deciding to invest in the ETNs.

It is important for you to read and consider all information contained in this pricing supplement and the accompanying prospectus in making your investment decision.  You should also read and consider the information contained in the documents identified in “Where You Can Find More Information” in the accompanying prospectus.

We have not authorized anyone to provide information other than that which is contained in this pricing supplement and the accompanying prospectus with respect to the ETNs.  We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you.  This document may only be used where it is legal to sell these ETNs.  We are offering to sell these ETNs and seeking offers to buy these ETNs only in jurisdictions where offers and sales are permitted.

The information set forth in this pricing supplement is directed to prospective purchasers who are United States residents.  We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under foreign law that may affect the purchase of or holding of, or receipt of payments on, the ETNs.  These persons should consult their own legal and financial advisors concerning these matters.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

RBSG is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, RBSG files reports and other information with the SEC.  You may read and copy these documents at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.  The SEC also maintains an Internet website that contains reports and other information regarding RBSG that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at www.sec.gov.  You can find information RBSG has filed with the SEC by reference to file number 1-10306.

The SEC allows us to incorporate by reference much of the information RBSG files with it, which means that we and RBSG can disclose important information to you by referring you to those publicly available documents.  The information that we and RBSG incorporate by reference in this pricing supplement is considered to be part of this pricing supplement.  Because we and RBSG are incorporating by reference future filings with the SEC, this pricing supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this pricing supplement.  This means that you must look at all of the SEC filings that we and RBSG incorporate by reference to determine if any of the statements in this pricing supplement or in any document previously incorporated by reference have been modified or superseded.  This pricing supplement incorporates the Annual Report on Form 20-F of RBSG for the year ended December 31, 2011, filed on March 27, 2012, all Form 6-Ks filed with the SEC subsequent to such Annual Report that are specifically incorporated by reference into the Registration Statement of which this pricing supplement is a part, all subsequent Annual Reports filed on Form 20-F and any future filings we or RBSG make with the SEC (including any Form 6-Ks RBSG subsequently files with the SEC and specifically incorporates by reference into this pricing supplement) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are identified in such filing as being specifically incorporated by reference into the Registration Statement of which this pricing supplement is a part until we and RBSG complete our offering of the ETNs to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these ETNs.

You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at:

The Royal Bank of Scotland plc
RBS Gogarburn
P.O. Box 1000
EH12 1HQ Edinburgh, Scotland
+44-131-626-0000

SUMMARY

The following summary answers some questions that you might have regarding the ETNs in general terms only.  It does not contain all the information that may be important to you.  You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus.  References to the “prospectus” mean the accompanying prospectus dated May 18, 2010.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in this pricing supplement.  In addition, we urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the ETNs.

We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs.  We may consolidate the additional ETNs to form a single class with the outstanding ETNs. However, we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time.  If we stop selling additional ETNs, the price and liquidity of the ETNs in the secondary market could be materially and adversely affected.  See “Risk Factors—We are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time.”

What are the ETNs and how do they work?

The ETNs are unsecured and unsubordinated obligations of The Royal Bank of Scotland plc (“RBS plc”), and are fully and unconditionally guaranteed by The Royal Bank of Scotland Group plc (“RBSG”).  The return on the ETNs is linked to the performance of the RBS China Trendpilot™ Index (USD) (the “Index”).

We will not pay you interest during the term of the ETNs.  The ETNs do not have a minimum redemption or repurchase value and are fully exposed to any decline in the Index.  Depreciation of the Index will reduce your payment at maturity or upon early repurchase or redemption of your ETNs, and you could lose your entire investment.

In addition, the daily redemption value, which is payable at maturity or upon early repurchase or redemption of your ETNs, will be reduced by the aggregate investor fee applicable to your ETNs.  As a result, the level of the Index must increase by an amount sufficient to offset such reduction in order for you to receive at least your initial investment at maturity or upon early repurchase or redemption.  If the level of the Index decreases or does not increase sufficiently, you will receive less, and possibly significantly less, than the amount of your initial investment at maturity or upon early repurchase or redemption.

For a description of how the payment at maturity and upon early repurchase or redemption, respectively, is calculated, please refer to the “Specific Terms of the ETNs—Payment at Maturity” and “Specific Terms of the ETNs—Payment upon Repurchase or Redemption” in this pricing supplement.

The denomination and stated face amount of each ETN is $25.00.  Any ETNs issued in the future may be issued at a price higher or lower than the stated face amount, based on the indicative value of the ETNs at that time (which is determined in the manner described in “Valuation of the ETNs” below).  You will not have the right to receive physical certificates evidencing your ownership, except under limited circumstances.  Instead, we will issue the ETNs in the form of a global certificate, which will be held by The Depository Trust Company (“DTC”) or its nominee.  Direct and indirect participants in DTC will record beneficial ownership of the ETNs by individual investors.  Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the ETNs through the accounts those systems maintain with DTC.  You should refer to the section “Specific Terms of the ETNs—Forms of the ETNs” below and the sections “Description of Debt Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus.

In addition, unlike ordinary debt securities, the ETNs are not principal protected and do not pay interest.  Any payment on the ETNs is subject to the creditworthiness (i.e., the ability to pay) of RBS plc, as the issuer of the ETNs, and RBSG, as the guarantor of the issuer’s obligations under the ETNs.

What is the Index and who publishes the level of the Index?

The Index was created by The Royal Bank of Scotland plc, as index sponsor (the “Index Sponsor”).  The Index was established on February 27, 2012 (the “Index inception date”) with an Index closing level equal to 6,075.54.  The Index was developed with a base value of 997.14 (the “Index Base Value”) on September 10, 2002 (the “Index Base Date”).

The Index utilizes a systematic trend-following strategy that provides exposure to either the BNY Mellon China Select ADR Total Return IndexSM (Bloomberg symbol “BKTCNT <Index>”) (the “Benchmark Index”) or the yield on a hypothetical notional investment in 3-month U.S. Treasury bills as of the most recent weekly auction (the “Cash Rate” and, together with the Benchmark Index, the “Index Components”), depending on the relative performance of the Benchmark Index on a simple historical moving average basis.  If the closing level of the Benchmark Index is at or above its historical 100-Index business day simple moving average for three consecutive Index business days (which we refer to in this pricing supplement as a “positive trend”), the Index will track the return on the Benchmark Index and will have no exposure to the Cash Rate until two Index business days after a negative trend occurs.  Conversely, if the closing level of the Benchmark Index is below its historical 100-Index business day simple moving average for three consecutive Index business days (which we refer to in this pricing supplement as a “negative trend”), then the Index will track the Cash Rate and will have no exposure to the Benchmark Index until two Index business days after the next positive trend occurs.  As of the date of this pricing supplement, the Index tracks the Benchmark Index.

The trend of the Benchmark Index on any Index business day (the “Benchmark Index Trend”) is determined by comparing (a) the closing level for the Benchmark Index on such Index business day (the “Benchmark Index Closing Level”) to (b) the simple moving average of the Benchmark Index for the 100-Index business day period ending on, and including, such Index business day (the “Benchmark Index Simple Moving Average”).  For any Index business day, the Benchmark Index Trend will be “positive” if the Benchmark Index Closing Level is equal to or greater than the Benchmark Index Simple Moving Average for each of the three consecutive Index business days ending on, and including, such Index business day.  Conversely, the Benchmark Index Trend will be “negative” for any Index business day if the Benchmark Index Closing Level is less than the Benchmark Index Simple Moving Average for each of the three consecutive Index business days ending on, and including, such Index business day.  If neither of those conditions is satisfied, then the Benchmark Index Trend will be the same as the Benchmark Index Trend on the immediately preceding Index business day.

Thus, the Benchmark Index Trend will switch only if there have been three consecutive Index business days where the Benchmark Index Closing Levels have been uniformly (a) below the Benchmark Index Simple Moving Average, in the case of the Benchmark Index Trend switching from positive to negative or (b) at or above the Benchmark Index Simple Moving Average, in the case of the Benchmark Index Trend switching from negative to positive.  The Index will implement the change in the reference exposure at the open of trading on the second Index business day immediately following the Index business day on which the Benchmark Index Trend switches from positive to negative or from negative to positive, as the case may be.

An “Index business day” means any day on which the Exchange is scheduled to open for its regular trading sessions for at least three hours, in accordance with its holidays and hours schedule.  Columbus Day and Veteran’s Day are each an “Index business day.”

“Exchange” means the exchange or quotation system, or any substitute exchange or quotation system, in which trading of the components of the Benchmark Index principally occurs, as determined by the Index Sponsor.

Dow Jones Indexes, the marketing name and licensed trademark of CME Group Index Services LLC, or another party designated by the Index Sponsor, will act as the calculation agent for the Index (the “Index calculation agent”) and will be responsible for determining the Benchmark Index Trend, and for calculating and publishing the level of the Index on each Index business day, unless there is a disrupted day as described under “The Index—Index Disruption Events” below.  The Index closing level will generally be displayed on Bloomberg page “TPCHINUT <Index>” (or on any successor page) by no later than 8:00 p.m. (New York City time) on each Index business day.

RBS plc is the Index Sponsor, and an affiliate of RBSG and RBSSI.

For more information, please refer to “The Index” and “The Index—The Benchmark Index” in this pricing supplement.

Will I receive interest on my ETNs?

No.  We will not make any periodic payments of interest or any other payments on the ETNs during the term of the ETNs.  Unless you elect to have your ETNs repurchased by us or we elect to redeem your ETNs, you will not receive any payments on the ETNs prior to maturity of the ETNs.

What will I receive at maturity of the ETNs and how is that amount calculated?

Unless your ETNs have been previously repurchased or redeemed by us, the ETNs will mature on April 18, 2042, subject to postponement if such day is not a business day or if the final valuation date is postponed as described below.  However, if the daily redemption value per ETN on any valuation date equals zero, the ETNs will be automatically accelerated on such day for an amount equal to the zero daily redemption value and will cease to be outstanding thereafter.  In such event, you will not receive any payment in respect of your investment and you will lose your entire investment in the ETNs.  Further details on the conditions and the procedures applicable to any such repurchase or redemption are set forth in this pricing supplement.

If your ETNs have not been previously repurchased or redeemed by us, at maturity you will receive a cash payment in an amount equal to the daily redemption value of your ETNs on April 15, 2042 (the “final valuation date”).  RBSSI, acting as calculation agent, will determine such daily redemption value in the manner described under “—How is the daily redemption value for my ETNs calculated?” below and “Specific Terms of the ETNs—Daily Redemption Value” in this pricing supplement.

If the final valuation date is not a trading day or if a market disruption event exists on the final valuation date, then the calculation agent will postpone the determination of the daily redemption value for the final valuation date by up to five business days, in which case the maturity date will be postponed to the third business day immediately following the final valuation date, as postponed, and the calculation agent will determine the daily redemption value as described under “Specific Terms of the ETNs—Postponement of a Valuation Date” in this pricing supplement.  In the event that payment at maturity is deferred beyond the stated maturity date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

For more information on market disruption events and their effect on the calculation of the payment you will receive at maturity, see “Specific Terms of the ETNs—Payment at Maturity” and “Specific Terms of the ETNs—Postponement of a Valuation Date” in this pricing supplement.

Any payment at maturity is subject to the ability of RBS plc, as the issuer of the ETNs, and RBSG, as the guarantor of the issuer’s obligations under the ETNs, to pay their respective obligations as they become due.

Will I get all of my investment back at maturity?

The ETNs are not principal protected.  If your ETNs have not been previously repurchased or redeemed by us, at maturity you will receive a cash payment equal to the daily redemption value of your ETNs, determined as described in this pricing supplement.  Such daily redemption value may be more or less than the stated face amount of your ETNs or the price that you paid for them.  You may not get the face amount at maturity, and you may lose some or all of your investment.

Further, any payment on the ETNs is subject to the ability of RBS plc, as the issuer of the ETNs, and RBSG, as the guarantor of the issuer’s obligations under the ETNs, to pay their respective obligations as they become due.

When can my ETNs be repurchased or redeemed and how is the amount payable upon repurchase or redemption calculated?

Subject to certain restrictions, on any business day from, and including, the initial issuance of the ETNs on the initial settlement date to, and including, April 10, 2042, you may offer your ETNs to us for repurchase.  If you choose to offer your ETNs for repurchase, you must offer at least the applicable minimum repurchase amount to us for repurchase on any repurchase date in accordance with the procedures described under “—How do I offer my ETNs for repurchase by RBS plc?” below.  The minimum repurchase amount will be equal to 20,000 ETNs for any single repurchase; provided that RBS plc may, in its sole discretion, from time to time, reduce the minimum repurchase amount.  Any such reduction will be applied on a consistent basis for all holders of the ETNs from the time the reduction becomes effective.  Subject to any reduction in the minimum repurchase amount by RBS plc, if you offer at least 20,000 ETNs to us for repurchase and fulfill the repurchase procedures described under “—How do I offer my ETNs for repurchase by RBS plc?” below, we will be obligated to repurchase your ETNs on the applicable repurchase date.

In addition, we may, in our sole discretion, redeem the ETNs, in whole but not in part, at any time during the period from, and including, the initial settlement date to, and including, April 16, 2042.  If we exercise our right to redeem the ETNs, we will deliver an irrevocable redemption notice to DTC (the holder of the global note) not less than five business days prior to the applicable redemption date.  The last day on which we can deliver a redemption notice is April 9, 2042.

If your ETNs are repurchased or redeemed, on the corresponding repurchase date or redemption date, as the case may be, you will receive a cash payment on such date in an amount per ETN equal to the daily redemption value of the ETNs on the applicable valuation date.  The calculation agent will determine the daily redemption value in the manner described under “—How is the daily redemption value for my ETNs calculated?” below and “Specific Terms of the ETNs—Daily Redemption Value” in this pricing supplement.

The repurchase date applicable to any repurchase will be the third business day immediately following the valuation date for such repurchase.  The redemption date will be specified in the redemption notice and will not be less than five business days or more than ten business days after the date of the redemption notice.  The applicable valuation date will be:

•
in the case of a repurchase of ETNs at your option, the trading day immediately following the business day on which you make, or are deemed to have made, your offer and confirmation to us to repurchase your ETNs; and

•	in the case of a redemption, the trading day immediately following the business day on which we deliver the relevant redemption notice to DTC (the holder of the global note).

If a valuation date for any repurchase or redemption is not a trading day or if a market disruption event exists on such valuation date, then the calculation agent will postpone the valuation date as described under “Specific Terms of the ETNs—Postponement of a Valuation Date” by up to five business days.  If any valuation date is postponed, the repurchase date or redemption date, as the case may be, will be postponed to the third business day immediately following such valuation date, as postponed, and the calculation agent will determine the daily redemption value as described under “Specific Terms of the ETNs—Postponement of a Valuation Date” in this pricing supplement.  In the event that payment upon repurchase or redemption by RBS plc is deferred beyond the original repurchase date or redemption date, as the case may be, as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.  For more information on market disruption events and their effect on the calculation of the payment you will receive at maturity, see “Specific Terms of the ETNs—Payment upon Repurchase or Redemption” and “Specific Terms of the ETNs—Postponement of a Valuation Date” in this pricing supplement.

Any payment upon repurchase of the ETNs is subject to the ability of RBS plc, as the issuer of the ETNs, and RBSG, as the guarantor of the issuer’s obligations under the ETNs, to pay their respective obligations as they become due.

Can my ETNs be accelerated?

If the daily redemption value per ETN on any valuation date equals zero, the ETNs will be automatically accelerated on such day for an amount equal to the zero daily redemption value and will cease to be outstanding thereafter.  In such event, you will not receive any payment in respect of your investment and you will lose your entire investment in the ETNs.

How do I offer my ETNs for repurchase by RBS plc?

If you wish to offer your ETNs to us for repurchase, you and your broker must follow the following procedures:

•
Your broker must deliver an irrevocable offer for repurchase, a form of which is attached as Annex A to this pricing supplement, to us by e-mail at ETNUSCorpActions@rbs.com.  If your offer for repurchase is received by us after 4:00 p.m., New York City time, on a business day, you will be deemed to have delivered your offer for repurchase on the following business day.

•
In addition to the offer for repurchase, your broker must deliver a completed and signed irrevocable confirmation of repurchase, a form of which is attached as Annex B, to us by facsimile by 5:00 p.m., New York City time, on the same day.  If your irrevocable confirmation of repurchase is received after 5:00 p.m., New York City time, you will be deemed to have delivered your confirmation of repurchase on the following business day.  One portion of the confirmation of repurchase must be completed by you as beneficial owner of the ETNs, and the other portion must be completed by your broker.  You must offer at least 20,000 ETNs for any single repurchase by us on any repurchase date; provided that RBS plc may, in its sole discretion, from time to time, reduce the minimum repurchase amount.  We must acknowledge receipt from your broker in order for your offer to be effective.

•	Your broker must book a delivery versus payment trade with respect to your ETNs on the applicable valuation date at a price equal to the applicable daily redemption value, facing us.

•
Your broker must cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable repurchase date (which is the third business day following the relevant valuation date).

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers.  Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the ETNs in respect of such deadlines.  Any repurchase instructions that we receive in accordance with the procedures described above will be irrevocable.

What are the differences among the trading price or market price, the indicative value and the daily redemption value of the ETNs?

Term	Ticker (NYSE Arca)	What does it mean?	Frequency of dissemination	How determined?
Trading price or market price	TCHI	The price at which buyers and sellers execute transactions in the ETNs in the secondary market.	The “best bid” and the “best offer” are disseminated continuously during regular exchange hours on the NYSE Arca
Trades are generally effected on the NYSE Arca at a price between the current “best bid” and “best offer.”

The “best bid” is the lowest price at which an investor is offering to sell ETNs.   (Our obligation to repurchase ETNs at the daily redemption value is intended to induce arbitrageurs to counteract any trading of the ETNs at a price lower than their indicative value, but there can be no assurance that arbitrageurs will do so.)

The “best offer” is the highest price at which an investor is offering to purchase ETNs.  (To the extent we stand ready to issue and sell additional ETNs at their indicative value or daily redemption value, we expect arbitrageurs will be induced to counteract any trading of the ETNs at a price higher than their indicative value, but there can be no assurance that arbitrageurs will do so.  If we were to suspend the issuance of additional ETNs, the ETNs might trade at a premium to their indicative value.)

Intraday “indicative value”	TCHI.IV
Meant to approximate the intrinsic economic value of the ETNs at any given time.  The indicative value will generally not be the same as the daily redemption value, because the indicative value fluctuates with the level of the Index and is not calculated at the same time as the daily redemption value (except at the close on the applicable valuation date).
During regular exchange hours on the NYSE Arca (and disseminated every 15 seconds)
The “indicative value” of the ETNs at any given time equals:

☐ the daily redemption value on the immediately preceding valuation date, multiplied by
☐ the index factor at such time, multiplied by
☐ the fee factor for the day on which it is calculated.

Daily redemption value	TCHI.NV	The price we will pay holders at maturity upon early repurchase or upon redemption of the ETNs.	Daily on www.rbs.com/etnus
The daily redemption value is determined using the same formula as the indicative value, but it is calculated as of the close on the applicable valuation date.  The  applicable valuation date occurs at least one day after you confirm your offer to us to repurchase or we deliver a notice to redeem.

See “—What will I receive if I sell my ETNs in the secondary market?” below and “Risk Factors—The intraday indicative value and the daily redemption value are not the same as the trading price or market price of the ETNs in the secondary market.”

Where can I find the level of the Index and the Benchmark Index?

The level of the Index is reported on Bloomberg under the ticker symbol “TPCHINUT <Index>.”  The Index provides exposure to either the BNY Mellon China Select ADR Total Return IndexSM (Bloomberg symbol “BKTCNT <Index>”) or the yield on a hypothetical notional investment in 3-month U.S. Treasury bills as of the most recent weekly auction.

How is the daily redemption value for my ETNs calculated?

RBS Securities Inc.(“RBSSI”), as the calculation agent for the ETNs, will calculate the amount payable at maturity or upon early repurchase or redemption by us of your ETNs, which will be equal to the daily redemption value of your ETNs on the applicable valuation date.

The daily redemption value as of April 13, 2012, the inception date of the ETNs, is equal to the stated face amount of $25.00 per ETN.  For any valuation date thereafter, the daily redemption value per ETN will be equal to:

•	the daily redemption value on the immediately preceding valuation date, multiplied by

•	the index factor (as defined below) on such valuation date, multiplied by

•	the fee factor (as defined below) on such valuation date.

The “index factor” on any valuation date, including the final valuation date, will be equal to the Index closing level on such valuation date, divided by the Index closing level on the immediately preceding valuation date.

The “fee factor” on any valuation date, including the final valuation date, will be equal to one minus the investor fee, which is equal to the product of (a) the annual investor fee and (b) the day-count fraction.

The “annual investor fee” will be equal to (a) 1.10% per annum when the Index is tracking the Benchmark Index and (b) 0.50% per annum when the Index is not tracking the Benchmark Index, and instead, is tracking the Cash Rate.

On each valuation date, the “day-count fraction” is equal to the number of days from, but excluding, the immediately preceding valuation date to, and including, the applicable valuation date, divided by 365.

See “Specific Terms of the ETNs—Daily Redemption Value” in this pricing supplement for further information on calculation of the daily redemption value.

The daily redemption value payable at maturity or upon early repurchase or redemption of your ETNs is reduced by the aggregate investor fee applicable to your ETNs.  As a result, the level of the Index must increase by an amount sufficient to offset such reduction in order for you to receive at least the initial amount of your investment at maturity or upon early repurchase or redemption.  If the level of the Index decreases or does not increase sufficiently, you will receive less, and possibly significantly less, than the initial amount of your investment at maturity or upon early repurchase or redemption.  In addition, if the daily redemption value per ETN equals zero, the ETNs will be automatically accelerated on such day and will cease to be outstanding thereafter.  In such event, you will not receive any payment in respect of your investment and you will lose your entire investment in the ETNs.

Can I sell my ETNs in the secondary market?

The ETNs have been approved for listing on NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “TCHI,” subject to official notice of issuance.  If an active secondary market in the ETNs develops, we expect that investors will purchase and sell the ETNs primarily in this secondary market.  However, there is no guarantee that an active secondary market in the ETNs will develop.  On the initial settlement date, we expect to issue $4,000,000 in face amount of the ETNs (equivalent to 160,000 ETNs) to be sold through RBSSI.  There will be no liquidity in the ETNs until the ETNs are sold by RBSSI.  In addition, we are not required to maintain any listing of the ETNs on NYSE Arca or any other exchange.  We have the ability to delist the ETNs and trade them in the secondary market.  Accordingly, there may be little or no secondary market for the ETNs.

What will I receive if I sell my ETNs in the secondary market?

If you sell ETNs in the secondary market, if any, you will receive the market price of the ETNs, which may be more or less than the stated face amount, the indicative value or the daily redemption value of your ETNs, and which may be more or less than what you paid for them.

The ETNs may trade at a premium if we suspend the issuance of additional ETNs.  See “Risk Factors—We are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time.”   We may redeem all the ETNs at our option even if the ETNs are trading in the secondary market at a premium over their indicative value or daily redemption value.  See “Risk Factors—We may redeem your ETNs at our option.”

Paying a premium price over the indicative value of the ETNs could lead to significant losses in the event you sell such ETNs at a time when that premium is no longer present in the marketplace, or in the event the ETNs are redeemed at our option (in which case you will receive a cash payment in an amount equal to the daily redemption value on the applicable valuation date).

Who will determine the daily redemption value and the payment at maturity or upon early repurchase or redemption of my ETNs?

We have appointed our affiliate, RBSSI, to act as calculation agent for the ETNs.  As calculation agent, RBSSI will determine the daily redemption value and the payment at maturity or upon early repurchase or redemption of your ETNs.  Under some circumstances, RBSSI’s duties as calculation agent could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent.  For example, the calculation agent may be required, due to events beyond our control, to adjust any of these calculations, which we describe under “Specific Terms of the ETNs—Postponement of a Valuation Date” and “Specific Terms of the ETNs—Discontinuation or Modification of the Index.”

What is the relationship among RBS plc, RBSG and RBSSI?

RBSSI is an affiliate of RBS plc and RBSG.  RBSSI will act as calculation agent for the ETNs, and is acting as agent for this offering.  On the initial settlement date, we expect to issue $4,000,000 in face amount of the ETNs (equivalent to 160,000 ETNs) to be sold through RBSSI.  RBSSI will conduct any offering of ETNs in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate.  See “Risk Factors—Risks Relating to the ETNs—Hedging and trading activities by us or our affiliates could affect prices of ETNs,” “Risk Factors—Risks Relating to the ETNs—Potential conflicts of interest between holders of the ETNs and the calculation agent” and “Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

What are some of the risks of investing in the ETNs?

Investing in the ETNs involves a number of risks.  We have described some of the risks relating to the ETNs under the heading “Risk Factors” in this pricing supplement, which you should read before making an investment in the ETNs.

Some selected risk considerations include:

•
Credit risk of the issuer. Because you are purchasing a security issued by us, you are assuming the risk that we may be unable to pay our obligations to you as they become due and payable.  In addition, because the ETNs are fully and unconditionally guaranteed by RBSG, you are also assuming the risk that RBSG will be unable to pay amounts due to you under the ETNs in the event we fail to make any payment required by the terms of the ETNs.

•
Market risk.  The return on the ETNs will depend on the performance of the Index (which, in turn, will depend on the performance of the Benchmark Index and the Cash Rate) and other market conditions (general economic conditions, interest rates, time remaining to maturity of the ETNs, our and RBSG’s creditworthiness, trading volatility, etc.).  As with various exchange traded securities (including stocks or depositary receipts), the market price of ETNs may be influenced by various factors.  In particular, an investment in the ETNs carries the risks associated with the Index’s systematic trend-following strategy, which generally seeks to capitalize on positive trends, if any, in the Benchmark Index.  That strategy may perform poorly in non-trending markets characterized by short term volatility as discussed under “Risk Factors—Risks Relating to the Index and the Benchmark Index—The Index is expected to perform poorly in volatile markets, especially over short-term periods” in this pricing supplement.  In addition, during periods when the Index is tracking the Benchmark Index, the Index will reflect any decreases in the level of the Benchmark Index; any such decrease may be significant and may result in a loss to an investor.  The ETNs may also generate negative returns when the Index is tracking the Cash Rate if the Cash Rate is less than the investor fee.  There is no guarantee of any return to an investor in the ETNs.

•
Emerging equity markets risk.  The equity securities comprising the Benchmark Index have been issued by companies incorporated in the People’s Republic of China and/or owned by the Chinese government.  Investments in securities linked to the value of the equity securities comprising the Benchmark Index involve risks associated with the securities markets in the People’s Republic of China, and these risks include risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.  The prices of securities in emerging markets may be affected by political, economic, financial and social factors in those countries, including the People’s Republic of China, or the global region, including changes in government, economic and fiscal policies and currency exchange laws. Countries with emerging markets, such as the People’s Republic of China, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. In addition, the Chinese economy may be highly vulnerable to changes in local or global trade conditions, and may suffer from a risk in the Chinese government’s debt burden. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the Chinese economy may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, labor conditions and self-sufficiency.  It may also be more costly and difficult to enforce the laws or regulations of a foreign country or trading facility, and it is possible that the foreign country or trading facility may not have laws or regulations which adequately protect the rights and interests of investors in the securities comprising the Benchmark Index.  Any of the above factors may have an adverse impact on the market price of the Depositary Receipts (as defined below) and hence the level of the Benchmark Index, and therefore, the level of the Index and the value of the ETNs.

•
Concentration risk. Because the securities comprising the Benchmark Index are determined based, among other things, on their market capitalization, from time to time, the Benchmark Index may be comprised of securities that are heavily weighted among a small number of companies.  For example, as of April 10, 2012, the Benchmark Index consisted of the following companies with their corresponding weights within the Benchmark Index shown in parentheses: China Mobile Limited (11.14%); PetroChina Company Limited (7.68%); CNOOC Limited (7.59%); Baidu, Inc. (6.63%); China Life Insurance Company Limited (6.11%); and China Petroleum & Chemical Corporation (5.89%).  Consequently, the performances of these companies will have a greater impact on the level of the Benchmark Index, and therefore, the value of the ETNs.  You should be willing and able to bear such concentration risks if you invest in the ETNs.

•
Risks relating to Depositary Receipts.  The equity securities comprising the Benchmark Index include depositary receipts, which are quoted and traded in U.S. dollars on exchanges in the United States (the “Depositary Receipts”).  In addition to currency and other risks associated with investing in emerging market securities, factors that may result in a price discrepancy between a Depositary Receipt and its underlying stock include, but are not limited to, the following: (i) demand for the underlying stock in the United States exceeding the supply of available Depositary Receipts available for purchase in the United States, whether as a result of regulation impacting the deposit of additional shares of underlying stock for conversion into Depositary Receipts, government restrictions on foreign ownership limits on the underlying stock, investment restrictions, capital control regulations, a delisting of the Depositary Receipts, tax laws, or other factors and (ii) lack of fungibility between a Depositary Receipt and the underlying stock (in other words, shares of underlying stock may not be able to be seamlessly deposited for conversion into Depositary Receipts and vice versa), whether as a result of regulation, government controls, transaction costs, differences in trading hours between the currencies and securities exchanges in the local jurisdiction and the U.S. exchanges, or other factors).  Any of the above factors may have an adverse impact on the market price of the Depositary Receipts and hence the level of the Benchmark Index, and therefore, the level of the Index and the value of the ETNs.

•
Currency risk relating to Depositary Receipts.  The equity securities comprising the Benchmark Index include Depositary Receipts, which are quoted and traded in U.S. dollars on exchanges in the United States.  Each Depositary Receipt generally represents an ownership interest in shares (or a fraction of a share) of an underlying stock that may be quoted and traded in its local jurisdiction (specifically, the People’s Republic of China) in a foreign currency (currently, the Hong Kong Dollar, and if applicable, the Chinese renminbi).  Supply, demand and market conditions aside, the market prices of the Depositary Receipts tend to reflect the U.S. dollar equivalent of the prices of their underlying stocks (in other words, the price of a Depositary Receipt and its underlying stock should be the same, after taking into account the applicable currency exchange rate and the Depositary Receipt conversion ratio), these prices often diverge under various circumstances, resulting in a Depositary Receipt trading either at a premium or at a discount to its underlying stock.  Consequently, you may be exposed to currency exchange rate risk with respect to the Hong Kong Dollar and the Chinese renminbi, if applicable, each relative to the U.S. dollar.  Your exposure to such currency exchange rate risk will depend on the extent to which the Hong Kong Dollar and Chinese renminbi, if applicable, strengthens or weakens against the U.S. dollar.  You will also be exposed to volatility in the currency exchange rate fluctuation between the U.S. dollar and the Hong Kong Dollar and the Chinese renminbi, if applicable.  Factors that may impact currency exchange rate fluctuations include existing and expected inflation rates, existing and expected interest rate levels, the extent of governmental surpluses or deficits in the People’s Republic of China, and government intervention in the currency markets, including whether a particular currency exchange rate is fixed or allowed to float.  In recent years, exchange rates between the U.S. dollar and the Hong Kong Dollar and the Chinese renminbi have been highly volatile, and this volatility may continue in the future.  These risks generally depend on economic and political events over which we have no control.  Assuming all other relevant factors remain constant, any strengthening of the U.S. dollar against the Hong Kong Dollar or the Chinese renminbi, if applicable, will have an adverse impact on the market price of the Depositary Receipts and hence the level of the Benchmark Index, and therefore the level of the Index and the value of the ETNs.

•
A trading market for the ETNs may not develop.  Although the ETNs have been approved for listing on NYSE Arca under the ticker symbol “TCHI,” subject to official notice of issuance, there is no guarantee of secondary market liquidity.  On the initial settlement date, we expect to issue $4,000,000 in face amount of the ETNs (equivalent to 160,000 ETNs) to be sold through RBSSI.  There will be no liquidity in the ETNs until the ETNs are sold by RBSSI.  Even if a secondary market does develop, it may not be liquid and may not continue for the term of the ETNs.  In addition, no assurances can be given as to the continuation of the listing during the term of the ETNs.  We are not required to maintain any listing of the ETNs on NYSE Arca or any other exchange or quotation system.

•
Uncertain payment of your investment.  The ETNs are not principal protected, which means there is no guaranteed return of your investment.  You may receive less than the face amount of your ETNs at maturity or upon early repurchase or redemption.  If the level of the Index decreases, or does not increase by an amount sufficient to offset the investor fee, you will receive less, and possibly significantly less, than your original investment in the ETNs.  Any payment on the ETNs is subject to the creditworthiness of RBS plc, as issuer, and RBSG, as guarantor.

•	No interest payments. You will not receive any periodic interest payments on the ETNs.

•
Restrictions on your ability to offer ETNs for repurchase by us.  Unless the minimum repurchase amount has been reduced by RBS plc, you must offer at least 20,000 ETNs to us for any single repurchase and satisfy the other requirements described herein for your offer for repurchase to be considered.

•
Your offer for repurchase is irrevocable.  You will not be able to rescind your offer for repurchase after it is received by RBS plc, so you will be exposed to market risk in the event market conditions change after RBS plc receives your offer.

•
Issuer call risk.  Your ETNs may be redeemed at our option, in whole but not in part, at any time during the period from, and including, the initial settlement date to, and including, April 16, 2042.  If we elect to redeem your ETNs, you will receive a cash payment in an amount equal to the daily redemption value on the applicable valuation date, and you may not be able to reinvest your proceeds in a comparable investment.

Who invests in the ETNs?

The ETNs are not suitable for all investors.  You may consider an investment in the ETNs if:

•
you are seeking exposure to the Depositary Receipts representing Chinese emerging market equity securities which comprise the Benchmark Index, as represented by the Index when it is tracking the Benchmark Index, and you believe that the level of the Index will increase by an amount sufficient to offset the aggregate investor fee applicable to the ETNs and provide you with a satisfactory return on your investment during the term of your holding of the ETNs;

•
you are willing to accept exposure to the yield on a hypothetical notional investment in 3-month U.S. Treasury bills, as represented by the Index when it is tracking the Cash Rate, perhaps for an extended period of time;

•
you are willing to risk losing some or all of your initial investment in exchange for the opportunity to benefit from the appreciation, if any, in the level of the Index over the term of your holding of the ETNs;

•	you do not seek a current income stream from this investment;

•
you are willing to be exposed to fluctuations in the prices of the securities comprising the Benchmark Index and interest rates, in general, and the levels of the Index and the Benchmark Index, in particular; and

•	you are willing to make an investment, the payments on which depend on the creditworthiness of RBS plc, as the issuer of the ETNs, and RBSG, as the guarantor.

The ETNs may not be a suitable investment for you if:

•	you believe the level of the Index will decrease or will not increase by an amount sufficient to offset the aggregate investor fee applicable to your ETNs during the term of your holding of the ETNs;

•
you are unwilling to accept the possibility of an exposure to the yield on a hypothetical notional investment in 3-month U.S. Treasury bills, as represented by the Index when it is tracking the Cash Rate, for an extended period of time;

•	you seek a guaranteed return of your invested principal;

•	you seek current income from your investment;

•
you are not willing to be exposed to fluctuations in the prices of the securities comprising the Benchmark Index and interest rates, in general, and the levels of the Index and the Benchmark Index, in particular;

•	you prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings; or

•	you are unwilling or unable to assume the credit risk associated with RBS plc, as the issuer of the ETNs, and RBSG, as the guarantor.

You should carefully consider whether the ETNs are suited to your particular circumstances before you decide to purchase them.  In addition, we urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the ETNs.

Does an investment in the ETNs entitle you to any ownership interests in the issuers of the securities comprising the Benchmark Index, or in U.S. Treasury bills?

No.  An investment in the ETNs does not entitle you to any ownership interest or rights in the securities comprising the Benchmark Index, nor does it entitle you to any ownership interest or rights in any U.S. Treasury bills.  You will not have any voting rights with respect to any of the securities comprising the Benchmark Index, will not receive dividend payments or other distributions or have any other interest or rights in any securities comprising the Benchmark Index, nor will you have any rights to receive interest on any U.S. Treasury bills, merely as a result of your ownership of the ETNs.

What are the tax consequences of an investment in the ETNs?

You should review carefully the section in this pricing supplement entitled “U.S. Federal Income Tax Consequences.”

For a discussion of United Kingdom tax considerations relating to the ETNs, you should review the section in this pricing supplement entitled “Taxation in the United Kingdom.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the ETNs, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

How have the Index and the Benchmark Index performed historically?

Retrospectively calculated and actual historical Index data, along with comparisons to the Benchmark Index, the Cash Rate and certain other indices are provided in the section “The Index—Retrospectively Calculated and Actual Historical Index Performance” in this pricing supplement.

Because the Index was only created on February 27, 2012, the Index has limited actual history.  BNY Mellon® launched the Benchmark Index on November 20, 2007.  The Index Sponsor and the Index calculation agent have retrospectively calculated the performance of the Index prior to its inception based on historical and retrospectively calculated data for the level of the Benchmark Index, the historical and retrospectively calculated 100-Index business day simple moving average for the Benchmark Index and the Cash Rate, starting from the Index Base Date of September 10, 2002, and using the Index Base Value of 997.14.  The retrospective calculations by RBS plc, as the Index Sponsor, and Dow Jones Indexes, the marketing name and licensed trademark of CME Group Index Services LLC, or another party designated by the Index Sponsor, as the calculation agent for the Index (the “Index calculation agent”), from the Index Base Date through February 24, 2012 were performed using the Index methodology described in the section “The Index—Index Methodology” in this pricing supplement.

The first graph below shows Index closing levels retrospectively calculated from September 10, 2002 through to February 24, 2012 and the actual Index closing levels from February 27, 2012 through to April 10, 2012.  The graph also includes retrospectively calculated data for the Benchmark Index and the Benchmark Index Simple Moving Average from September 10, 2002 through to November 19, 2007 and actual historical Benchmark Index Closing Levels and Benchmark Index Simple Moving Averages from November 20, 2007 through to April 10, 2012.  The graph also includes historical closing levels for the S&P 500® Total Return Index.  Shaded areas in the graph indicate when the Index was tracking the Benchmark Index and the Cash Rate.

The second graph below shows again the Index closing levels retrospectively calculated from September 10, 2002 through to February 24, 2012 and the actual Index closing levels from February 27, 2012 through to April 10, 2012.  However, for comparison purposes, the Index closing levels in this graph are based to a value of 100 on September 10, 2002, and the graph also includes retrospectively calculated data for the Benchmark Index from September 10, 2002 through to November 19, 2007, actual historical Benchmark Index Closing Levels from November 20, 2007 through to April 10, 2012 and historical closing levels for the S&P 500® Total Return Index, each based to a value of 100 on September 10, 2002.

The table below shows the historical year-end Cash Rates for the period from December 31, 2002 through December 30, 2011, the retrospectively calculated year-end Index closing levels for the period from December

 31, 2002 to December 31, 2011, the retrospectively calculated Benchmark Index Closing Levels for the period from December 31, 2002 to December 29, 2006, the actual historical Benchmark Index Closing Levels for the period from December 31, 2007 through December 30, 2011, as well as the actual Index closing level, Benchmark Index Closing Level and Cash Rate on April 10, 2012.

The performance of the Index, the Benchmark Index and the Cash Rate in the graphs and the table below do not reflect the investor fee that will be deducted in calculating the daily redemption value of the ETNs.

Although the Index Sponsor and the Index calculation agent believe that the retrospective calculations of the Index levels represent accurately and fairly how the Index would have performed from the Index Base Date through to February 24, 2012, the Index did not, in fact, exist during that period.  You should be aware that no actual investment allowing for tracking of the performance of the Index or the Benchmark Index was possible prior to their respective launch dates.  All information derived from the levels of the Benchmark Index prior to their respective launch dates is based on retrospective calculations of the Benchmark Index performed and published by or on behalf of BNY Mellon®.  We have not independently verified such data, and we make no representation as to the accuracy or completeness of such retrospectively calculated information.  The historical and retrospectively calculated closing levels and performances for the Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Index on any given date.  In addition, the performance of the Index, the Benchmark Index and the Cash Rate do not reflect the investor fee that will be deducted in calculating the daily redemption value of the ETNs.

Source: Bloomberg.
*   The RBS China Trendpilot™ Index (USD) (the “Index”) was created on February 27, 2012.  Therefore, for the Index, the graph above reflects a retrospectively calculated Index performance from September 10, 2002 to February 24, 2012 that is based on the Index Methodology and the actual Index closing levels from February 27, 2012 through to April 10, 2012.

Source: Bloomberg.
*   The RBS China Trendpilot™ Index (USD) (the “Index”) was created on February 27, 2012.  Therefore, for the Index, the graph above reflects a retrospectively calculated Index performance from September 10, 2002 to February 24, 2012 that is based on the Index Methodology and the actual Index closing levels from February 27, 2012 through to April 10, 2012.

Year-End Retrospectively Calculated* and Actual Historical
Index Closing Levels and Cash Rates
December 31, 2002 to April 10, 2012

Year	Date	Benchmark Index Closing Level	Index Closing Level	Cash Rate
2002	12/31/2002	967.72	980.40	1.19%
2003	12/31/2003	2,032.33	1,913.65	0.89%
2004	12/31/2004	2,121.35	2,019.73	2.23%
2005	12/30/2005	2,248.07	1,858.75	3.91%
2006	12/29/2006	3,739.45	3,037.37	4.88%
2007	12/31/2007	6,249.22	4,750.09	3.31%
2008	12/31/2008	2,886.59	3,513.23	0.05%
2009	12/31/2009	4,380.56	5,698.60	0.11%
2010	12/31/2010	4,992.67	5,619.34	0.18%
2011	12/30/2011	3,988.24	5,697.67	0.03%
2012~	04/10/2012	4,362.26	5,784.75	0.09%

Source: Bloomberg, U.S. Treasury.
*   The Index was created on February 27, 2012.  Therefore, for the Index closing levels, the table above reflects the actual Index closing level on April 10, 2012 and reflects retrospectively calculated performances of the Index from December 31, 2002 to December 30, 2011 that is based on the Index Methodology.
~  The closing levels and the Cash Rate are specified for April 10, 2012, unlike the closing levels and the Cash Rates for the previous years which are all specified for the last business day of December of the relevant year.

What if I have more questions?

You should read “Valuation of the ETNs” and “Specific Terms of the ETNs” in this pricing supplement for a detailed description of the terms of the ETNs.  The ETNs are unsecured and unsubordinated obligations of RBS plc issued as part of our RBS NotesSM program and are fully and unconditionally guaranteed by RBSG.  The ETNs offered by RBS plc will constitute our unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all our other present and future unsecured and unsubordinated obligations. The guarantees of RBSG will constitute RBSG’s unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all RBSG’s other current and future unsecured and unsubordinated obligations.  You can find a general description of the basic features of the ETNs in the section of the accompanying prospectus called “Description of Debt Securities.”

RISK FACTORS

The ETNs are our unsecured and unsubordinated obligations and are fully and unconditionally guaranteed by RBSG.  The ETNs are securities as described in the accompanying prospectus dated May 18, 2010 and are riskier than ordinary unsecured debt securities.  The return on the ETNs is linked to the performance of the Index, which in turn depends on the performance of the Benchmark Index or the Cash Rate.  Investing in the ETNs is not equivalent to investing directly in the securities comprising the Benchmark Index, the Benchmark Index, U.S. Treasury bills or the Index itself.  See “The Index” below for more information.

You should carefully consider whether the ETNs are suited to your particular circumstances before you decide to purchase them.  In addition, we urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the ETNs.

Risks Relating to the ETNs

You may lose all or a significant portion of your investment in the ETNs

The ETNs do not have a minimum redemption or repurchase value and you may receive less, and possibly significantly less, at maturity or upon early repurchase or redemption, than the amount you originally invested.  Our cash payment on your ETNs at maturity or upon early repurchase or redemption of your ETNs will be based primarily on any increase or decrease in the level of the Index, and will be reduced by the accrued investor fee on your ETNs.  You may lose all or a significant amount of your investment in the ETNs if the level of the Index decreases substantially.  In addition, if the daily redemption value per ETN on any valuation date equals zero, the ETNs will be automatically accelerated on such day for an amount equal to the zero daily redemption value and will cease to be outstanding thereafter.  In such event, you will not receive any payment in respect of your investment and you will lose your entire investment in the ETNs.

The credit risk of RBS plc and RBSG, and their credit ratings and their credit spreads may adversely affect the market price of the ETNs prior to maturity, and all payments on the ETNs will be subject to the ability of RBS plc and RBSG to pay their respective obligations as they become due

You are dependent on RBS plc’s ability to pay all amounts due on the ETNs, and therefore you are subject to the credit risk of RBS plc and to changes in the market’s view of RBS plc’s creditworthiness.  In addition, because the ETNs are unconditionally guaranteed by RBS plc’s parent company, RBSG, you are also dependent on the credit risk of RBSG in the event that RBS plc fails to make any payment or delivery required by the terms of the ETNs.  Any actual or anticipated decline in RBS plc’s or RBSG’s credit ratings or increase in their credit spreads charged by the market for taking credit risk is likely to adversely affect the value of the ETNs prior to maturity, and all payments on the ETNs will be subject to the ability of RBS plc and RBSG to pay their respective obligations as they become due.

Our credit ratings are an assessment, by each rating agency, of our ability to pay our obligations, including those under the ETNs.  Credit ratings are subject to revision, suspension or withdrawal at any time by the assigning rating organization in their sole discretion.  However, because the return on the ETNs is dependent upon factors in addition to our ability to pay our obligations under the ETNs, an improvement in our credit ratings will not necessarily increase the market price of the ETNs and will not reduce market risk and other investment risks related to the ETNs.  Credit ratings (i) do not reflect market risk, which is the risk that the level of the Index may fall resulting in a loss of some or all of your investment, (ii) do not address the price, if any, at which the ETNs may be resold prior to maturity (which may be substantially less than the issue price of the ETNs), and (iii) are not recommendations to buy, sell or hold the ETNs.  Credit ratings are not taken into account in determining the daily redemption value of the ETNs.  See “—The market price of the ETNs may be influenced by many unpredictable factors” below.

Although we are a bank, the ETNs are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other government agency

The ETNs are our obligations but are not bank deposits.  In the event of our insolvency, the ETNs will rank equally with our other unsecured, unsubordinated obligations and will not have the benefit of any insurance or guarantee of the Federal Deposit Insurance Corporation, The Deposit Insurance Fund or any other government agency.

Your return at maturity or upon early repurchase or redemption will be reduced by the investor fee

The daily redemption value payable at maturity or upon early repurchase or redemption of your ETNs will be reduced by the aggregate investor fee applicable to your ETNs.  As a result, the level of the Index must increase by an amount sufficient to offset such reduction in order for you to receive at least the initial amount of your investment at maturity or upon early repurchase or redemption.  If the level of the Index decreases or does not increase sufficiently, you will receive less, and possibly significantly less, than the initial amount of your investment at maturity or upon early repurchase or redemption.  This is true not only when the Index is tracking the Benchmark Index, but also when the Index is tracking the Cash Rate.   If the Index is tracking the Benchmark Index, the applicable investor fee is 1.10% per annum.  If the Index is tracking the Cash Rate, the applicable investor fee is 0.50% per annum.  Accordingly, if the Index is tracking the Cash Rate, especially in a low interest rate environment and if the Cash Rate is less than the applicable investor fee for an extended period of time, you may lose some or all of your investment at maturity or upon early repurchase or redemption.

There are restrictions on the minimum number of ETNs you may offer to us for repurchase

Unless the minimum repurchase amount has been reduced by RBS plc, we will repurchase your ETNs at your election, only if you are offering at least 20,000 ETNs for any single repurchase and you have followed the procedures for repurchase detailed herein.  The minimum repurchase amount and the procedures involved in the offer of any repurchase represent substantial restrictions on your ability to cause us to repurchase your ETNs.  If you own fewer than 20,000 ETNs, you will not be able to cause us to repurchase your ETNs.  However, RBS plc may, in its sole discretion, from time to time, reduce the minimum repurchase amount.  Any such reduction will be applied on a consistent basis for all holders of the ETNs from the time the reduction becomes effective.

If you make an offer to us to repurchase your ETNs, your offer will be irrevocable.  If your offer for repurchase is received after 4:00 p.m., New York City time, on a business day, or your confirmation of repurchase is received after 5:00 p.m., New York City time, on a business day, you will be deemed to have made your offer for repurchase on the following business day.  Also, unless the scheduled repurchase date is postponed because the applicable valuation date is postponed or otherwise due to a market disruption event, the final day on which we will repurchase your ETNs will be April 16, 2042.  As such, you must offer your ETNs for repurchase no later than April 10, 2042.  The repurchase date in respect of any offer you make to us will be the third business day following the applicable valuation date.  See “Specific Terms of the ETNs—Repurchase at Your Option” for more information.

The daily repurchase feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a discount to their indicative value.  There can be no assurance that arbitrageurs will employ the repurchase feature in this manner.

You will not know the daily redemption value you will receive at the time an election is made to repurchase or redeem your ETNs

You will not know the daily redemption value you will receive at the time you elect to request that we repurchase your ETNs or that we elect to redeem your ETNs.  This is because you will not know the daily redemption value until after the close of business on the applicable valuation date, and the applicable valuation date will be:

•
in the case of ETNs you have offered for repurchase, the trading day immediately following the business day on which you make, or are deemed to have made, your offer and confirmation to us to repurchase your ETNs; or

•	in the case of ETNs we have elected to redeem, the trading day immediately following the business day on which we deliver a redemption notice to DTC (as holder of the global note).

Upon repurchase of your ETNs, we will pay you an amount per ETN equal to the daily redemption value calculated as of the applicable valuation date.  We will pay you this amount on the applicable repurchase date or redemption date, as applicable, which will be the third business day immediately following the valuation date for such repurchase or the date specified in the redemption notice for such redemption (which will not be less than five business days or more than ten business days after the date of the redemption notice).

The valuation date and repurchase date may be postponed if the valuation date is not a trading day or if a market disruption event exists.  See “Specific Terms of the ETNs—Payment upon Repurchase or Redemption.” As a result, you will be exposed to market risk in the event that the market fluctuates between (i) either the time you deliver the repurchase offer to us or the date on which we deliver a redemption notice to DTC and (ii) the applicable valuation date.

We may redeem your ETNs at our option

We may, in our sole discretion, redeem the ETNs, in whole but not in part, at any time during the period from, and including, the initial settlement date to, and including, April 16, 2042.

If we exercise our right to redeem the ETNs, we will deliver an irrevocable redemption notice to DTC (the holder of the global note) not less than five business days prior to the applicable redemption date.  The last day on which we can deliver a redemption notice is April 9, 2042.  If we exercise our right to redeem your ETNs, you will receive a cash payment in an amount equal to the daily redemption value calculated as of the applicable valuation date, subject to postponement if the valuation date is not a trading day or a market disruption event exists, as described under “Specific Terms of the ETNs—Payment upon Repurchase or Redemption.”  The amount you may receive upon any such redemption may be less than the amount you would have received on your investment at maturity or if you had elected to have us repurchase your ETNs at a time of your choosing.

If we elect to redeem your ETNs at a time when the Index closing level is relatively low, the daily redemption value, when calculated, will likely be relatively low as well, and any payment upon redemption may be substantially less than the amount you initially invested, the amount you could have received on your investment at maturity if the ETNs had not been redeemed or the amount you could have received if you had disposed of your ETNs or offered your ETNs for repurchase by us at the time of your choosing.  See also “Summary—What will I receive if I sell my ETNs in the secondary market?”

We have no obligation to take your interests into account when deciding whether to call the ETNs.

If the ETNs are redeemed, you will be exposed to reinvestment risk

If the ETNs are redeemed by us, the holding period could be significantly less than the full term of the ETNs.  There is no guarantee that you would be able to reinvest the proceeds in another investment with similar characteristics.

The ETNs may be accelerated in which case you will lose your entire investment before the stated maturity date

The daily redemption value of the ETNs will be based primarily on any increase or decrease in the level of the Index, and will be reduced by the accrued investor fee on your ETNs.  If there are severe or repeated declines in the Index during the term of the ETNs, the daily redemption value per ETN on any valuation date could be reduced to zero.  In that case, the ETNs will be automatically accelerated on such day, as if such date were the maturity date of the ETNs, for an amount equal to the zero daily redemption value and the ETNs will cease to be outstanding thereafter.  In such event, you will not receive any payment in respect of your investment and you will lose your entire investment in the ETNs.

The market price of the ETNs may be influenced by many unpredictable factors

The market price of your ETNs may fluctuate between the date you purchase them and the valuation date when the calculation agent determines the amount to be paid to you upon repurchase or redemption of your ETNs, or on the final valuation when the calculation agent determines the amount to be paid at maturity, as applicable.  You may also sustain a significant loss if you sell the ETNs in the secondary market.  We expect that generally the level of the Index will affect the market price of the ETNs more than any other factor.  Other factors that may influence the market price of the ETNs include:

•	the performance of the Benchmark Index, which in turn depends on the performance of each of the securities comprising the Benchmark Index, all of which can fluctuate significantly;

•	the volatility (frequency and magnitude of changes) in the Benchmark Index and the prices of the securities comprising the Benchmark Index;

•
the dividend rates (and the applicable withholding tax rate) on the securities comprising the Benchmark Index, which may have an influence on the market price of such securities as well as the performance of the Benchmark Index, and therefore on the level of the Index;

•	the time remaining to the maturity of the ETNs;

•	supply and demand for the ETNs, including inventory positions with any market maker, which may be affected by the amount of ETNs we decide to issue (we are under no obligation to issue any ETNs);

•
economic, financial, political, regulatory or judicial events that affect the level of the Index, the prices of the equity securities comprising the Benchmark Index or the return on the Benchmark Index and the Cash Rate;

•	the Cash Rate and the prevailing rate of interest generally; and

•	the actual or perceived creditworthiness of RBS plc as issuer of the ETNs and RBSG as the guarantor of RBS plc’s obligations under the ETNs.

These factors interrelate in complex ways, and the effect of one factor on the market price of your ETNs may offset or enhance the effect of another factor.

Some or all of these factors will influence the price that you will receive if you sell your ETNs prior to maturity in the secondary market, if any.  If you sell your ETNs prior to maturity, the price at which you are able to sell your ETNs may be at a discount, which could be substantial, from the then applicable daily redemption value or the stated face amount.  For example, there may be a discount on the ETNs if at the time of sale the Index is at or below its initial level or if market interest rates rise.  Even if there is an appreciation in the level of the Index from its initial level, the secondary market price of the ETNs may be subject to a discount based on the time remaining to the maturity of the ETNs.  Thus, if you sell your ETNs before maturity, the price that you receive for your ETNs may be more or less than the applicable indicative value or the applicable daily redemption value of the ETNs.  Further, you may receive more or less than the stated face amount of the ETNs or the price that you paid for them.

Some or all of these factors will influence the return, if any, that you receive upon maturity of the ETNs.  We cannot predict the future performance of the ETNs, the Index, the securities comprising the Benchmark Index or the yield on a hypothetical notional investment in 3-month U.S. Treasury bills based on the retrospectively calculated and historical performance of the Index, such securities or 3-month U.S. Treasury bills.  Neither we nor RBSG nor any of our affiliates can guarantee that the level of the Index will increase so that you will receive at maturity an amount in excess of the stated face amount of the ETNs.

As an investor in the ETNs you assume the risk that as a result of the performance of the ETNs you may not receive any return on your initial investment in the ETNs or that you may lose some or all of your investment in the ETNs.

The ETNs may not be a suitable investment for you

The ETNs may not be a suitable investment for you if:

•	you are not willing to be exposed to fluctuations in the level of the Index;

•	you seek a guaranteed return of principal;

•	you believe the level of the Index will decrease or will not increase by an amount sufficient to offset the impact of the accrued investor fee during the term of the ETNs;

•	you prefer the lower risk and therefore accept the potentially lower but more predictable returns of fixed income investments with comparable maturities and credit ratings; or

•	you seek current income from your investment.

Your return will not reflect the return of owning instruments the returns of which track the Benchmark Index, the securities comprising the Benchmark Index or the Cash Rate

Your ETNs are linked to the Index, which in turn tracks the return on the Benchmark Index (if the Benchmark Index is in a positive trend relative to its historical 100-Index business day simple moving average) or the Cash Rate (if the Benchmark Index is in a negative trend relative to its historical 100-Index business day simple moving average).  In addition, the investor fee is embedded in the daily redemption value of your ETNs as described above under “—Your return at maturity or upon early repurchase or redemption will be reduced by the investor fee.”

As a result, the performance of your ETNs will not be the same as the performance of the Benchmark Index or the Cash Rate, or the return on a similar investment in exchange traded notes or other instruments tracking the Benchmark Index, the securities comprising the Benchmark Index or the Cash Rate.  Even if the level of the Benchmark Index or the Cash Rate increases from its level on the pricing date for the ETNs, the market price of the ETNs may not increase. It is also possible for the level of the Benchmark Index or the Cash Rate to increase while the market price of the ETNs declines.  Your payment at maturity may be less than you would have received if you had invested directly in the BNY Mellon China Select ADR Total Return IndexSM or 3-month U.S. Treasury bills.  The trading value of the ETNs and final return on the ETNs may also differ from the performance of the Index for the reasons described under “—The credit risk of RBS plc and RBSG, and their credit ratings and their credit spreads may adversely affect the market price of the ETNs prior to maturity, and all payments on the ETNs will be subject to the ability of RBS plc and RBSG to pay their respective obligations as they become due” and “—The market price of the ETNs may be influenced by many unpredictable factors.”

We are not responsible for any information regarding the Benchmark Index and the issuers of the securities comprising the Benchmark Index

Neither we nor RBSG nor any of our affiliates assume any responsibility for the accuracy or adequacy of the information contained in this pricing supplement about the Benchmark Index or any issuers of the securities comprising the Benchmark Index, or in any of their respective publicly available filings.  As an investor in the ETNs, you should make your own investigation into the Benchmark Index and any issuers of the securities comprising the Benchmark Index.  Unless otherwise disclosed in this pricing supplement, neither we nor RBSG nor any of our affiliates have any affiliation with any sponsor of the Benchmark Index or any issuers of the securities comprising the Benchmark Index and are not responsible for their respective public disclosure of information, whether contained in SEC filings or otherwise.

There may not be an active trading market in the ETNs; sales in the secondary market may result in significant losses

There is currently no secondary market for the ETNs.  Although the ETNs have been approved for listing on NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “TCHI,” subject to official notice of issuance, there is no guarantee of secondary market liquidity.  On the initial settlement date, we expect to issue $4,000,000 in face amount of the ETNs (equivalent to 160,000 ETNs) to be sold through RBSSI.  There will be no liquidity in the

ETNs until the ETNs are sold by RBSSI.  Even if a secondary market does develop, it may not be liquid and may not continue for the term of the ETNs.  In addition, no assurances can be given as to the continuation of the listing during the term of the ETNs.  We are not required to maintain any listing of the ETNs on NYSE Arca or any other exchange or quotation system.

The liquidity of the market for the ETNs may vary materially over time

As stated on the cover of this pricing supplement, we expect to issue only a small portion of the ETNs ($4,000,000 in face amount of the ETNs (equivalent to 160,000 ETNs)) on the initial settlement date.  These ETNs and additional ETNs may be offered and sold from time to time by or through RBSSI, an affiliate of ours, acting as principal or as our agent, to one or more dealers purchasing as principals for resale to investors.  We cannot assure you that any minimum number of ETNs will be sold or be outstanding at any given point.  We are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time.  If we stop selling additional ETNs, the price and liquidity of the ETNs in the secondary market could be materially and adversely affected.  See “—We are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time” below.

Also, the number of ETNs outstanding or held by persons other than our affiliates could be reduced at any time due to repurchases of the ETNs by us as described in this pricing supplement.  Accordingly, the liquidity of the market for the ETNs could vary materially over the term of the ETNs.  While you may elect to offer your ETNs for repurchase by us prior to maturity, such repurchase is subject to the restrictive conditions and procedures described elsewhere in this pricing supplement, including the condition that you must offer at least the applicable minimum repurchase amount to us at one time for repurchase on any repurchase date.

The intraday indicative value and the daily redemption value are not the same as the trading price or market price of the ETNs in the secondary market

The intraday indicative value and the daily redemption value are not the same as the trading price or market price of the ETNs in the secondary market.  An intraday “indicative value” is meant to approximate the intrinsic economic value of the ETNs from time to time.  The Index calculation agent will publish the intraday “indicative value” of the ETNs every 15 seconds via NYSE Arca under the symbol “TCHI.IV.”  The actual trading price or market price of the ETNs (NYSE Arca: “TCHI”) may vary significantly from the indicative value (NYSE Arca: “TCHI.IV”) and the daily redemption value (NYSE Arca: “TCHI.NV”).  Paying a premium price over the indicative value of the ETNs could lead to significant losses in the event you sell such ETNs at a time when that premium is no longer present in the marketplace, or in the event the ETNs are redeemed at our option (in which case you will receive a cash payment in an amount equal to the daily redemption value on the applicable valuation date).  The “indicative value” of the ETNs, which refers to the value of the ETNs at any given time, equals (a) the daily redemption value on the immediately preceding valuation date, multiplied by (b) the index factor at such time, multiplied by (c) the fee factor for the day on which such time occurs (see “Valuation of the ETNs–Indicative Value” in this pricing supplement).

Any payment on the ETNs at maturity or upon early repurchase or redemption will be based on the daily redemption value on the applicable valuation date, as determined by the calculation agent, and not on any intraday “indicative value” of the ETNs as published by the Index calculation agent.

For any valuation date, the daily redemption value per ETN will be equal to (x) the daily redemption value on the immediately preceding valuation date, multiplied by (y) the index factor on such valuation date, multiplied by (z) the fee factor on such valuation date (see “Specific Terms of the ETNs–Daily Redemption Value” in this pricing supplement).  The calculation agent will publish the daily redemption value of the ETNs for each valuation date via NYSE Arca under the symbol “TCHI.NV.”  If the daily redemption value per ETN equals zero, the ETNs will be automatically accelerated on such date and will cease to be outstanding thereafter.  In such event, you will not receive any payment in respect of your investment and you will lose your entire investment in the ETNs.

If purchased or sold in the secondary market, you will pay or receive the market price of the ETNs at that time.  There may be significant differences between the intraday market prices of an ETN and the indicative value or the daily redemption value of that ETN as a result of market movements and other factors.  See “Summary—What are the differences among the trading price or market price, the indicative value and the daily redemption value of the ETNs?”  If you were to sell your ETNs in the secondary market, if any, you would receive the market price for the ETNs, which may be more or less than the stated face amount, the indicative value or the daily redemption value of your ETNs, and which may be more or less than what you paid for them.  See “Summary—What will I receive if I sell my ETNs in the secondary market?”

We are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the stated face amount, based on the indicative value of the ETNs at that time. The price of the ETNs in any subsequent sale may differ substantially (higher or lower) from the issue price paid in connection with any other issuance of the ETNs.  Additionally, any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs.

However, we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time. If we start selling additional ETNs, we may stop selling additional ETNs for any reason, which could materially and adversely affect the price and liquidity of the ETNs in the secondary market.  If we decide to suspend issuance of additional ETNs, we or the calculation agent expect to notify market participants promptly by press release (or other means of communication) and also expect to post notification of such suspension on the website www.rbs.com/etnus (or another website relating to the ETNs that we may specify) as soon as practicable.  If the decision to suspend issuance is made during trading hours, we or the calculation agent expect to notify NYSE Arca and request that NYSE Arca halt trading in the ETNs until a press release (or other means of communication) is disseminated.  See also “Summary—What will I receive if I sell my ETNs in the secondary market?”

Hedging and trading activities by us or our affiliates could affect prices of ETNs

We and our affiliates may carry out activities that minimize our risks related to the ETNs.  In particular, on or prior to the date of this pricing supplement, we, through our affiliates, may have hedged our anticipated exposure in connection with the ETNs by taking positions in U.S. Treasury bills, options or other derivatives on the Cash Rate, the Benchmark Index or securities that comprise the Benchmark Index, exchange-traded funds that track the Benchmark Index, the securities that comprise the Benchmark Index, or in other instruments that we deemed appropriate in connection with such hedging.   We may enter into such hedging arrangements with or through one of our subsidiaries or affiliates.  These trading activities could potentially alter the value of the Benchmark Index and/or the prices of the securities comprising the Benchmark Index or the Cash Rate and, therefore, the value of the ETNs.

We or our affiliates are likely to modify our hedge position throughout the term of the ETNs by purchasing and selling U.S. Treasury bills, options or other derivatives on the Cash Rate, the Benchmark Index or securities that comprise the Benchmark Index, exchange-traded funds that track the Benchmark Index, the securities that comprise the Benchmark Index, or in other instruments that we deem appropriate.  We cannot give any assurance that our hedging or trading activities will not affect the level of the Benchmark Index, the prices of the securities comprising the Benchmark Index or the value of the Cash Rate.  It is also possible that we or one of more of our affiliates could receive substantial returns from these hedging activities while the value of the ETNs declines.

We or one or more of our affiliates may also engage in trading U.S. Treasury bills, options or other derivatives on the Cash Rate, the Benchmark Index or securities that comprise the Benchmark Index, exchange-traded funds that track the Benchmark Index or the securities that comprise the Benchmark Index on a regular basis as part of our or their general broker-dealer activities and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including through block transactions.  Any of these activities could adversely affect the value of the Benchmark Index, the securities comprising the Benchmark Index or the Cash Rate and, therefore, the value of the ETNs.

We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the price or value of the Benchmark Index, the securities comprising the Benchmark Index or the Cash Rate.  By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the ETNs.

Potential conflicts of interest between holders of the ETNs and the calculation agent

Our affiliate, RBSSI, will serve as the calculation agent for the ETNs.  RBSSI will, among other things, decide the amount of the return paid out to you on the ETNs at maturity or upon repurchase.  For a fuller description of the calculation agent’s role, see “Specific Terms of the ETNs—Role of Calculation Agent.”  For example, the calculation agent may have to determine whether a market disruption event has occurred or is continuing on a trading day when the calculation agent will determine the daily redemption value.  This determination may, in turn, depend on the calculation agent’s judgment about whether the event has materially interfered with our ability to unwind our hedge positions.  In addition, the calculation agent may have to make additional calculations if the Index or the Benchmark Index is liquidated, discontinued, suspended, modified, delisted or otherwise terminated.  The calculation agent will exercise its judgment when performing its functions.  Since these determinations by the calculation agent may affect the market price of the ETNs, the calculation agent may have a conflict of interest if it needs to make any such decision.

Our affiliates through which we hedge our obligations under the ETNs expect to make a profit.  Since hedging our obligations entails risk and may be influenced by market forces beyond our affiliates’ control, such hedging may result in a profit that is more or less than initially projected.

In addition, the methodology and rules for the Index were developed by us, in our capacity as the Index Sponsor, which may also result in potential conflicts of interest.  See “—Risks Relating to the Index and the Benchmark Index—Potential conflicts of interest between holders of the ETNs and us, in our capacity as the Index Sponsor, may exist” below.

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the stated face amount, based on the indicative value of the ETNs at that time, and any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs.  See “—We are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time” above.

If a market disruption event has occurred or exists on a valuation date (including the final valuation date), the calculation agent will postpone the valuation date (and the applicable maturity date or repurchase date) and will determine the daily redemption value applicable to such valuation date according to the methodology described below

The determination of the daily redemption value of the ETNs on a valuation date, including the final valuation date, may be postponed if such valuation date is not a trading day or the calculation agent determines that a market disruption event has occurred or exists on such valuation date.  In no event, however, will a valuation date be postponed by more than five business days.

If a valuation date is postponed for five business days, the daily redemption value for such valuation date will be determined (or if not determinable, estimated) by the calculation agent in a manner that is commercially reasonable under the circumstances on the fifth business day after the originally scheduled valuation date.  The daily redemption value as determined by the calculation agent may differ from the result that would be produced by simple application of the formula for the daily redemption value set forth under “Specific Terms of the ETNs—Daily Redemption Value” to any published level of the Index or, if applicable, by a simple application of the formula for the Benchmark Index set forth under “The Index—Index Level Calculation” in this pricing supplement.

If the valuation date is postponed, the repurchase date (or in the case of the final valuation date, the maturity date) will also be postponed to the third business day immediately following the valuation date (or final valuation date, as the case may be), as postponed.  Any such postponement or determinations by the calculation agent may adversely affect your return on the ETNs.  In addition, no interest or other payment will be payable as a result of such postponement.  See “Specific Terms of the ETNs—Payment upon Repurchase or Redemption” and Specific Terms of the ETNs—Payment at Maturity.”

You will have no rights in the Index, the Benchmark Index, any securities comprising the Benchmark Index or U.S. Treasury bills, and you have no rights against the Index Sponsor, Index calculation agent or the issuers of the securities comprising the Benchmark Index

The ETNs track the Index, which in turn, uses a systematic trend-following strategy to track the return on the Benchmark Index (if the Benchmark Index is in a positive trend relative to its historical 100-Index business day simple moving average) or the Cash Rate (if the Benchmark Index is in a negative trend relative to its historical 100-Index business day simple moving average).

As an owner of the ETNs, you will not have the rights that investors in the Index, the Benchmark Index, the securities comprising the Benchmark Index or U.S. Treasury bills have.  You will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, any of the Index, the Benchmark Index, the securities comprising the Benchmark Index or U.S. Treasury bills, and you will not be entitled to receive dividend payments or other distributions, if any, made on any of the Index, the Benchmark Index, the securities comprising the Benchmark Index or U.S. Treasury bills.  Although dividend income amounts reinvested in the Benchmark Index will be reduced by notional withholding taxes (as described below in “The Index—The Benchmark Index—Summary”), you also will not be entitled to any refund or credit procedure regarding withholding taxes that might be available to an investor in any of the securities comprising the Benchmark Index.  Your ETNs will be paid in cash, and you will have no right to receive delivery of any component of the Benchmark Index or any U.S. Treasury bills.

The sponsor of the Benchmark Index and the issuers of the securities comprising the Benchmark Index are not in any way involved in this offering and have no obligations relating to the ETNs or to the holders of the ETNs. You will have no rights against the Index Sponsor or the Index calculation agent, even though the amount you receive at maturity or upon repurchase of your ETNs by us will depend on the levels of the Index and the Benchmark Index throughout the term of the ETNs.

The ETNs do not pay interest

We will not pay interest on the ETNs.  You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including our debt securities, since the payment at maturity is based on the appreciation or depreciation of the Index, as reduced by the aggregate investor fee applicable to your ETNs.  Because the payment due at maturity may be less than the amount originally invested in the ETNs, the return on the ETNs (the effective yield to maturity) may be negative.  Even if it is positive, the return payable on the ETNs may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

RBSSI and its affiliates may publish reports, express opinions or provide recommendations that are inconsistent with investing in or holding the ETNs.  Any such reports, opinions or recommendations could affect the value of the Index and therefore the market price of the ETNs

RBSSI and its affiliates may publish reports from time to time on financial markets and other matters that may influence the value of the ETNs or express opinions or provide recommendations that are inconsistent with purchasing or holding the ETNs.  RBSSI and its affiliates may have published or may publish reports or other opinions that call into question the investment view implicit in an investment in the ETNs.  Any reports, opinions or recommendations expressed by RBSSI or its affiliates may not be consistent with each other and may be modified from time to time without notice.  Investors should make their own independent investigation of the merits of investing in the ETNs and the Index to which the ETNs are linked.

The U.S. federal income tax consequences of an investment in the ETNs are unclear

There is no direct legal authority regarding the proper U.S. federal income tax treatment of the ETNs, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the ETNs are uncertain, and the IRS or a court might not agree with the treatment of the ETNs as prepaid financial contracts that are not debt, as described in the section of this pricing supplement entitled “U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment for the ETNs, the tax consequences of ownership and disposition of the ETNs could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the ETNs. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the ETNs, possibly with retroactive effect.

You should review the discussion under “U.S. Federal Income Tax Consequences” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the ETNs, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Index and the Benchmark Index

The Index has limited actual history and may perform in unexpected ways

The Index was established on February 27, 2012 and, therefore, has limited actual history and may perform in unexpected ways.  However, RBS plc, as the Index Sponsor, and Dow Jones Indexes, the marketing name and licensed trademark of CME Group Index Services LLC, as the Index calculation agent have retrospectively calculated Index closing levels to illustrate how the Index would have performed had it existed in the past using the methodology of the Index as it exists today.  The retrospectively calculated Index closing levels were calculated based on historical and retrospectively calculated data for the level of the Benchmark Index and historical data for the Cash Rate.  The retrospectively calculated and historical Index closing levels, Benchmark Index Closing Levels and the Cash Rate should not be taken as an indication of future performance, and no assurance can be given as to the Index closing level, Benchmark Index Closing Level or the Cash Rate on any given date.

The Index is expected to perform poorly in volatile markets, especially over short-term periods

An investment in the ETNs carries the risks associated with the Index’s systematic trend-following strategy.  This strategy generally seeks to capitalize on positive trends in the Benchmark Index determined based on the closing level of the Benchmark Index relative to the simple moving average of the Benchmark Index’s closing levels over the immediately preceding 100 Index business days.  This systematic trend-following strategy is different from a strategy that seeks long-term long-only exposure to an asset.  In particular, the Index is expected to perform poorly in non-trending markets characterized by short-term volatility when the Benchmark Index either remains flat or is subject to short-term fluctuations.  For example, the Index may fail to realize gains that could occur as a result of tracking the Benchmark Index when the level of the Benchmark Index increases, but after which the level of the Benchmark Index experiences a sudden decline.  In addition, the benefits and risks of this systematic trend-following strategy are also dependent on the securities comprising the Benchmark Index and the economic strength of the emerging market country that the Benchmark Index represents (i.e., the People’s Republic of China).  We cannot assure you that the systematic trend-following strategy used to construct the Index will be successful or that it will outperform any alternative strategy that might be constructed from the Benchmark Index and the Cash Rate.

The Index may underperform the Benchmark Index

The Index uses a systematic trend-following strategy to track the return on the Benchmark Index (if the Benchmark Index is in a positive trend relative to its historical 100-Index business day simple moving average) or the Cash Rate (if the Benchmark Index is in a negative trend relative to its historical 100-Index business day simple moving average).  Thus, the Index aims to mitigate, to some extent, the volatility of the Benchmark Index  by tracking the Cash Rate (instead of the Benchmark Index) if the Benchmark Index is below its historical 100-Index business day simple moving average.

However, the Benchmark Index trend will not switch from positive to negative (or conversely, from negative to positive) unless and until the closing level of the Benchmark Index is below its historical 100-Index business day simple moving average for three consecutive Index business days (or conversely, at or above its historical 100-Index business day simple moving average for three consecutive Index business days).  Further, once the Benchmark Index trend switches from positive to negative (or conversely, from negative to positive), the Index will not start tracking the Cash Rate (or conversely, the Benchmark Index) until the second Index business day immediately following the Index business day on which such Benchmark Index trend switches.  For an illustration, please see the tables under “The Index—Index Level Calculation—Index Return Source.”  This means that at least four consecutive Index business days will elapse after the Index business day on which the closing level of such Benchmark Index first drops below its historical 100-Index business day simple moving average (or conversely, first moves to or above such average) before the Index will switch from tracking the Benchmark Index to the Cash Rate (or conversely, from the Cash Rate to the Benchmark Index).  As a result, if the Index is in a positive trend, it may be adversely affected by a downward trend and/or volatility in the Benchmark Index for up to four consecutive Index business days (or conversely, if the Index is in an overall negative trend, it may not benefit from an upward trend and/or volatility in the Benchmark Index for up to four consecutive Index business days).  Movements in the Benchmark Index over a period of four consecutive Index business days could be significant, and may have a material and adverse impact on the performance of the Index.  On any Index business day, the return on the Index may be greater than, less than or significantly less than the return on the Benchmark Index.  As a result, the performance of the Index and the ETNs over their term and the Index closing level on any particular Index business day could be substantially less than the performance and level would have been if the ETNs were linked solely to the Benchmark Index.

The Index may have exposure to the Cash Rate (and no exposure to the Benchmark Index) for an extended period of time

The Index will be subject to the performance of companies in an emerging equity market (i.e., the People’s Republic of China).  The value of the Index will reflect the performance of a market that may be in a global recession or a prolonged negative trend.  In this case, the Index may have exposure to the Cash Rate for an extended period of time (and no exposure to the Benchmark Index, if the Benchmark Index is in a negative trend relative to its historical 100-Index business day simple moving average).  Your return may be adversely affected by a prolonged exposure to the Cash Rate.

We or our affiliates have and may continue to engage in business with or involving one or more of the issuers of the securities comprising the Benchmark Index without regard to your interests

The ETNs track the Index, which in turn uses a systematic trend-following strategy to track the return on the Benchmark Index (if the Benchmark Index is in a positive trend relative to its historical 100-Index business day simple moving average) or the Cash Rate (if the Benchmark Index is in a negative trend relative to its historical 100-Index business day simple moving average).  We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the securities comprising the Benchmark Index without regard to your interests, including extending loans to, making equity investments in or providing investment advisory services to one or more of such issuers or their affiliates or subsidiaries.

In the ordinary course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the securities comprising the Benchmark Index.  None of us, RBSG or any of our affiliates undertakes to disclose any such information to you.  In addition, we or our affiliates from time to time have published, and in the future may publish, research reports with respect to the securities comprising the Benchmark Index.  These research reports may or may not recommend that investors buy or hold the securities comprising the Benchmark Index.

Adjustments to the Index or the Benchmark Index could adversely affect the ETNs

Dow Jones Indexes, the marketing name and licensed trademark of CME Group Index Services LLC, the Index calculation agent, is responsible for calculating and maintaining the Index.  In certain circumstances, the Index calculation agent and the Index Sponsor may make certain methodological and other changes to the Index as described further under “The Index—Index Adjustment Events”, “The Index—Index Disruption Fallbacks” and “The Index—Change in Index Methodology.”  The Index Sponsor may also discontinue or suspend calculation or dissemination of the Index in the circumstances described under “The Index—Index Disruption Events” and “The Index—Termination of the Index” in this pricing supplement.

Similarly, Dow Jones Indexes, the marketing name and licensed trademark of CME Group Index Services LLC, as the Benchmark Index calculation agent, is responsible for calculating and maintaining the Benchmark Index.  The Bank of New York Mellon Corporation, the sponsor of the Benchmark Index (the “Benchmark Index Sponsor”), can add, delete or substitute the securities comprising the Benchmark Index.  You should realize that the changing of securities included in the Benchmark Index may affect the Benchmark Index, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces.  The

Benchmark Index Sponsor may make other methodological changes that could change the level of the Benchmark Index.  Additionally, the Benchmark Index Sponsor may alter, discontinue or suspend calculation or dissemination of the Benchmark Index.

Also, there can be no assurance that the bid and auction process by which the yield on 3-month U.S. Treasury bills, and consequently the Cash Rate, is determined will not change.  Changes in these processes or the method by which the yield on 3-month U.S. Treasury bills is determined could reduce the Cash Rate.

If one or more of these events occurs, the calculation of the amount payable at maturity or upon repurchase could be adjusted to reflect such event or events as described under “Specific Terms of the ETNs—Discontinuation or Modification of the Index” of this pricing supplement.  Any of these actions could adversely affect the amount payable at maturity or repurchase and/or the market price of the ETNs.  The Index Sponsor and the Benchmark Index Sponsor have no obligation to consider your interests in calculating or revising the Index or the Benchmark Index, respectively.

There are risks associated with an investment in the Index and the Benchmark Index, which is linked solely to the value of Depositary Receipts representing equity securities of an emerging market

The equity securities comprising the Benchmark Index have been issued by companies incorporated in the People’s Republic of China and/or owned by the Chinese government.  Investments in securities linked to the value of the equity securities comprising the Benchmark Index involve risks associated with the securities markets in the People’s Republic of China, and these risks include risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.  The prices of securities in emerging markets may be affected by political, economic, financial and social factors in those countries, including the People’s Republic of China, or the global region, including changes in government, economic and fiscal policies and currency exchange laws. Countries with emerging markets, such as the People’s Republic of China, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. In addition, the Chinese economy may be highly vulnerable to changes in local or global trade conditions, and may suffer from a risk in the Chinese government’s debt burden. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the Chinese economy may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, labor conditions and self-sufficiency.  It may also be more costly and difficult to enforce the laws or regulations of a foreign country or trading facility, and it is possible that the foreign country or trading facility may not have laws or regulations which adequately protect the rights and interests of investors in the securities comprising the Benchmark Index.  Any of the above factors may have an adverse impact on the market price of the Depositary

Receipts and hence the level of the Benchmark Index, and therefore, the level of the Index and the value of the ETNs.

There are risks related to Depositary Receipts

The equity securities comprising the Benchmark Index include depositary receipts, which are quoted and traded in U.S. dollars on exchanges in the United States (the “Depositary Receipts”).  In addition to currency and other risks associated with investing in emerging market securities, factors that may result in a price discrepancy between a Depositary Receipt and its underlying stock include, but are not limited to, the following: (i) demand for the underlying stock in the United States exceeding the supply of available Depositary Receipts available for purchase in the United States, whether as a result of regulation impacting the deposit of additional shares of underlying stock for conversion into Depositary Receipts, government restrictions on foreign ownership limits on the underlying stock, investment restrictions, capital control regulations, a delisting of the Depositary Receipts, tax laws, or other factors and (ii) lack of fungibility between a Depositary Receipt and the underlying stock (in other words, shares of underlying stock may not be able to be seamlessly deposited for conversion into Depositary Receipts and vice versa), whether as a result of regulation, government controls, transaction costs, differences in trading hours between the currencies and securities exchanges in the local jurisdiction and the U.S. exchanges, or other factors).  Any of the above factors may have an adverse impact on the market price of the Depositary Receipts and hence the level of the Benchmark Index, and therefore, the level of the Index and the value of the ETNs.

The Benchmark Index may be comprised of securities that are heavily weighted among a small number of companies

Because the securities comprising the Benchmark Index are determined based, among other things, on their market capitalization, from time to time, the Benchmark Index may be comprised of securities that are heavily weighted among a small number of companies.  For example, as of April 10, 2012, the Benchmark Index consisted of the following companies with their corresponding weights within the Benchmark Index shown in parentheses: China Mobile Limited (11.14%); PetroChina Company Limited (7.68%); CNOOC Limited (7.59%); Baidu, Inc. (6.63%); China Life Insurance Company Limited (6.11%); and China Petroleum & Chemical Corporation (5.89%).  Consequently, the performances of these companies will have a greater impact on the level of the Benchmark Index, and therefore, the value of the ETNs.  You should be willing and able to bear such concentration risks if you invest in the ETNs.

Due to differences in hours of trading, there may be price movements in the equity securities underlying Depositary Receipts that are not reflected in the price of the Depositary Receipts or the level of the Benchmark Index, any of which may adversely affect the value of the ETNs

The Depositary Receipts comprising the Benchmark Index are generally quoted and traded in U.S. dollars on exchanges in the United States.  Each Depositary Receipt generally represents an ownership interest in shares (or a fraction of a share) of an underlying stock that may be quoted and traded in its local jurisdiction (specifically, the People’s Republic of China) in a foreign currency (currently, the Hong Kong Dollar, and if applicable, the Chinese renminbi).  The hours of trading for the Depositary Receipts included in the Benchmark Index will not conform to the hours during which the underlying equity securities comprising the Benchmark Index may be traded.  To the extent that U.S. markets are closed while markets for the equity securities underlying the Depositary Receipts remain open, significant price movements may take place in the equity securities underlying the Depositary Receipts that will not be reflected immediately in the price of the Depositary Receipts comprising the Benchmark Index.  These price movements may have an adverse impact on the level of the Benchmark Index, and therefore the level of the Index and the value of the ETNs.

Fluctuations in currency exchange rates may adversely affect the level of the Benchmark Index and the value of the ETNs

The equity securities comprising the Benchmark Index include Depositary Receipts, which are quoted and traded in U.S. dollars on exchanges in the United States.  Each Depositary Receipt generally represents an ownership interest in shares (or a fraction of a share) of an underlying stock that may be quoted and traded in its local jurisdiction (specifically, the People’s Republic of China) in a foreign currency (currently, the Hong Kong Dollar, and if applicable, the Chinese renminbi).  Supply, demand and market conditions aside, the market prices of the Depositary Receipts tend to reflect the U.S. dollar equivalent of the prices of their underlying stocks (in other words, the price of a Depositary Receipt and its underlying stock should be the same, after taking into account the applicable currency exchange rate and the Depositary Receipt conversion ratio), these prices often diverge under various circumstances, resulting in a Depositary Receipt trading either at a premium or at a discount to its underlying stock.  Consequently, you may be exposed to currency exchange rate risk with respect to the Hong Kong Dollar and the Chinese renminbi, if applicable, each relative to the U.S. dollar.  Your exposure to such currency exchange rate risk will depend on the extent to which the Hong Kong Dollar and Chinese renminbi, if applicable, strengthens or weakens against the U.S. dollar.  You will also be exposed to volatility in the currency exchange rate fluctuation between the U.S. dollar and the Hong Kong Dollar and the Chinese renminbi, if applicable.  Factors that may impact currency exchange rate fluctuations include existing and expected inflation rates, existing and expected interest rate levels, the extent of governmental surpluses or deficits in the People’s Republic of China, and government intervention in the currency markets, including whether a particular currency exchange rate is fixed or allowed to float.  In recent years, exchange rates between the U.S. dollar and the Hong Kong Dollar and the Chinese renminbi have been highly volatile, and this volatility may continue in the future.  These risks generally depend on economic and political events over which we have no control.  Assuming all other relevant factors remain constant, any strengthening of the U.S. dollar against the Hong Kong Dollar or the Chinese renminbi, if applicable, will have an adverse impact on the market price of the Depositary Receipts and hence the level of the Benchmark Index, and therefore the level of the Index and the value of the ETNs.

Governmental actions or regulatory controls or taxes relating to currency exchange rates may affect your investment

Currency exchange rates can either float or be fixed by sovereign governments.  Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other.  However, from time to time governments may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies.  Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency.  These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders.  Since Depositary Receipts are generally quoted and traded in U.S. dollars while they represent underlying stocks that may be quoted and traded in a foreign currency, these government actions could adversely affect the price of any Depositary Receipts that may be included in the Benchmark Index.

In periods of financial turmoil, capital can move quickly out of regions that are perceived to be more vulnerable to the effects of the crisis than others with sudden and severely adverse consequences to the currencies of those regions.  In addition, governments around the world, including the U.S. government and other governments the currencies of which are major world currencies, have recently made, and may be expected to continue to make, significant interventions in their economies, and sometimes directly in their currencies.  Such interventions affect currency exchange rates globally.  Further interventions, other government actions or suspensions of actions, as well as other changes in government economic policy or other financial or economic events affecting the currency markets, may cause currency exchange rates to fluctuate sharply in the future, which could have a material adverse effect on the level of the Benchmark Index, and therefore the level of the Index and the value of the ETNs.

We will not make any adjustment or change in the terms of the ETNs in the event that floating exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency.  You will bear those risks.

Even though the foreign currencies in which the underlying securities of any Depositary Receipts included in the Benchmark Index are denominated may be traded around-the-clock, the ETNs will not be so traded

The interbank market in foreign currencies is a global, around-the-clock market.  Therefore, the hours of trading for the ETNs will not conform to the hours during which the currencies in which the underlying securities of any Depositary Receipts included in the Benchmark Index are denominated may be traded.  To the extent that U.S. markets are closed while markets for other currencies remain open, significant price and rate movements may take place in the foreign exchange markets that will not be reflected immediately in the price of the ETNs.  The possibility of these movements should be taken into account in relating the value of the ETNs to those in the U.S. foreign exchange markets.

Suspension or disruptions of market trading in the currencies in which the underlying components of the securities comprising the Benchmark Index trade may adversely affect the value of the ETNs

The currency markets are subject to temporary distortions or other disruptions due to various factors, including government regulation and intervention, the lack of liquidity in the markets, and the participation of speculators.  These circumstances could adversely affect the currencies in which the underlying components of the securities comprising the Benchmark Index may trade, and the value of the securities comprising the Benchmark Index, denominated in U.S. dollars, and, therefore, the value of the ETNs.

Investments that are linked to the stocks of companies listed or located outside the United States involves additional risks; your investment in the ETNs will be subject to risks associated with foreign securities markets

The equity securities comprising the Benchmark Index comprise securities issued by foreign companies. You should be aware that investments linked to the value of foreign equity securities involve particular risks. Such foreign securities markets may have less liquidity and may be more volatile than U.S. or other securities markets and market developments may affect foreign markets differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize these foreign securities markets, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in these markets. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

           Securities prices in foreign countries are subject to political, economic, financial and social factors that apply in those geographical regions. These factors, which could negatively affect those securities markets, include the possibility of recent or future changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health development in the region. Moreover, foreign economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self−sufficiency. It may also be more costly and difficult to enforce the laws or regulations of a foreign country or trading facility, and it is possible that the foreign country or trading facility may not have laws or regulations which adequately protect the rights and interests of investors in the securities comprising the Benchmark Index.

The Index comprises notional assets

The exposures to the Index (and to the securities comprising the Benchmark Index) and to U.S. Treasury bills are purely notional and will exist solely in the records maintained by or on behalf of the Index calculation agent.  There is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest.  Consequently, you will not have any claim against or on the Index, the Benchmark Index, the securities comprising the Benchmark Index or any U.S. Treasury bills.

Potential conflicts of interest between holders of the ETNs and us, in our capacity as the Index Sponsor, may exist

The methodology and rules for the Index were developed by us, in our capacity as the Index Sponsor, an affiliate of RBSG and RBSSI.  As the Index Sponsor, we are responsible for the Index Methodology (as defined under “The Index—Index Methodology” below) that the Index calculation agent will use in order to calculate the level of the Index.  We have the ability to take certain actions with respect to the Index Methodology, including actions that could affect the level of the Index or the value of your ETNs.  Because determinations made by us, as the Index Sponsor, may affect the daily redemption value, potential conflicts of interest may exist between our role as the issuer of the ETNs and our role as the Index Sponsor, and you.  As the Index Sponsor, we are the final authority on the Index and the interpretation of the Index Methodology.  We have no obligation to consider your interests as a holder of the ETNs in taking any actions that may affect the level of the Index and therefore the value of your ETNs.

Risks Relating to the Cash Rate

The Cash Rate will be determined based on the weekly auction rate for 3-month U.S. Treasury bills

The auction rate for 3-month U.S. Treasury bills is determined when the U.S. Treasury holds auctions, which is typically on a weekly basis.  Because the Cash Rate is determined in reference to this weekly auction, the Cash Rate will not reflect the most current prevailing prices for 3-month U.S. Treasury bills because changes in the trading price of 3-month U.S. Treasury bills in the inter-dealer market will not be taken into account.

The Cash Rate will be affected by a number of factors outside of our control

The Cash Rate will depend on a number of factors that can affect the value of U.S. Treasury bills, including, but not limited to:

•	changes in, or perceptions about, future interest rates;

•	general economic conditions;

•	supply and demand for U.S. Treasury bills;

•	prevailing interest rates; and

•	policy of the Federal Reserve Board regarding interest rates.

These and other factors may have an adverse impact on the Cash Rate, and therefore the value of the ETNs and any payment at maturity or upon early repurchase or redemption.  In addition, these and other factors may have an adverse impact on the value of your ETNs in the secondary market.

The Cash Rate may be volatile

The Cash Rate is subject to volatility due to a variety of factors affecting interest rates generally, including, but not limited to:

•	sentiment regarding underlying strength in the U.S. and global economies;

•	expectation regarding the level of price inflation;

•	sentiment regarding credit quality in U.S. and global credit markets;

•	central bank policy regarding interest rates; and

•	performance of capital markets.

Decreases in the Cash Rate at a time when the Index is tracking the Cash Rate will have an adverse impact on the Index and, therefore, the value of the ETNs and any payment at maturity or upon early repurchase or redemption.  When tracking the Cash Rate, the daily redemption value of the ETNs will be negatively impacted on each day that the Cash Rate is lower than the annual investor fee.

HYPOTHETICAL EXAMPLES

The following examples show how the ETNs would perform in hypothetical circumstances, based on the assumptions described below for each of the examples, over a period of 10 years, 10 days or 10 months, as the case may be.  For ease of analysis and presentation, the numbers appearing in the following examples have been rounded.

These examples highlight the behavior of the daily redemption value of the ETNs in different hypothetical circumstances.  They are not indicative of actual results.  Any payment you will be entitled to receive on your ETNs is subject to the ability of The Royal Bank of Scotland plc, as the issuer of the ETNs, and The Royal Bank of Scotland Group plc, as the guarantor of the issuer’s obligations under the ETNs, to pay their respective obligations as they become due.

Example 1.  A hypothetical increase in the level of the Index.

This example assumes an initial Index closing level of 5,500 and that the Index increases by approximately 45% over an assumed term of the ETNs of 10 years.  For simplicity, the daily redemption value is determined only once a year, rather than on each valuation date, using the hypothetical Index closing levels at the end of each year and at the end of the immediately preceding year to calculate the applicable index factor, and using a hypothetical average investor fee for that year (rather than the investor fee on each valuation date) to calculate the applicable fee factor.

The hypothetical average annual investor fee for any year is assumed to be the arithmetic average of the investor fee applicable on each valuation date during such year.  The use of the hypothetical average annual investor fees to calculate hypothetical daily redemption values is meant to illustrate the impact that the investor fee may have on the return on your ETNs.  It is not intended to reflect any actual historical investor fees, or what the investor fees on the ETNs may be in the future, although in no event will the investor fee on any given date be greater than 1.10% per annum or less than 0.50% per annum.  The actual daily redemption value on any valuation date will be calculated in the manner described under “Specific Terms of the ETNs—Daily Redemption Value” in this pricing supplement and will be different, perhaps significantly different, from any value calculated using an average annual investor fee.

	A	B	C	D	E	F	G
Year	Index Closing Level	Index Factor	Average Annual Investor Fee	Fee Factor	Daily Redemption Value	Annual Index Return	Annual ETN Return
t		At / At-1		1 – C	Et-1 × Bt × Dt
0	5,500.00				$25.00
1	5,831.40	1.060255	0.89%	99.11%	$26.27	6.03%	5.08%
2	6,436.13	1.103701	0.87%	99.13%	$28.74	10.37%	9.41%
3	6,299.29	0.978739	0.85%	99.15%	$27.89	-2.13%	-2.96%
4	6,518.77	1.034842	0.80%	99.20%	$28.63	3.48%	2.66%
5	6,848.88	1.050640	0.91%	99.09%	$29.81	5.06%	4.11%
6	7,040.83	1.028027	0.93%	99.07%	$30.36	2.80%	1.85%
7	7,564.37	1.074358	0.95%	99.05%	$32.31	7.44%	6.42%
8	7,481.68	0.989068	0.88%	99.12%	$31.67	-1.09%	-1.96%
9	7,810.69	1.043975	0.86%	99.14%	$32.78	4.40%	3.50%
10	7,975.00	1.021037	0.85%	99.15%	$33.19	2.10%	1.24%

Hypothetical returns:
Average Annual Index Return:		3.79%		Cumulative Index Return:		45.00%
Average Annual ETN Return:		2.87%		Cumulative ETN Return:		32.75%

For ease of analysis and presentation, the numbers appearing in the above chart have been rounded. As such, the hypothetical returns may not reflect results calculated based directly on the numbers above due to the impact of rounding.

Example 2. A hypothetical decrease in the level of the Index.

This example assumes an initial Index closing level of 5,500 and that the Index decreases by approximately 45% over an assumed term of the ETNs of 10 years.  For simplicity, as for example 1 above, the daily redemption value is determined only once a year, rather than on each valuation date, using the hypothetical Index closing levels at the end of each year and at the end of the immediately preceding year to calculate the applicable index factor, and using a hypothetical average investor fee for that year (rather than the investor fee on each valuation date) to calculate the applicable fee factor.

The hypothetical average annual investor fee for any year is assumed to be the arithmetic average of the investor fee applicable on each valuation date during such year.  The use of the hypothetical average annual investor fees to calculate hypothetical daily redemption values is meant to illustrate the impact that the investor fee may have on the return on your ETNs.  It is not intended to reflect any actual historical investor fees, or what the investor fees on the ETNs may be in the future, although in no event will the investor fee on any given date be greater than 1.10% per annum or less than 0.50% per annum.  The actual daily redemption value on any valuation date will be calculated in the manner described under “Specific Terms of the ETNs—Daily Redemption Value” in this pricing supplement and will be different, perhaps significantly different, from any value calculated using an average annual investor fee.

	A	B	C	D	E	F	G
Year	Index Closing Level	Index Factor	Average Annual Investor Fee	Fee Factor	Daily Redemption Value	Annual Index Return	Annual ETN Return
t		At / At-1		1 – C	Et-1 × Bt × Dt
0	5,500.00				$25.00
1	5,445.00	0.990000	0.89%	99.11%	$24.53	-1.00%	-1.88%
2	4,950.00	0.909091	0.86%	99.14%	$22.11	-9.09%	-9.87%
3	5,534.24	1.118028	0.84%	99.16%	$24.51	11.80%	10.86%
4	4,676.24	0.844965	0.81%	99.19%	$20.54	-15.50%	-16.19%
5	4,538.33	0.970508	0.88%	99.12%	$19.76	-2.95%	-3.80%
6	4,208.05	0.927225	0.82%	99.18%	$18.17	-7.28%	-8.04%
7	3,686.24	0.875997	0.84%	99.16%	$15.79	-12.40%	-13.14%
8	3,905.94	1.059599	0.80%	99.20%	$16.59	5.96%	5.11%
9	3,509.94	0.898616	0.93%	99.07%	$14.77	-10.14%	-10.97%
10	3,025.00	0.861839	0.86%	99.14%	$12.62	-13.82%	-14.56%

Hypothetical returns:
Average Annual Index Return:		-5.80%		Cumulative Index Return:		-45.00%
Average Annual ETN Return:		-6.61%		Cumulative ETN Return:		-49.52%

For ease of analysis and presentation, the numbers appearing in the above chart have been rounded. As such, the hypothetical returns may not reflect results calculated based directly on the numbers above due to the impact of rounding.

Example 3. A hypothetical increase followed by a hypothetical decrease in the level of the Index.

This example assumes an initial Index closing level of 5,500 and that the Index increases by approximately 25% during the first five years, but then decreases to below its original level during the next five years of an assumed term of the ETNs of 10 years.  For simplicity, as for examples 1 and 2 above, the daily redemption value is determined only once a year, rather than on each valuation date, using the hypothetical Index closing levels at the end of each year and at the end of the immediately preceding year to calculate the applicable index factor, and using a hypothetical average investor fee for that year (rather than the investor fee on each valuation date) to calculate the applicable fee factor.

The hypothetical average annual investor fee for any year is assumed to be the arithmetic average of the investor fee applicable on each valuation date during such year.  The use of the hypothetical average annual investor fees to calculate hypothetical daily redemption values is meant to illustrate the impact that the investor fee may have on the return on your ETNs.  It is not intended to reflect any actual historical investor fees, or what the investor fees on the ETNs may be in the future, although in no event will the investor fee on any given date be greater than 1.10% per annum or less than 0.50% per annum.  The actual daily redemption value on any valuation date will be calculated in the manner described under “Specific Terms of the ETNs—Daily Redemption Value” in this pricing supplement and will be different, perhaps significantly different, from any value calculated using an average annual investor fee.

	A	B	C	D	E	F	G
Year	Index Closing Level	Index Factor	Average Annual Investor Fee	Fee Factor	Daily Redemption Value	Annual Index Return	Annual ETN Return
t		At / At-1		1 – C	Et-1 × Bt × Dt
0	5,500.00				$25.00
1	5,831.40	1.06025	0.84%	99.16%	$26.28	6.03%	5.13%
2	6,133.14	1.05174	0.84%	99.16%	$27.41	5.17%	4.29%
3	6,535.24	1.06556	0.85%	99.15%	$28.96	6.56%	5.65%
4	6,766.27	1.03535	0.86%	99.14%	$29.73	3.54%	2.64%
5	6,875.00	1.01607	0.87%	99.13%	$29.94	1.61%	0.72%
6	6,325.64	0.92009	0.89%	99.11%	$27.30	-7.99%	-8.81%
7	6,052.29	0.95679	0.78%	99.22%	$25.92	-4.32%	-5.07%
8	5,776.46	0.95443	0.90%	99.10%	$24.52	-4.56%	-5.42%
9	5,225.30	0.90459	0.83%	99.17%	$21.99	-9.54%	-10.29%
10	5,156.25	0.98679	0.85%	99.15%	$21.52	-1.32%	-2.16%

Hypothetical returns:
Average Annual Index Return:		-0.64%		Cumulative Index Return:		-6.25%
Average Annual ETN Return:		-1.49%		Cumulative ETN Return:		-13.93%

For ease of analysis and presentation, the numbers appearing in the above chart have been rounded. As such, the hypothetical returns may not reflect results calculated based directly on the numbers above due to the impact of rounding.

Example 4. An illustration of the Index switching from tracking the Benchmark Index to the Cash Rate.

This example assumes an initial Index closing level of 5,500 and illustrates the impact on the return on the Index and on the ETNs over a period of 10 valuation dates of the Index switching from tracking the Benchmark Index, to tracking the Cash Rate, and back to tracking the Benchmark Index again.  Unlike examples 1, 2 and 3 above, this example reflects the actual annual investor fee that would apply on each valuation date based on whether the Index is tracking the Benchmark Index or the Cash Rate on each such valuation date.

				A	B	C’	C	D	E
Day	Benchmark Index Closing Level	Benchmark Index Simple Moving Average	Index Return Source	Index Closing Level	Index Factor	Annual Investor Fee	Investor Fee	Fee Factor	Daily Redemption Value
t					At / At-1		C’ × Day-Count Fraction	1 – C	Et-1 × Bt × Dt
0	5,000.00	5,073.89	Bench. Ind	5,000.00					$25.00
1	5,005.41	5,073.20	Bench. Ind	5,005.41	1.00108	1.10%	0.00003014	0.99996986	$25.03
2	5,012.45	5,076.45	Cash Rate	5,012.43	1.00140	0.50%	0.00001370	0.99998630	$25.06
3	5,097.73	5,079.47	Cash Rate	5,097.73	1.01702	0.50%	0.00001370	0.99998630	$25.49
4	5,085.22	5,082.09	Cash Rate	5,085.23	0.99755	0.50%	0.00001370	0.99998630	$25.42
5	5,180.04	5,084.99	Cash Rate	5,180.04	1.01864	0.50%	0.00001370	0.99998630	$25.90
6	5,149.82	5,087.50	Cash Rate	5,149.82	0.99417	0.50%	0.00001370	0.99998630	$25.75
7	5,221.66	5,090.32	Cash Rate	5,221.65	1.01395	0.50%	0.00001370	0.99998630	$26.11
8	5,218.50	5,092.66	Cash Rate	5,218.49	0.99939	0.50%	0.00001370	0.99998630	$26.09
9	5,131.85	5,094.59	Bench. Ind	5,131.85	0.98340	1.10%	0.00003014	0.99996986	$25.66
10	5,024.78	5,096.02	Bench. Ind	5,024.78	0.97914	1.10%	0.00003014	0.99996986	$25.12

Hypothetical returns:
	Cumulative Index Return:	0.50%
	Cumulative ETN Return:	0.48%

For ease of analysis and presentation, the numbers appearing in the above chart have been rounded.  As such, the hypothetical returns may not reflect results calculated based directly on the numbers above due to the impact of rounding.

Example 5. An illustration of the potential impact on the Index from a hypothetical significant decline in the level of the Benchmark Index.

This example assumes an initial Index closing level of 5,500 and illustrates the impact on the return on the Index and on the ETNs over a period of 10 valuation dates where the Index is tracking the Benchmark Index and the level of the Benchmark Index experiences a significant decline for a number of valuation dates before the Index switches to tracking the Cash Rate.  As for example 4 above, but unlike examples 1, 2 and 3 above, this example reflects the actual annual investor fee that would apply on each valuation date based on whether the Index is tracking the Benchmark Index or the Cash Rate on each such valuation date.

				A	B	C’	C	D	E
Day	Benchmark Index Closing Level	Benchmark Index Simple Moving Average	Index Return Source	Index Closing Level	Index Factor	Annual Investor Fee	Investor Fee	Fee Factor	Daily Redemption Value
t					At / At-1		C’ × Day-Count Fraction	1 – C	Et-1 × Bt × Dt
0	2,500.00	2,405.20	Bench. Ind.	5,000.00					$25.00
1	2,512.23	2,405.83	Bench. Ind.	5,024.47	1.00489	1.10%	0.00003014	0.99996986	$25.12
2	2,541.45	2,408.02	Bench. Ind.	5,082.90	1.01163	1.10%	0.00003014	0.99996986	$25.41
3	2,466.38	2,410.52	Bench. Ind.	4,932.77	0.97046	1.10%	0.00003014	0.99996986	$24.66
4	2,408.60	2,412.78	Bench. Ind.	4,817.22	0.97658	1.10%	0.00003014	0.99996986	$24.08
5	2,284.33	2,414.25	Bench. Ind.	4,568.67	0.94840	1.10%	0.00003014	0.99996986	$22.84
6	1,816.80	2,413.13	Bench. Ind.	3,633.60	0.79533	1.10%	0.00003014	0.99996986	$18.16
7	1,913.68	2,412.50	Bench. Ind.	3,827.37	1.05333	1.10%	0.00003014	0.99996986	$19.13
8	2,087.82	2,412.62	Bench. Ind.	4,175.64	1.09099	1.10%	0.00003014	0.99996986	$20.87
9	2,005.95	2,412.25	Bench. Ind.	4,011.93	0.96079	1.10%	0.00003014	0.99996986	$20.05
10	2,005.72	2,411.83	Cash Rate	4,011.44	0.99988	0.50%	0.00001370	0.99998630	$20.05

Hypothetical returns:
	Cumulative Index Return:	-19.77%
	Cumulative ETN Return:	-19.79%

For ease of analysis and presentation, the numbers appearing in the above chart have been rounded.  As such, the hypothetical returns may not reflect results calculated based directly on the numbers above due to the impact of rounding.

Example 6.  An illustration of the potential impact of the Index having exposure to the Cash Rate for an extended period of time in a low interest rate environment.

This example assumes an initial Index closing level of 5,500 and that the Index has exposure to the Cash Rate at all times during a 10-month period.  It illustrates the impact on the return on the Index and on the ETNs over the 10-month period where the Cash Rate (i.e., the yield on 3-month U.S. Treasury bills) is below the annual investor fee (which, in this scenario, is 0.50% per annum) and the Index nevertheless continues to track the Cash Rate.  Because the Index is assumed to be tracking the Cash Rate, the applicable annual investor fee in this example is 0.50% during that period of time.  For simplicity, the index factor, the annual investor fee, the fee factor and the daily redemption value are determined for purposes of this example only once a month, rather than on each valuation date.

		A	B	C	D	E	F’	G’
Month	Cash Rate	Index Closing Level	Index Factor	Annual Investor Fee	Fee Factor	Daily Redemption Value	Monthly Index Return	Monthly ETN Return
t			At / At-1		1 – (C × Day-Count Fraction)	Et-1 × Bt × Dt
0	0.10%	5,500.00				$25.00
1	0.15%	5,501.65	1.00030	0.50%	99.96%	$25.00	0.03%	-0.01%
2	0.16%	5,503.30	1.00030	0.50%	99.96%	$24.99	0.03%	-0.01%
3	0.15%	5,504.95	1.00030	0.50%	99.96%	$24.99	0.03%	-0.01%
4	0.18%	5,506.60	1.00030	0.50%	99.96%	$24.99	0.03%	-0.01%
5	0.17%	5,506.60	1.00000	0.50%	99.96%	$24.98	0.00%	-0.04%
6	0.19%	5,508.26	1.00030	0.50%	99.96%	$24.97	0.03%	-0.01%
7	0.16%	5,508.26	1.00000	0.50%	99.96%	$24.96	0.00%	-0.04%
8	0.17%	5,509.91	1.00030	0.50%	99.96%	$24.96	0.03%	-0.01%
9	0.17%	5,511.56	1.00030	0.50%	99.96%	$24.96	0.03%	-0.01%
10	0.15%	5,513.22	1.00030	0.50%	99.96%	$24.96	0.03%	-0.01%

Hypothetical returns:
	Cumulative Index Return:	0.24%
	Cumulative ETN Return:	-0.18%

For ease of analysis and presentation, the numbers appearing in the above chart have been rounded.  As such, the hypothetical returns may not reflect results calculated based directly on the numbers above due to the impact of rounding.

The hypothetical examples above are provided for purposes of information only.  The hypothetical examples are not indicative of the future performance of the Index or what the value of your ETNs may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the ETNs.  We cannot predict the actual Index closing level or daily redemption value on any valuation date, nor can we predict the relationship between the Index closing level and the market price of your ETNs at any time.  Accordingly, the actual amount that a holder of the ETNs will receive at maturity or upon early repurchase or redemption, as the case may be, and the rate of return on the ETNs will depend on the actual daily redemption value on the relevant valuation date, which reflects the effect of the investor fee.  Further, the actual amount that a holder of the ETNs will receive if the ETNs were to be sold prior to maturity will depend on the market price of the ETNs at that time, which may differ from the daily redemption value of the ETNs.  Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your ETNs, if any, at maturity or on upon early repurchase or redemption may be very different from the information reflected in the tables above.

THE INDEX

The RBS China Trendpilot™ Index (USD) (the “Index”) was created by The Royal Bank of Scotland plc (the “Index Sponsor”).  The Index was established on February 27, 2012 (the “Index inception date”) with an Index closing level equal to 6,075.54.  The Index was developed with a base value of 997.14 (the “Index Base Value”) on September 10, 2002 (the “Index Base Date”).  The Index tracks either the performance of the BNY Mellon China Select ADR Total Return IndexSM (the “Benchmark Index”) or the yield on a hypothetical notional investment in 3-month U.S. Treasury bills as of the most recent weekly auction (the “Cash Rate” and, together with the Benchmark Index, the “Index Components”), depending on whether the Benchmark Index is observed to be in a positive or negative trend as determined in accordance with the methodology described below.   As of the date of this pricing supplement, the Index tracks the Benchmark Index.

Information contained in any Bloomberg page (or on any successor page) referenced below is not incorporated by reference in this pricing supplement.

Index Methodology

The Index level will be calculated using the Index methodology published by the Index Sponsor (the “Index Methodology”).  The Index utilizes a systematic trend-following strategy that provides exposure to either the Benchmark Index or the Cash Rate, depending on the relative performance of the Benchmark Index on a simple historical moving average basis.  If the closing level of the Benchmark Index is at or above its historical 100-Index business day simple moving average for three consecutive Index business days (which we refer to in this pricing supplement as a “positive trend”), the Index will track the return on the Benchmark Index and will have no exposure to the Cash Rate until two Index business days after a negative trend occurs.  Conversely, if the closing level of the Benchmark Index is below its historical 100-Index business day simple moving average for three consecutive Index business days (which we refer to in this pricing supplement as a “negative trend”), then the Index will track the Cash Rate and will have no exposure to the Benchmark Index until two Index business days after the next positive trend occurs.  The rules for determining whether the Benchmark Index is in a positive or negative trend is described under “—Index Level Calculation” below.

The Index aims to mitigate, to some extent, the volatility of the Benchmark Index by tracking the Cash Rate (instead of the Benchmark Index) if the Benchmark Index is below its historical 100-Index business day simple moving average.

However, the Benchmark Index trend will not switch from positive to negative (or conversely, from negative to positive) unless and until the closing level of the Benchmark Index is below its historical 100-Index business day simple moving average for three consecutive Index business days (or conversely, at or above its historical 100-Index business day simple moving average for three consecutive Index business days).  Further, once the Benchmark Index trend switches from positive to negative (or conversely, from negative to positive), the Index will not start tracking the Cash Rate (or conversely, the Benchmark Index) until the second Index business day immediately following the Index business day on which such Benchmark Index trend switches.  For an illustration, please see the tables under “—Index Level Calculation—Index Return Source” herein.  This means that at least four consecutive Index business days will elapse after the Index business day on which the closing level of such Benchmark Index first drops below its historical 100-Index business day simple moving average (or conversely, first moves to or above such average) before the Index will switch from tracking the Benchmark Index to the Cash Rate (or conversely, from the Cash Rate to the Benchmark Index).  As a result, if the Index is in a positive trend, it may be adversely affected by a downward trend and/or volatility in the Benchmark Index for up to four consecutive Index business days (or conversely, if the Index is in an overall negative trend, it may not benefit from an upward trend and/or volatility in the Benchmark Index for up to four consecutive Index business days).  Accordingly, the strategy employed by the Index does not eliminate exposure to volatility in the Benchmark Index.

Index Level Calculation

Summary

The Index is calculated, and a value for the Index (the “Index Level”) is published, on each Index business day that is not a disrupted day as defined under “—Index Disruption Events” below.

An “Index business day” means any day on which the Exchange is scheduled to open for its regular trading sessions for at least three hours, in accordance with its holidays and hours schedule.  Columbus Day and Veteran’s Day are each an “Index business day.”

“Exchange” means the exchange or quotation system, or any substitute exchange or quotation system, in which trading of the components of the Benchmark Index principally occurs, as determined by the Index Sponsor.

The Index Level on any Index business day is based on the Index Level on the previous Index business day and the performance of the applicable return source (the “Index Return Source”), which is either the Benchmark Index (if the Benchmark Index is in a positive trend) or the Cash Rate (if the Benchmark Index is in a negative trend).

Thus, for any Index business day, the Index Level is equal to:

•	the Index Level on the immediately preceding Index business day in respect of which the Index Level was last determined, multiplied by

•	the return from the applicable Index Return Source for such Index business day.

See “—Detailed Calculation of Index Level” below for additional information.

The return on the Benchmark Index for any Index business day in respect of which the Index Level is being determined is equal to the closing level for the Benchmark Index on such Index business day (the “Benchmark Index Closing Level”), divided by the Benchmark Index Closing Level on the immediately preceding Index business day in respect of which the Index Level was last determined.

The Benchmark Index Closing Level is the closing level in U.S. dollars of the Benchmark Index as determined by the Index calculation agent.  The Benchmark Index Closing Level will be the value that market participants, in accordance with market practice, use to determine a final end-of-day value for the Benchmark Index.  The Benchmark Index Closing Level will be as displayed on Bloomberg page “BKTCNT <Index>” (or any successor page) unless, in the judgment of the Index calculation agent and the Index Sponsor, both acting in good faith, such closing level reflects a manifest error.

The return on the Cash Rate is calculated based on the most recent 91-day auction high rate for U.S. Treasury bills (the “T-Bill Auction Rate”)—such auction is typically held on a weekly basis by the U.S. Treasury.  The primary source for the T-Bill Auction Rate will be the rate published by the U.S. Department of the Treasury, although the Index calculation agent may also obtain the T-Bill Auction Rate from Bloomberg page “USB3MTA Index” (or on any successor page). The Cash Rate reflects the yield to maturity for a hypothetical notional investment in 3-month U.S. Treasury bills at the T-Bill Auction Rate translated into a daily return.

Benchmark Index Trend

The trend of the Benchmark Index on any Index business day (the “Benchmark Index Trend”) is determined by comparing (a) the Benchmark Index Closing Level to (b) the simple moving average of the Benchmark Index for the period of 100 consecutive Index business days ending on, and including, such Index business day (the “Benchmark Index Simple Moving Average”).

For any Index business day, the Benchmark Index Trend will be “positive” if the Benchmark Index Closing Level is equal to or greater than the Benchmark Index Simple Moving Average for each of the three consecutive Index business days ending on, and including, such Index business day.  Conversely, the Benchmark Index Trend will be “negative” for any Index business day if the Benchmark Index Closing Level is less than the Benchmark Index Simple Moving Average for each of the three consecutive Index business days ending on, and including, such Index business day.  If neither of those conditions is satisfied, then the Benchmark Index Trend will be the same as the Benchmark Index Trend on the immediately preceding Index business day.

The Benchmark Index Closing Level is determined as set forth above.  The Benchmark Index Simple Moving Average for any particular Index business day is equal to the sum of the Benchmark Index Closing Levels for each of the 100 consecutive Index business days ending on, and including, such Index business day, divided by 100.

Index Return Source

The Index Level for any Index business day is calculated based on the Index Level on the immediately preceding Index business day and the value determined based on the return on the applicable Index Return Source on such Index business day.  The Index Return Source for any Index business day, in turn, depends on the Benchmark Index Trend on the second Index business day immediately preceding such Index business day (such preceding Index business day, the “trend determination date”).

If the Benchmark Index Trend is positive for the trend determination date related to any Index business day, and (i) if the Index Return Source on the immediately preceding Index business day was the Cash Rate, then the Index will switch to tracking the Benchmark Index on such Index business day, and (ii) conversely, if the Index Return Source on the immediately preceding Index business day was the Benchmark Index, then the Index will continue to track the Benchmark Index.  If the Benchmark Index Trend is negative, on the other hand, and (i) if the Index Return Source on the immediately preceding Index business day was the Benchmark Index, then the Index will switch to tracking the Cash Rate on such Index business day, and (ii) conversely, if the Index Return Source on the immediately preceding Index business day was the Cash Rate, then the Index will continue to track the Cash Rate.

The Benchmark Index Trend will switch only if there have been three consecutive Index business days where the Benchmark Index Closing Levels have been uniformly (a) below the Benchmark Index Simple Moving Average, in the case of the Benchmark Index Trend switching from positive to negative or (b) at or above the Benchmark Index Simple Moving Average, in the case of the Benchmark Index Trend switching from negative to positive.  The Index will implement the change in the reference exposure at the open of trading on the second Index business day immediately following the Index business day on which the Benchmark Index Trend switches from positive to negative or from negative to positive, as the case may be.

By way of illustration, the tables below set forth values for the Benchmark Index Closing Level and the Benchmark Index Simple Moving Average for the periods from May 30, 2008 to June 20, 2008 and from May 9, 2009 to May 25, 2009.

Prior to the open of trading on June 3, 2008, the Benchmark Index Closing Level was above the Benchmark Index Simple Moving Average for more than three consecutive Index business days.  On June 3, 2008 and June 4, 2008, the Benchmark Index Closing Level was below the Benchmark Index Simple Moving Average, but on June 5, 2008, the Benchmark Index Closing Level was above the Benchmark Index Simple Moving Average, thereby not fulfilling the three consecutive Index business day trend confirmation period.  On June 6, 2008, the Benchmark Index Closing Level again was below the Benchmark Index Simple Moving Average, and on the following two Index business days, the Benchmark Index Closing Level continued to be below the Benchmark Index Simple Moving Average.  Thus, after three consecutive Index business days, on June 10, 2008, the Benchmark Index was determined to be in a negative trend (thereby changing the Benchmark Index Trend from positive to negative).  As a consequence, two Index business days later, on June 12, 2008, the Index stopped tracking the Benchmark Index and commenced tracking the Cash Rate.  Hence, the Cash Rate exposure started contributing to the performance of the Index as of the open of the market on June 12, 2008.  Thus, the Index did not switch from tracking the Benchmark Index to tracking the Cash Rate until the open of the market on the fifth Index business day following the first day on which the Benchmark Index Closing Level was below the Benchmark Index Simple Moving Average.

Index Business Day	Benchmark Index Closing Level (“BICL”)	Benchmark Index Simple Moving Average (“SMA”)	Number of Consecutive Index Business Days where BICL ≥ SMA	Number of Consecutive Index Business Days where BICL < SMA	Benchmark Index Trend at the end of Index Business Day	Index Return Source
5/30/2008	5,310.32	5,199.12	23	0	Positive	Benchmark Index
6/2/2008	5,282.70	5,192.30	24	0	Positive	Benchmark Index
6/3/2008	5,173.18	5,182.46	0	1	Positive	Benchmark Index
6/4/2008	5,096.82	5,171.25	0	2	Positive	Benchmark Index
6/5/2008	5,244.52	5,163.14	1	0	Positive	Benchmark Index
6/6/2008	5,005.21	5,152.70	0	1	Positive	Benchmark Index
6/9/2008	4,954.99	5,146.53	0	2	Positive	Benchmark Index
6/10/2008	4,825.46	5,140.93	0	3	Negative	Benchmark Index
6/11/2008	4,717.61	5,135.31	0	4	Negative	Benchmark Index
6/12/2008	4,775.27	5,128.85	0	5	Negative	Cash Rate
6/13/2008	4,849.81	5,126.40	0	6	Negative	Cash Rate
6/16/2008	4,891.88	5,123.22	0	7	Negative	Cash Rate
6/17/2008	4,898.93	5,119.59	0	8	Negative	Cash Rate
6/18/2008	4,907.42	5,116.01	0	9	Negative	Cash Rate
6/19/2008	4,917.13	5,112.67	0	10	Negative	Cash Rate
6/20/2008	4,689.06	5,106.99	0	11	Negative	Cash Rate

Prior to the close of trading on March 13, 2009, the Benchmark Index Closing Level was below the Benchmark Index Simple Moving Average for more than three consecutive Index business days.  On March 13, 2009, the Benchmark Index Closing Level was above the Benchmark Index Simple Moving Average, and the Benchmark Index Closing Level was above the Benchmark Index Simple Moving Average on the next two consecutive Index business days, March 16 and 17, 2009.  Thus, after three consecutive Index business days, the Benchmark Index Trend was determined to be positive. Therefore, as of the close of the market on March 18, 2009, the Index stopped referencing the Cash Rate and started tracking the Benchmark Index.  The Benchmark Index exposure hence started contributing to the performance of the Index as of the open of the market on March 19, 2009.  Thus, the Index did not switch from tracking the Cash Rate to tracking the Benchmark Index until the open of the market on the fifth Index business day following the first day on which the Benchmark Index Closing Level was at or above the Benchmark Index Simple Moving Average.

The table below illustrates the example described above.  The Benchmark Index Closing Levels set forth in the table below are as published on Bloomberg page “BKTCNT <Index>” (or on any successor page).  Because the Index was only created on February 27, 2012, the Index Sponsor and the Index calculation agent have retrospectively calculated the Benchmark Index Simple Moving Average for the dates set forth in the table below.  For the sake of simplicity, the table shows results rounded to two decimal places of precision.  However, the Index itself will be calculated using fifteen decimal places, as described under “—Index Calculation Agent.”

Index Business Day	Benchmark Index Closing Level (“BICL”)	Benchmark Index Simple Moving Average (“SMA”)	Number of Consecutive Index Business Days where BICL ≥ SMA	Number of Consecutive Index Business Days where BICL < SMA	Benchmark Index Trend at the end of Index Business Day	Index Return Source
3/9/2009	2,351.83	2,650.61	0	190	Negative	Cash Rate
3/10/2009	2,521.35	2,643.93	0	191	Negative	Cash Rate
3/11/2009	2,495.81	2,640.84	0	192	Negative	Cash Rate
3/12/2009	2,591.16	2,637.08	0	193	Negative	Cash Rate
3/13/2009	2,640.01	2,634.38	1	0	Negative	Cash Rate
3/16/2009	2,644.56	2,629.56	2	0	Negative	Cash Rate
3/17/2009	2,690.54	2,627.22	3	0	Positive	Cash Rate
3/18/2009	2,701.92	2,627.46	4	0	Positive	Cash Rate
3/19/2009	2,707.68	2,628.43	5	0	Positive	Benchmark Index
3/20/2009	2,635.27	2,630.86	6	0	Positive	Benchmark Index
3/23/2009	2,852.88	2,637.42	7	0	Positive	Benchmark Index
3/24/2009	2,822.25	2,640.62	8	0	Positive	Benchmark Index
3/25/2009	2,831.41	2,643.29	9	0	Positive	Benchmark Index

Detailed Calculation of Index Level

The Index Level for any Index business day, as described above (which does not reflect the investor fee that will be deducted in calculating the daily redemption value of the ETNs), is calculated according to the following equations:

Where:

And:

It	=	the Index Level on Index business day t, where on the Index Base Date, the Index Base Value is 997.14.

Zt	=
the value of the trend indicator for Index business day t (with a value of “1” indicating that the Benchmark Index Trend is positive for such Index business day, a value of “0” indicating that the Benchmark Index Trend is negative for such Index business day, and a value of “Zt” indicating that the Benchmark Index Trend is the same as the immediately preceding Index business day).

ERt	=	the return on the Benchmark Index for Index business day t.

RRt	=	the Cash Rate for Index business day t.

d	=	the number of calendar days that have elapsed between Index business day t-1 and Index business day t.

BNYCt	=	the Benchmark Index Closing Level on Index business day t.

BILLt	=	means the 91-day auction high rate for U.S. Treasury bills as of the most recent weekly auction on Index business day t.

SMAt	=	the Benchmark Index Simple Moving Average for Index business day t.

Retrospectively Calculated and Actual Historical Index Performance

Because the Index was only created on February 27, 2012, the Index has limited actual history.  BNY Mellon® launched the Benchmark Index on November 20, 2007.  The Index Sponsor and the Index calculation agent have retrospectively calculated the performance of the Index prior to its inception based on historical and retrospectively calculated data for the level of the Benchmark Index, the historical and retrospectively calculated 100-Index business day simple moving average for the Benchmark Index and the Cash Rate, starting from the Index Base Date of September 10, 2002, and using the Index Base Value of 997.14.  The retrospective calculations by RBS plc, as the Index Sponsor, and Dow Jones Indexes, the marketing name and licensed trademark of CME Group Index Services LLC, or another party designated by the Index Sponsor, as the calculation agent for the Index (the “Index calculation agent”), from the Index Base Date through February 24, 2012 were performed using the Index methodology described in the section “The Index—Index Methodology” herein.

The first graph below shows Index closing levels retrospectively calculated from September 10, 2002 through to February 24, 2012 and the actual Index closing levels from February 27, 2012 through to April 10, 2012.  The graph also includes retrospectively calculated data for the Benchmark Index and the Benchmark Index Simple Moving Average from September 10, 2002 through to November 19, 2007 and actual historical Benchmark Index Closing Levels and Benchmark Index Simple Moving Averages from November 20, 2007 through to April 10, 2012.  The graph also includes historical closing levels for the S&P 500® Total Return Index.  Shaded areas in the graph indicate when the Index was tracking the Benchmark Index and the Cash Rate.

The second graph below shows again the Index closing levels retrospectively calculated from September 10, 2002 through to February 24, 2012 and the actual Index closing levels from February 27, 2012 through to April 10, 2012.  However, for comparison purposes, the Index closing levels in this graph are based to a value of 100 on September 10, 2002, and the graph also includes retrospectively calculated data for the Benchmark Index from September 10, 2002 through to November 19, 2007, actual historical Benchmark Index Closing Levels from November 20, 2007 through to April 10, 2012 and historical closing levels for the S&P 500® Total Return Index, each based to a value of 100 on September 10, 2002.

In addition, the third graph below shows the historical Cash Rate from September 10, 2002 through to April 10, 2012.

The table below shows the historical year-end Cash Rates for the period from December 31, 2002 through December 30, 2011, the retrospectively calculated year-end Index closing levels for the period from December 31, 2002 to December 31, 2011, the retrospectively calculated Benchmark Index Closing Levels for the period from December 31, 2002 to December 29, 2006, the actual historical Benchmark Index Closing Levels for the period from December 31, 2007 through December 30, 2011, as well as the actual Index closing level, Benchmark Index Closing Level and Cash Rate on April 10, 2012.

The performance of the Index, the Benchmark Index and the Cash Rate in the graphs and the table below do not reflect the investor fee that will be deducted in calculating the daily redemption value of the ETNs.

Although the Index Sponsor and the Index calculation agent believe that the retrospective calculations of the Index levels represent accurately and fairly how the Index would have performed from the Index Base Date through to February 24, 2012, the Index did not, in fact, exist during that period.  You should be aware that no actual investment allowing for tracking of the performance of the Index or the Benchmark Index was possible prior to their respective launch dates.  All information derived from the levels of the Benchmark Index prior to their respective launch dates is based on retrospective calculations of the Benchmark Index performed and published by or on behalf of BNY Mellon®.  We have not independently verified such data, and we make no representation as to the accuracy or completeness of such retrospectively calculated information.  The historical and retrospectively calculated closing levels and performances for the Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Index on any given date.  In addition, the performance of the Index, the Benchmark Index and the Cash Rate do not reflect the investor fee that will be deducted in calculating the daily redemption value of the ETNs.

Source: Bloomberg.
*   The RBS China Trendpilot™ Index (USD) (the “Index”) was created on February 27, 2012.  Therefore, for the Index, the graph above reflects a retrospectively calculated Index performance from September 10, 2002 to February 24, 2012 that is based on the Index Methodology and the actual Index closing levels from February 27, 2012 through to April 10, 2012.

Source: Bloomberg.
*   The RBS China Trendpilot™ Index (USD) (the “Index”) was created on February 27, 2012.  Therefore, for the Index, the graph above reflects a retrospectively calculated Index performance from September 10, 2002 to February 24, 2012 that is based on the Index Methodology and the actual Index closing levels from February 27, 2012 through to April 10, 2012.

Source: Bloomberg, U.S. Treasury.

Year-End Retrospectively Calculated* and Actual Historical
Index Closing Levels and Cash Rates
December 31, 2002 to April 10, 2012

Year	Date	Benchmark Index Closing Level	Index Closing Level	Cash Rate
2002	12/31/2002	967.72	980.40	1.19%
2003	12/31/2003	2,032.33	1,913.65	0.89%
2004	12/31/2004	2,121.35	2,019.73	2.23%
2005	12/30/2005	2,248.07	1,858.75	3.91%
2006	12/29/2006	3,739.45	3,037.37	4.88%
2007	12/31/2007	6,249.22	4,750.09	3.31%
2008	12/31/2008	2,886.59	3,513.23	0.05%
2009	12/31/2009	4,380.56	5,698.60	0.11%
2010	12/31/2010	4,992.67	5,619.34	0.18%
2011	12/30/2011	3,988.24	5,697.67	0.03%
2012~	04/10/2012	4,362.26	5,784.75	0.09%

Source: Bloomberg, U.S. Treasury.
*   The Index was created on February 27, 2012.  Therefore, for the Index closing levels, the table above reflects the actual Index closing level on April 10, 2012 and reflects retrospectively calculated performances of the Index from December 31, 2002 to December 30, 2011 that is based on the Index Methodology.
~  The closing levels and the Cash Rate are specified for April 10, 2012, unlike the closing levels and the Cash Rates for the previous years which are all specified for the last business day of December of the relevant year.

Index Calculation Agent

The Index calculation agent will be responsible for calculating the level of the Index using the Index Methodology published by the Index Sponsor.  The Index Sponsor will be the final authority on the Index and the interpretation of the Index Methodology.

The Index calculation agent will calculate the Index Level for each Index business day.  The Index Level will be displayed on Bloomberg page “TPCHINUT <Index>” (or on any successor page) by no later than 8:00 p.m. (New York City time) on each Index business day.  Intraday Index levels will be published by the Index calculation agent via the New York Stock Exchange under ticker symbol “TPCHINUT.”  The Index Level will not be published on any day on which the Index Level is not calculated, whether because such day is a disrupted day (as defined under “—Index Disruption Events” below) or otherwise.  All numerical values for the Index will be rounded to fifteen decimal places.

In the event that the Index calculation agent or the Index Sponsor determines that a material error has occurred in the calculation of the Index, the Index calculation agent, having consulted, or having been consulted by, the Index Sponsor, will endeavor to correct such error on a date agreed to by the Index Sponsor.  If a material error is corrected, the Index Sponsor will apply the correction from the relevant date forward.

The Index is the property of the Index Sponsor, which has contracted with the Index calculation agent to maintain and calculate the Index.

Index Disruption Events

If, in the opinion of the Index Sponsor, any Index business day is a disrupted day (as defined below), the Index Level will not be published on such Index business day and will instead be calculated and published by the Index calculation agent on the next succeeding Index business day that is not a disrupted day, as determined by the Index Sponsor in good faith and subject to the index disruption fallbacks described under “—Index Disruption Fallbacks” below.

A “disrupted day” means any Index business day on which:

•	the relevant Exchange fails to open for trading during its regular trading session;

•	an index disruption event (as defined below) occurs; or

•	an Index adjustment event (as defined under “—Index Adjustment Events” below) occurs.

An “index disruption event” means the occurrence or existence of any of the following events if, as determined by the Index Sponsor, it has a material impact on the Index:

•	it becomes impossible, on a certain Index business day, to obtain the Benchmark Index Closing Level or the T-Bill Auction Rate (a “price disruption”);

•
any suspension of, or limitation imposed on, trading by the Exchange or otherwise, and whether by reason of price movements exceeding limits permitted by the Exchange or otherwise (a “trading disruption”);

•
any event (other than an early closure, as defined below) during the one hour period that ends at the regularly scheduled close of trading on the Exchange for the securities comprising the Benchmark Index that disrupts or impairs (as determined by the Index calculation agent and/or Index Sponsor) the ability of market participants to effect transactions in, or obtain market values for, any component of or instrument that is referenced by the Index (an “exchange disruption”);

•
on any Index business day and in respect of any instrument or component referenced by the Index, the closure of the Exchange prior to its scheduled closing time, unless such earlier closing is announced by the Exchange at least one hour prior to the earlier of (a) the actual closing time for the regular trading session on the Exchange on such Index business day, and (b) the submission deadline for orders to be entered into the Exchange’s dealing system for execution on such Index business day (an “early closure”); or

•
an announcement by the sponsor of the Benchmark Index or the Exchange that an index disruption event has occurred and is continuing with respect to the Benchmark Index or the Exchange, as applicable, which disruption may include, but not limited to, events which impair the accuracy of the published Benchmark Index Closing Level or any other price level for any component of or instrument that is referenced by the Index (an “announced disruption”).

Index Adjustment Events

The Index Methodology may be adjusted, amended, deleted or otherwise altered by the Index Sponsor at any time, acting in good faith and with the consent of the Index calculation agent, if the Index is no longer calculable in accordance with the Index Methodology (any event or condition giving rise to the right to so adjust, amend, delete or alter the Index, an “Index adjustment event”).  Such adjustments may include, but are not limited to, adjustments required for clarification or for minor or technical reasons (including, without limitation, to correct any manifest or proven error or to cure, correct or supplement any ambiguity or defective provision contained in the Index Methodology).

Index Disruption Fallbacks

If (a) five consecutive Index business days are disrupted days, or (b) the Index Sponsor determines that (i) there is a discontinuation in the publication of prices for any component of or instrument referenced by the Index, (ii) the use of any component of or instrument referenced by the Index has become prohibited, (iii) the sponsor of any component of or instrument referenced by the Index has changed the specifications of such instrument or component, (iv) any component of or instrument referenced by the Index is modified or changed in any other way (except for a previously announced modification), or (v) any component of or instrument referenced by the Index has been or is likely to become terminated, then the Index Sponsor will, in consultation with the Index calculation agent, have the right to:

•	accept the closing level of any component of or instrument referenced by the Index published on any alternative price source;

•	if no alternative price source is available, select a substantially similar component for the Index or instrument to which the Index can be linked;

•	if no alternative price source or similar instrument or component is available, adjust, amend or otherwise alter this description of the Index; and

•	if none of the foregoing will achieve the objective of the Index as set forth above, permanently cease to calculate and/or disseminate levels for the Index.

Termination of the Index

The Index Sponsor may, at any time and without notice, terminate and proceed to ask the Index calculation agent to cease the calculation and dissemination of the Index.

Change in Index Methodology

No assurance can be given that fiscal, market, regulatory, juridical, financial or other circumstances (including, without limitation, any changes to, or any suspension or termination of any components for which values must be determined in relation to the Index) will not arise that would, in the determination of the Index Sponsor, necessitate or make desirable a modification of, or change to, the Index Methodology.

Any change to, or modification of, the Index Methodology may be outside the technology employed by the Index calculation agent, and thus the Index calculation agent may not be able to calculate the Index following such change or modification.  In such event the Index Sponsor may, in its sole and absolute discretion, appoint a successor Index calculation agent.

Disclaimer

Although the Index Sponsor obtains price and return data for the Benchmark Index and the Cash Rate from sources that it considers reliable, the Index Sponsor will not independently verify such data, and neither does it guarantee the accuracy and/or completeness of any data included in this description of the Index, nor the accuracy of any Index Levels.

The Index Sponsor is under no obligation to advise any person or entity of any error in the Index (but may do so in its sole and absolute discretion).  References to the Benchmark Index and the Cash Rate are included only to describe the components upon which the Index is based.  The Index is not in any way sponsored, endorsed or promoted by BNY Mellon® or the Exchange.

The Royal Bank of Scotland plc owns all intellectual property rights to the Index and this description of the Index.  This description of the Index has been supplied by The Royal Bank of Scotland plc.  Any use of any intellectual property rights must be with the consent of The Royal Bank of Scotland plc.

The RBS China Trendpilot™ Index (USD) is calculated by Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC (“CME Indexes”).   “Dow Jones Indexes” is a service mark of Dow Jones Trademark Holdings LLC (“Dow Jones”). RBS China TrendpilotTM Exchange Traded Notes based on the RBS China Trendpilot™ Index are not sponsored, endorsed, sold or promoted by CME Indexes, Dow Jones or their respective affiliates, and CME Indexes, Dow Jones and their respective affiliates make no representation regarding the advisability of investing in such product(s).

CME Indexes, its affiliates, sources and distribution agents, and each of their respective officers, directors, employees, agents, representatives and licensors (collectively, the “Index calculation agent”) shall not be liable to The Royal  Bank of Scotland plc, its affiliates, any customer or any third party for any loss or damage, direct, indirect or consequential, arising from (i) any inaccuracy or incompleteness in, or delays, interruptions, errors or omissions in the delivery of the RBS China Trendpilot™ Index or any data related thereto (the “Index Data”) or (ii) any decision made or action taken by The Royal Bank of Scotland plc, its affiliates, any customer or third party in reliance upon the Index Data.  The Index calculation agent does not make any warranties, express or implied, to The Royal Bank of Scotland plc, its affiliates, any of its customers or anyone else regarding the Index Data, including, without limitation, any warranties with respect to the timeliness, sequence, accuracy, completeness, currentness, merchantability, quality or fitness for a particular purpose or any warranties as to the results to be obtained by The Royal Bank of Scotland plc or its affiliates, any of its customers or other person in connection with the use of the Index Data.  The Index calculation agent shall not be liable to The Royal Bank of Scotland plc or its affiliates, its customers or other third parties for loss of business revenues, lost profits or any indirect, consequential, special or similar damages whatsoever, whether in contract, tort or otherwise, even if advised of the possibility of such damages.

The Benchmark Index

Summary

We have derived all information contained in this pricing supplement regarding the BNY Mellon China Select ADR Total Return IndexSM (the “Benchmark Index”) including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  Such information reflects the policies of, and is subject to change by, The Bank of New York Mellon Corporation (“BNY Mellon®”).  The Benchmark Index is a total return index and reflects changes in both movements in stock prices and the reinvestment of the dividend income from its underlying stocks, reduced by notional withholding taxes of the Benchmark Index’s country and any applicable fees.  Dividend income amounts are reduced by notional withholding taxes at specified, fixed rates, and these reductions take no account of holders’ individual circumstances.  BNY Mellon® generally applies the withholding rates stated by Dow Jones Indexes, the calculation agent for the Benchmark Index.  The Benchmark Index is calculated on a net total-return basis on each trading day.

Launched by BNY Mellon® on November 20, 2007, the Benchmark Index tracks the performance of Depositary Receipts representing an ownership interest in shares (or a fraction of a share) of an underlying stock that is generally quoted and traded in its local jurisdiction (specifically, in the People’s Republic of China) in a foreign currency (currently, the Hong Kong Dollar, and if applicable, the Chinese renminbi).  You should be aware that no actual investment allowing for tracking of the performance of the Index or the Benchmark Index was possible prior to their respective launch dates.  All information derived from the level of the Benchmark Index prior to its launch date is based on retrospective calculations of the Benchmark Index performed and published by or on behalf of BNY Mellon®.  We have not independently verified such data, and we make no representation as to the accuracy or completeness of such retrospectively calculated information.  The Benchmark Index was developed by BNY Mellon® and is compiled, calculated, maintained and published on behalf of BNY Mellon® by the calculation agent, Dow Jones Indexes, the marketing name and licensed trademark of CME Group Index Services LLC.  Dow Jones Indexes has no obligation to continue to publish, and may discontinue the publication of the Benchmark Index.

The Benchmark Index is displayed by Bloomberg under the ticker symbol “BKTCNT Index”.  The Benchmark Index is denominated in U.S. dollars and is ordinarily calculated every business day on which the U.S. exchanges are open for trading, regardless of regular trading in the local markets.

The Benchmark Index’s Eligibility Criteria

All classes of shares that trade in their respective local markets and that also trade in the form of U.S. exchange-listed depositary receipts, New York Shares or Global Registered Shares are eligible for inclusion in the Benchmark Index, regardless of number of shares outstanding, or length of time elapsed since the date of listing.  Depositary Receipts that are included in the Benchmark Index are those that are quoted and traded on The New York Stock Exchange (“NYSE”), NYSE Amex, or The NASDAQ Stock Market (“NASDAQ”), as the case may be.  The Benchmark Index is weighted based on market capitalization of all eligible shares, using a formula that is based upon the aggregate of share price times share quantities, as adjusted by the Depositary Receipt conversion ratio and the last sale price of the applicable Depositary Receipts on the NYSE, NYSE Amex or NASDAQ.

Securities included in the Benchmark Index are also subject to a liquidity screen based on volume on their primary U.S. exchange.  A security is generally deleted if their illiquidity is due to either: (1) ten consecutive non-trading days; (2) merger, acquisition by another company, or restructuring upon the effective delisting date or sooner; or (3) suddent financial distress or bankruptcy proceedings.  Sudden financial distress can reasonably be ascertained if (a) the security has been suspended from trading on the primary U.S. exchange and a public announcement has been made to delist from the primary U.S. exchange either voluntarily or involuntarily or (b) there has been a halt/suspension in trading due to a regulatory action/investigation and there is an expectation that the security will be delisted.  In the case of suspension and delisting, the security will be removed immediately; in the case of of a trading halt, a minimum of 10 trading days must be observed, unless the security is delisted within that time period.  In all cases of financial distress, the security will be removed at the price of $0.000001.

Eligible securities are evaluated to ensure their overall consistency with the character, design and purpose of the Benchmark Index.  Final decisions regarding additions to and removals from the Benchmark Index are made by BNY Mellon®’s ADR Index Administrator subject to periodic review by BNY Mellon®’s ADR Index Committee.  Notwithstanding the above, BNY Mellon® may include or remove securities from the Benchmark Index, in its reasonable judgment.

Additional Eligibility Criteria for the Benchmark Index

To be eligible for initial inclusion in the Benchmark Index, the following additional criteria are applied:

•
a minimum $100,000 three month average daily USD trading volume on the primary exchange of the ADR and $1,000,000 minimum three-month average daily USD trading volume in the combined global markets. Combined global market includes ADR volume in the United States, including the primary exchange and volume from the local ordinary share for which the ADR represents; and

•	a free-float adjusted market capitalization greater than or equal to $250 million; and

•	passive Foreign Investment Companies (PFIC) are excluded based upon the best information available.

Maintenance of the Benchmark Index

Maintenance of the Benchmark Index includes monitoring and implementing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings, spin-offs, or other corporate actions.   Dow Jones Indexes, as the calculation agent for the Benchmark Index, provides BNY Mellon®’s ADR Index Administrator after the close of business of every trading day, a data file that reflects that day’s current index constituent data and the index divisor, as well as the next day’s information.  Adjustments resulting in corporate actions will be implemented by Dow Jones Indexes prior to the open of trading on the effective date of the corporate actions.

Quarterly Review of the Benchmark Index

Securities comprising the Benchmark Index are reviewed quarterly (which we refer to in this pricing supplement as the “Quarterly Ranking Review”). In addition, the Benchmark Index is subject to further quarterly rebalancing procedures described below.  Quarterly index changes are effective at the open of the next trading day following the third Friday of March, June, September and December and BNY Mellon® will provide at least two days advance notice of quarterly changes.

BNY Mellon®’s ADR Index Committee will meet quarterly at scheduled index meetings in January, April, July, and October of each calendar year.  Committee meetings can be held via conference call, provided agenda and index database summary information (including proposed and reported adjustments) are distributed to committee members in advance. BNY Mellon®’s ADR Index Committee is composed of four external (non-BNY Mellon® employees) members and at least six internal members.

Benchmark Index Rebalancing

The Benchmark Index is subject to rebalancing at each Quarterly Ranking Review by having the weight of its component stocks distributed proportionally from the largest components to the smallest components. The Benchmark Index is subject to quarterly rebalances where the aggregate component weight will be distributed using an algorithm developed by Dow Jones Indexes.  This algorithm will re-distribute the Benchmark Index weight among each Benchmark Index component proportional to the next largest Benchmark Index component based on its un-weighted market capitalization until the sum of Benchmark Index components whose weight is greater than or equal to 4.5% of the total Benchmark Index market capitalization is as close as possible to but not greater than 45%. Accordingly no one Benchmark Index component’s weight can be greater than 20% of the total Benchmark Index market capitalization.  Once the rebalanced Benchmark Index weight of each component stock is so determined, such new Benchmark Index weights will be multiplied by the aggregate Benchmark Index free-float adjusted market capitalization and divided by the closing price of each Benchmark Index component stock in order to arrive at rebalanced Benchmark Index share quantities.

The Benchmark Index’s Holdings Information (as of April 10, 2012)

As of April 10, 2012, the Benchmark Index is comprised of forty-three (43) component securities.  The top ten component securities and sectors or industries in the Benchmark Index as of that date are as follows:

Top 10 holdings of the Benchmark Index		Top holdings of the Benchmark Index by sector or industry*
Company (Type of Security)	Percentage of Total Holdings	Sector or Industry	Percentage of Total Holdings
China Mobile Limited (ADS)	11.14%	Information Technology	24.92%
PetroChina Company Limited (ADS)	7.68%	Energy	24.08%

Top 10 holdings of the Benchmark Index		Top holdings of the Benchmark Index by sector or industry*
Company (Type of Security)	Percentage of Total Holdings	Sector or Industry	Percentage of Total Holdings
CNOOC Limited (ADS)	7.59%	Telecommunication Services	18.80%
Baidu, Inc. (ADS)	6.63%	Consumer Discretionary	12.27%
China Life Insurance Company Limited (ADS)	6.11%	Financials	6.84%
China Petroleum & Chemical Corporation (ADS)	5.89%	Industrials	4.26%
China Unicom (Hong Kong) Limited (ADS)	3.90%	Health Care	3.95%
China Telecom Corporation Limited (ADS)	3.75%	Materials	3.10%
NetEase, Inc. (ADS)	3.09%	Utilities	1.78%
Yanzhou Coal Mining Company Limited (ADS)	2.91%
Source: BNY Mellon®.		* Based on standard industry classifications

As reflected in the tables above, as of April 10, 2012, the top ten company holdings of the Benchmark Index made up 58.69% of its weight and the top five holdings of the Benchmark Index made up 39.15% of its weight.  As of April 10, 2012, the top five sectors or industries made up 86.91% of its weight and the top three sectors or industries made up 67.79% of its weight.

Dow Jones Indexes as index calculation agent for the Benchmark Index

Dow Jones Indexes, the marketing name and licensed trademark of CME Group Index Services LLC, will act as the calculation agent for the Benchmark Index and will be responsible for maintaining and calculating the level of the Benchmark Index using the methodology published by BNY Mellon®.  BNY Mellon® will be the final authority on the Benchmark Index and the interpretation of the methodology.

Index maintenance includes monitoring and implementing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings, spin-offs, or other corporate actions. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the Benchmark Index.

Other corporate actions, such as share issuances, change the aggregate free-float adjusted market capitalization of the Index and, therefore, require an index divisor adjustment as well. To avoid index discontinuity due to adjusting for corporate actions, offsetting index divisor adjustments are ordinarily made. By adjusting the index divisor for the changes in the aggregate free-float adjusted market capitalization of the Benchmark Index arising from one or more corporate actions affecting component stocks, the values of the Benchmark Index and the Benchmark Index remain constant. This helps keep the value of the Benchmark Index accurate as a barometer of stock market performance and ensures that the movements of the Index and the Benchmark Index will not be improperly affected by corporate actions in the component stocks.  Corporate actions that require divisor adjustments will be evaluated by the calculation agent based on the best information available to it, and the calculation agent will determine and implement such changes prior to the opening of trading on the effective date.  The calculation agent will supply to the ADR Index Administrator after the close of business of every trading day, a data file that reflects that day’s current index constituent data and the index divisor, as well as the next day’s information.

License Agreement with BNY Mellon®

BNY Mellon® has entered into a non-transferable, non-exclusive license agreement granting us and certain of our affiliated or subsidiary companies, in exchange for a fee, the right to use the Benchmark Index, which is owned by BNY Mellon®, in connection with certain securities, including the ETNs.  The license agreement between BNY Mellon® and us provides that the following language must be set forth in this pricing supplement:

BNY Mellon® and BNY Mellon China Select ADR IndexSM ("BNYM Licensor Index Marks") are service marks of The Bank of New York Mellon Corporation or any of its subsidiaries, affiliates or group companies ("BNY Mellon") and have been licensed for use for certain purposes by The Royal Bank of Scotland plc and RBS Securities Inc. (collectively, the “Licensee”).  Products based on the BNYM Licensor Index Marks named above are not sponsored, endorsed, sold, recommended or promoted BNY Mellon®, and BNY Mellon® does not make any representation or warranty, express or implied, to the purchasers or owners of the products or any member of the public regarding the advisability of investing in financial products generally or in these products particularly, the ability of the index named above to track market performance or the suitability or appropriateness of the products for such purchasers, owners or such member of the public.  The relationship between BNY Mellon®, on one hand, and the Licensee, on the other, is limited to the licensing of certain servicemarks and trade names of BNY Mellon®, and the BNYM Licensor Index Marks are determined, composed and calculated by BNY Mellon® without regard to the Licensee or their products.  BNY Mellon® has no obligation to take the needs of the Licensee or the purchasers or owners of their products into consideration in determining, composing or calculating the index named above.  BNY Mellon® is not responsible for, nor has participated in, the determination of the timing of, prices at, or quantities of the products to be issued or in the determination or calculation of the equation by which the products are to be converted into cash.  BNY Mellon® has no obligation or liability in connection with the administration, marketing or trading of the products.  BNY MELLON® DOES NOT GUARANTEE THE ACCURACY OR COMPLETENESS OF THE INDEX LISTED ABOVE OR ANY DATA INCLUDED THEREIN, AND BNY MELLON® SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN.  BNY MELLON® MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, PURCHASERS OR OWNERS OF THEIR PRODUCTS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES LISTED ABOVE OR ANY DATA INCLUDED THEREIN.  BNY MELLON® MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEXES LISTED ABOVE OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL BNY MELLON® HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Cash Rate

The Cash Rate is the yield on a hypothetical notional investment in 3-month U.S. Treasury bills, which are short-dated debt instruments that are issued on a regular basis by the U.S. Treasury.

The U.S. Treasury issues Treasury bills, including 3-month Treasury bills, at a discount at public auctions, typically on a weekly basis.  Two types of bids are accepted.  With a competitive bid, the bidder specifies the discount rate it will accept.  With a non-competitive bid, the bidder agrees to accept the discount rate set at auction.  At the close of an auction, the U.S. Treasury accepts all non-competitive bids that comply with the auction rules, and then accepts competitive bids in ascending order in terms of their discount rates (from lowest to highest) until the quantity of accepted bids reaches the offering amount.  All bidders, competitive and non-competitive, will receive the same discount rate or yield at the highest accepted bid.  This highest accepted bid is the auction high rate.  The Index references the most recent auction high rate for 3-month Treasury bills as reported by the U.S. Department of the Treasury in calculating the Index level when the Index is tracking the Cash Rate.  The primary source for the yield for 3-month Treasury bills will be the rate published by the U.S. Department of the Treasury, although the Index calculation agent may also obtain the yield from Bloomberg page “USB3MTA Index” (or any successor page).

Because the Cash Rate is determined in reference to the weekly auction held by the U.S. Treasury, the Cash Rate will not reflect the most current prevailing prices for 3-month U.S. Treasury bills because changes in the trading price of 3-month U.S. Treasury bills in the inter-dealer market will not be taken into account.

VALUATION OF THE ETNS

The market price of the ETNs will be the bid or ask price for the ETNs as quoted on NYSE Arca under the ticker symbol “TCHI.”  The market price of the ETNs will be the price at which you may be able to buy or sell your ETNs in the secondary market.

Daily Redemption Value and Market Price

While the market price of the ETNs may bear some correlation to the daily redemption value of the ETNs, the market price is not the same as the daily redemption value.  The daily redemption value, which is the price we will pay you for your ETNs at maturity or upon early repurchase or redemption, will be determined by the calculation agent, based on the formula described in this pricing supplement.  The calculation agent will publish the daily redemption value of the ETNs for each valuation date via NYSE Arca under the symbol “TCHI.NV” and on its website at www.rbs.com/etnus/TCHI (or another website relating to the ETNs that we may specify).  Information contained on that website is not incorporated by reference in, and should not be considered a part of, this pricing supplement.

The market price of the ETNs will be affected by several factors, many of which are beyond our control.  We expect that generally the level of the Index on any day will affect the market price of the ETNs more than any other factor.  The level of the Index in turn will be affected by the performance of the securities comprising the Benchmark Index or the Cash Rate as described under “The Index” above.  Other factors that may influence the market price of the ETNs include, but are not limited to, supply and demand for the ETNs, the volatility of the Benchmark Index and the Index, the return on the securities comprising the Benchmark Index, prevailing interest rates, the volatility of securities markets, economic, financial, political, regulatory or judicial events that affect the Benchmark Index and trading in the securities comprising the Benchmark Index, the level of the Benchmark Index and the Index and the value of the Cash Rate, the general interest rate environment, as well as the actual or perceived creditworthiness of RBS plc and RBSG.  See “Risk Factors” in this pricing supplement for a discussion of the factors that may influence the market price of the ETNs prior to maturity.

Indicative Value

An intraday “indicative value” is meant to approximate the intrinsic economic value of the ETNs from time to time.  The Index calculation agent will publish the intraday “indicative value” of the ETNs every 15 seconds via NYSE Arca under the symbol “TCHI.IV.”  The actual trading price or market price of the ETNs (NYSE Arca: “TCHI”) may vary significantly from the indicative value (NYSE Arca: “TCHI.IV”) and the daily redemption value (NYSE Arca: “TCHI.NV”).   Paying a premium price over the indicative value of the ETNs could lead to significant losses in the event you sell such ETNs at a time when that premium is no longer present in the marketplace, or in the event the ETNs are redeemed at our option (in which case you will receive a cash payment in an amount equal to the daily redemption value on the applicable valuation date). If you were to sell your ETNs in the secondary market, if any, you would receive the market price for the ETNs, which may be more or less than the stated face amount, the indicative value or the daily redemption value of your ETNs, and which may be more or less than what you paid for them.

Any payment on the ETNs at maturity or upon early repurchase or redemption will be based on the daily redemption value on the applicable valuation date, as determined by the calculation agent, and not on any intraday “indicative value” of the ETNs as published by the Index calculation agent.

The “indicative value” of the ETNs, which refers to the value of the ETNs at any given time, equals (a) the daily redemption value on the immediately preceding valuation date, multiplied by (b) the index factor at such time, multiplied by (c) the fee factor for the day on which such time occurs.  For purposes of determining the indicative value at any time:

•	the “index factor” at any time will be equal to the Index level at such time, divided by the Index closing level on the valuation date immediately preceding the day on which such time occurs;

•	the “fee factor” on any valuation date will be equal to one minus the investor fee, which is equal to the product of (a) the annual investor fee and (b) the day-count fraction;

•
the “annual investor fee” will be equal to (a) 1.10% per annum when the Index is tracking the Benchmark Index and (b) 0.50% per annum when the Index is not tracking the Benchmark Index, and instead, is tracking the Cash Rate; and

•
on any valuation date, the “day-count fraction” is equal to the number of days from, but excluding, the immediately preceding valuation date to, and including, the applicable valuation date, divided by 365.

The indicative value calculation will be provided for reference purposes only.  It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or repurchase of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads.

Index Levels

The Index is a proprietary index that The Royal Bank of Scotland plc, as Index Sponsor, developed and owns.  Dow Jones Indexes, the marketing name and licensed trademark of CME Group Index Services LLC, as Index calculation agent pursuant to an agreement with the Index Sponsor, will calculate and disseminate the Index level approximately every 15 seconds (assuming the Index level has changed within such 15-second interval) from 9:30 a.m. to approximately 5:00 p.m. (New York City time) on each Index business day.  Index Levels will be displayed on Bloomberg page “TPCHINUT <Index>” (or on any successor page), and will also be published via the NYSE Arca under symbol “TPCHINUT.”  We are not incorporating by reference herein the website or any material included in such NYSE Arca website or Bloomberg page or website.  For further information on the Index levels, see “The Index” above.

Repurchase or Redemption

As discussed in “Specific Terms of the ETNs—Payment upon Repurchase or Redemption” below, subject to certain restrictions, on any business day from, and including, the initial issuance of the ETNs on the initial settlement date to, and including, April 10, 2042, you may offer your ETNs to RBS plc for repurchase.  If you choose to offer your ETNs for repurchase, you must offer at least the applicable minimum repurchase amount to RBS plc for repurchase on any repurchase date in accordance with the procedures set forth under “Specific Terms of the ETNs—Repurchase at Your Option” in this pricing supplement.  The last date on which RBS plc will repurchase your ETNs will be April 16, 2042.  The daily repurchase feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a discount to their indicative value, although there can be no assurance that arbitrageurs will employ the repurchase feature in this manner.

SPECIFIC TERMS OF THE ETNS

In this section, references to “holders” mean those who own the ETNs registered in their own names, on the books that we or the securities administrator maintain for this purpose, and not those who own beneficial interests in the ETNs registered in street name or in the ETNs issued in book-entry form through DTC or another depositary.  Owners of beneficial interests in the ETNs should read the section “—Forms of the ETNs” below and “Description of Debt Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus dated May 18, 2010 (the “prospectus”).

The ETNs are securities as described in the prospectus which also contains a detailed summary of additional provisions of the ETNs and of the amended and restated indenture, dated as of August 13, 2010 (the “original indenture”), among us, as issuer, RBSG, as guarantor, and The Bank of New York Mellon, acting through its London Branch, as original trustee, as supplemented by a first supplemental indenture dated as of August 25, 2010 (the “first supplemental indenture”), among us, as issuer, RBSG, as guarantor, The Bank of New York Mellon, acting through its London Branch, as original trustee, Wilmington Trust Company, as trustee, and Citibank, N.A., as securities administrator, and a third supplemental indenture dated as of September 27, 2011 (the “third supplemental indenture”) among us, as issuer, RBSG, as guarantor, and Wilmington Trust Company, as trustee, under which the ETNs will be issued (the original indenture, as supplemented by the first supplemental indenture and the third supplemental indenture, and as may be further supplemented or amended from time to time, collectively, the “indenture”).  You should read all the provisions of the accompanying prospectus, including information incorporated by reference, and the indenture.  Pursuant to an administration agreement dated as of August 25, 2010 (the “administration agreement”), among us, RBSG, Wilmington Trust Company, and Citibank, N.A., the securities administrator will be the authenticating agent, paying agent, securities registrar and transfer agent for the ETNs.

Please note that the information about the price to the public and the proceeds to us on the front cover of this pricing supplement relates only to the initial sale of the ETNs.  If you have purchased the ETNs after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

Interest

We will not make any interest payments during the term of the ETNs.

Denomination

We will offer the ETNs in denominations of $25.00 stated face amount.  Any ETNs issued in the future may be issued at a price higher or lower than the stated face amount, based on the indicative value of the ETNs at that time.  However, regardless of the issue price of any ETNs, the stated face amount or par value of all ETNs will be $25.00.

Ranking

The ETNs will constitute our unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all our other present and future unsecured and unsubordinated obligations save for those preferred by mandatory provision of law.  The indenture does not limit the amount of additional indebtedness that we may incur.

Guarantee

The Royal Bank of Scotland Group plc, which we refer to as RBSG, will fully and unconditionally guarantee payment in full to the holders of the ETNs.  The guarantee is set forth in, and forms a part of, the indenture under which the ETNs will be issued.  If, for any reason, we do not make any required payment in respect of the ETNs when due, RBSG, as the guarantor thereof, will cause the payment to be made to or to the order of the applicable paying agent on behalf of the trustee.  The holder of the guaranteed ETN may sue the guarantor to enforce its rights under the guarantee without first suing us or any other person or entity.  The guarantees will constitute RBSG’s unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all RBSG’s other present and future unsecured and unsubordinated obligations.  RBSG may, without the consent of the holders of the ETNs, assume all of our rights and obligations under the ETNs and upon such assumption, we will be released from our liabilities with respect to the indenture and the ETNs.  Any payment in respect of the ETNs, including any repayment of your investment, will be subject to the credit risk of us and RBSG.

Payment at Maturity

The ETNs will mature on the maturity date stated on the cover of this pricing supplement, subject to postponement as described below.  If you hold your ETNs to maturity, you will receive a cash payment on the stated maturity date that is equal to the daily redemption value of the ETNs on April 15, 2042 (the “final valuation date”), unless the final valuation date and/or maturity date is postponed as described below.  The calculation agent will determine the applicable daily redemption value in the manner described under “—Daily Redemption Value” below.  In addition, if the daily redemption value per ETN on any valuation date equals zero, the ETNs will be automatically accelerated on such day for an amount equal to the zero daily redemption value and will cease to be outstanding thereafter.  In such event, you will not receive any payment in respect of your investment.

If the final valuation date is not a trading day or if a market disruption event exists on the final valuation date, then the calculation agent will postpone the determination of the daily redemption value for the final valuation date, in which case the maturity date will be postponed to the third business day immediately following the final valuation date, as postponed, and the calculation agent will determine the daily redemption value as described under “—Postponement of a Valuation Date” below.  If the maturity date stated on the cover of this pricing supplement is not a business day, the maturity date will be the next following business day.  In the event that payment at maturity is deferred beyond the stated maturity date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

Any payment you will be entitled to receive on the ETNs is subject to the ability of The Royal Bank of Scotland plc, which we refer to as RBS plc, as the issuer of the ETNs, and RBSG as the guarantor of the issuer’s obligations under the ETNs, to pay their respective obligations as they become due.

Repurchase at Your Option

Subject to certain restrictions, on any business day from, and including, the initial issuance of the ETNs on the initial settlement date to, and including, April 10, 2042, you may offer your ETNs to us for repurchase.  If you choose to offer your ETNs for repurchase, you must offer at least 20,000 ETNs to us for any single repurchase on any repurchase date in accordance with the procedures described below; provided that RBS plc may, in its sole discretion, from time to time, reduce the minimum repurchase amount.  Any such reduction will be applied on a consistent basis for all holders of the ETNs from the time the reduction becomes effective.  Subject to any reduction in the minimum repurchase amount by RBS plc, if you offer at least 20,000 ETNs to us for repurchase and fulfill the repurchase procedures described below, we will be obligated to repurchase your ETNs on the applicable repurchase date.

If you wish to offer your ETNs to us for repurchase, you and your broker must follow the following procedures:

•
Your broker must deliver an irrevocable offer for repurchase, a form of which is attached as Annex A to this pricing supplement, to us by e-mail at ETNUSCorpActions@rbs.com.  If your offer for repurchase is received by us after 4:00 p.m., New York City time, on a business day, you will be deemed to have delivered your offer for repurchase on the following business day.

•
In addition to the offer for repurchase, your broker must deliver a completed and signed irrevocable confirmation of repurchase, a form of which is attached as Annex B, to us by facsimile by 5:00 p.m., New York City time, on the same day.  If your irrevocable confirmation of repurchase is received after 5:00 p.m., New York City time, you will be deemed to have delivered your confirmation of repurchase on the following business day.  One portion of the confirmation of repurchase must be completed by you as beneficial owner of the ETNs, and the other portion must be completed by your broker.  You must offer at least 20,000 ETNs for repurchase by us on any repurchase date; provided that RBS plc may, in its sole discretion, from time to time, reduce the minimum repurchase amount.  We must acknowledge receipt from your broker in order for your offer to be effective.

•	Your broker must book a delivery versus payment trade with respect to your ETNs on the applicable valuation date at a price equal to the applicable daily redemption value, facing us.

•
Your broker must cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable repurchase date (which is the third business day following the relevant valuation date as described under “—Payment upon Repurchase or Redemption” below).

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers.  Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the ETNs in respect of such deadlines.  Any repurchase instructions which we receive in accordance with the procedures described above will be irrevocable.

The applicable valuation date for any repurchase will be the trading day immediately following the business day on which you make, or are deemed to have made, your offer and confirmation to us to repurchase your ETNs, and the applicable repurchase date will be the third business day immediately following such valuation date.

Unless the scheduled repurchase date is postponed as described under “—Payment upon Repurchase or Redemption” below, the final day on which we will repurchase your ETNs will be April 16, 2042.  As such, you must offer your ETNs for repurchase no later than April 10, 2042 in order to have your ETNs repurchased on April 16, 2042, and the applicable valuation date for any such repurchase would be April 11, 2042.

A “trading day” is a day on which (a) trading is generally conducted on NYSE Arca and the Exchange, and (b) the level of the Index is calculated and published, in each case as determined by the calculation agent.

A “business day” is any day that is not a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law, executive order or governmental decree to be closed.

Redemption at Our Option

We may, in our sole discretion, redeem the ETNs, in whole but not in part, at any time during the period from, and including, the initial issuance of the ETNs on the initial settlement date, to, and including, April 16, 2042.  If we exercise our right to redeem the ETNs, we will deliver an irrevocable redemption notice to DTC (the holder of the global note) not less than five business days prior to the applicable redemption date.  The last day on which we can deliver a redemption notice is April 9, 2042.

The valuation date for any redemption, will be the trading day immediately following the business day on which we deliver the relevant redemption notice to DTC in accordance with the procedures set forth above.  The applicable redemption date will be specified in the redemption notice and will not be less than five business days or more than ten business days after the date of the redemption notice.

Payment upon Repurchase or Redemption

If your ETNs are repurchased or if we elect to redeem your ETNs in accordance with the procedures described under “—Repurchase at Your Option” and “—Redemption at Our Option” above, as the case may be, you will receive a cash payment on the relevant repurchase date or redemption date, as the case may be, in an amount per ETN equal to the daily redemption value of the ETNs on the applicable valuation date.

The applicable valuation date will be:

•
in the case of ETNs you have offered for repurchase, the trading day immediately following the business day on which you make, or are deemed to have made, your offer and confirmation to us to repurchase your ETNs; or

•	in the case of ETNs we have elected to redeem, the trading day immediately following the business day on which we deliver a redemption notice to DTC (as holder of the global note).

The repurchase date applicable to any repurchase will be the third business day immediately following the valuation date for such repurchase.  The redemption date will be specified in the redemption notice and will not be less than five business days or more than ten business days after the date of the redemption notice.

The calculation agent will determine the applicable daily redemption value in the manner described under “—Daily Redemption Value” below.

If the valuation date for any repurchase or redemption is not a trading day or if a market disruption event exists on such valuation date, then the calculation agent will postpone the valuation date as described under “—Postponement of a Valuation Date,” in which case the repurchase date or redemption date, as the case may be, will be postponed to the third business day immediately following the applicable valuation date, as postponed, and the calculation agent will determine the daily redemption value as described under “—Postponement of a Valuation Date” below.  In the event that payment upon repurchase or redemption by us is deferred beyond the original repurchase date or redemption date, as the case may be, as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

Any ETNs repurchased by us at your option or redeemed by us at our option will be cancelled.

Any payment you will be entitled to receive on the ETNs is subject to the ability of RBS plc as the issuer of the ETNs, and RBSG as the guarantor of the issuer’s obligations under the ETNs, to pay their respective obligations as they become due.

The daily redemption value payable at maturity or upon early repurchase or redemption of your ETNs is reduced by the aggregate investor fee applicable to your ETNs.  As a result, the level of the Index must increase by an amount sufficient to offset such reduction in order for you to receive at least the face amount of your investment at maturity or upon early repurchase or redemption.  If the level of the Index decreases or does not increase sufficiently, you will receive less, and possibly significantly less, than the face amount of your investment at maturity or upon early repurchase or redemption.

Acceleration Upon Zero Daily Redemption Value

If the daily redemption value per ETN on any valuation date equals zero, the ETNs will be automatically accelerated on such day for an amount equal to the zero daily redemption value and will cease to be outstanding thereafter.  In such event, you will not receive any payment in respect of your investment and you will lose your entire investment in the ETNs.

Daily Redemption Value

The daily redemption value as of April 13, 2012, the inception date, is equal to the stated face amount of $25.00 per ETN.  For any valuation date thereafter, the daily redemption value per ETN will be equal to:

•	the daily redemption value on the immediately preceding valuation date, multiplied by

•	the index factor (as defined below) on such valuation date, multiplied by

•	the fee factor (as defined below) on such valuation date.

The “index factor” on any valuation date, including the final valuation date, will be equal to the Index closing level on such valuation date, divided by the Index closing level on the immediately preceding valuation date.

The “Index closing level” on any valuation date will be the official closing level of the Index with respect to such valuation date reported on Bloomberg page “TPCHINUT <Index>” or any successor page on Bloomberg or any successor service, as applicable, or if the official closing level of the Index is not reported on such page, the official closing level of the Index with respect to such valuation date as published or otherwise made publicly available by the Index Sponsor or the Index calculation agent, in each case as determined by the calculation agent.  In certain circumstances, the Index closing level will be based on the alternative calculation of the Index as described under “—Discontinuation or Modification of the Index” below.

The “fee factor” on any valuation date, including the final valuation date, will be equal to one minus the investor fee, which is equal to the product of (a) the annual investor fee and (b) the day-count fraction.

The “annual investor fee” will be equal to (a) 1.10% per annum when the Index is tracking the Benchmark Index and (b) 0.50% per annum when the Index is not tracking the Benchmark Index, and instead, is tracking the Cash Rate.

On each valuation date, the “day-count fraction” is equal to the number of days from, but excluding, the immediately preceding valuation date to, and including, the applicable valuation date, divided by 365.

“Valuation date” means each business day from, and including, the inception date to, and including, the final valuation date.  If any valuation date is not a trading day or if a market disruption event exists on any valuation date, the valuation date (including the final valuation date) will be postponed for up to five business days as described under “—Postponement of a Valuation Date” below.

If the daily redemption value per ETN equals zero, the ETNs will be automatically accelerated on such date and will cease to be outstanding thereafter.  In such event, you will not receive any payment in respect of your investment and you will lose your entire investment in the ETNs.

Market Disruption Events

For purposes of the ETNs, a “market disruption event” means:

(a)
any suspension or absence of, or material limitation imposed on, trading by the relevant exchange in (i) when the Index is tracking the Benchmark Index, securities then included in the Benchmark Index, or futures or options contracts that reference the Benchmark Index, or futures or options contracts that reference such securities or the equity securities underlying such securities, then comprising 20% or more of the level of the Benchmark Index, as determined by the calculation agent, or (ii) when the Index is tracking the Cash Rate, 3-month U.S. Treasury bills or futures or options contracts that reference 3-month U.S. Treasury bills, whether by reason of movements in price exceeding limits permitted by the relevant exchange therefor or otherwise; or

(b)
any event (other than an event described in clause (a) above or clause (c) below) that disrupts or impairs the ability of market participants in general to effect transactions in or obtain market values for (i) when the Index is tracking the Benchmark Index, securities then included in the Benchmark Index, or futures or options contracts that reference the Benchmark Index, or futures or options contracts that reference such securities or the equity securities underlying such securities, then comprising 20% or more of the level of the Benchmark Index, as determined by the calculation agent, or (ii) when the Index is tracking the Cash Rate, 3-month U.S. Treasury bills or futures or options contracts that reference 3-month U.S. Treasury bills, on the relevant exchange therefor, on any other exchange or quotation system; or

(c)
the closure on any trading day of the relevant exchange for (i) when the Index is tracking the Benchmark Index, securities then included in the Benchmark Index, or futures or options contracts that reference the Benchmark Index, or futures or options contracts that reference such securities or the equity securities underlying such securities, then comprising 20% or more of the level of the Benchmark Index, as determined by the calculation agent, or (ii) when the Index is tracking the Cash Rate, 3-month U.S. Treasury bills or futures or options contracts that reference 3-month U.S. Treasury bills, prior to its scheduled closing time unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of (A) the actual closing time for the regular trading session on such exchange or quotation system on such trading day and (B) the submission deadline for orders to be entered into such exchange or quotation system for execution on such trading day.

The “relevant exchange” means (a) when the Index is tracking the Benchmark Index, the primary exchange or quotation system for (i) each component then included in the Benchmark Index, (ii) futures or option contracts on each such component, (iii) futures or option contracts on the equity security underlying each such component and (iv) futures or option contracts on the Benchmark Index, and (b) when the Index is tracking the Cash Rate, the exchange or trading market that serves as the primary source of prices for 3-month U.S. Treasury bills or the primary exchange where options or futures contracts on 3-month U.S. Treasury bills are traded, in each case, as determined by the calculation agent.

For purposes of determining whether a market disruption event exists at any time, if trading in a security included in the Benchmark Index, or futures or options contracts that reference such security or the equity security underlying such security, is suspended or materially limited at that time, or there occurs an event that disrupts or impairs the ability of market participants in general to effect transactions in or obtain market values for such security or contract, then, as determined by the calculation agent, the relevant percentage contribution of that security to the level of the Benchmark Index will be based on a comparison of (a) the portion of the level of the Benchmark Index attributable to that security relative to (b) the overall level of the Benchmark Index, in each case immediately before the occurrence of that suspension, limitation or other market disruption, as the case may be.

For purposes of determining whether a market disruption event has occurred or is continuing:

•
a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market;

•	a decision permanently to discontinue trading in the relevant futures or options contract will not constitute a market disruption event;

•
limitations pursuant to NYSE Rule 80B (or the rules of any relevant exchange similar to any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of similar scope as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension or absence or material limitation of trading;

•
a suspension of trading in futures or options contracts on any security, equity security underlying such security, the Benchmark Index or the 3-month U.S. Treasury bills by the primary exchange or market related to such contract by reason of (i) a price change exceeding limits set by such exchange or market, (ii) an imbalance of orders relating to such contracts or (iii) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or absence or material limitation of trading in futures or options contracts related to the Benchmark Index or 3-month U.S. Treasury bills; and

•
a suspension or absence or material limitation of trading on any relevant exchange or on the primary market on which futures or options contracts related to any component security of the Benchmark Index, equity security underlying such security, the Benchmark Index or 3-month U.S. Treasury bills are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

Postponement of a Valuation Date

If any valuation date (including the final valuation date) is not a trading day, or if a market disruption event exists on any such valuation date, the valuation date will be postponed to the next succeeding trading day on which a market disruption event does not exist.  However, in no event will a valuation date be postponed more than five business days.  If a valuation date has been postponed for five business days and such fifth business day is not a trading day or a market disruption event exists on such fifth business day, the calculation agent will determine the Index closing level for such valuation date on such fifth business day in accordance with the formula for calculating the Index closing level last in effect prior to the commencement of the market disruption event or non-trading day, using the closing level of the Benchmark Index and/or the most recent value of the Cash Rate and, if the closing level of the Benchmark Index or the most recent value of the Cash Rate is not available, using the prices of each security most recently comprising the Benchmark Index or the last published T-Bill Auction Rate, as applicable (or, if trading in the securities or 3-month U.S. Treasury bills has been materially suspended or materially limited, its good faith estimate of the prices of each security or T-Bill Auction Rate that would have prevailed but for such suspension or limitation), on such fifth business day.  The primary source for the T-Bill Auction Rate will be the rate published by the U.S. Department of the Treasury, although the Index calculation agent may also obtain the T-Bill Auction Rate from Bloomberg page “USB3MTA Index” (or on any successor page).  If a valuation date is postponed, any corresponding repurchase date or redemption date or, in the case of the final valuation date, the maturity date, will also be postponed to the third business day immediately following the applicable valuation date or final valuation date, as the case may be, as postponed.  Any such postponement or determination by the calculation agent may adversely affect your return on the ETNs.  In addition, no interest or other payment will be payable as a result of such postponement.

All determinations and adjustments to be made by the calculation agent with respect to the daily redemption value and the amount payable upon repurchase or redemption or at maturity will be made by the calculation agent in its sole discretion.  See “Risk Factors” for a discussion of certain conflicts of interest which may arise with respect to the calculation agent.

Default Amount on Acceleration

For the purpose of determining whether the holders of our RBS NotesSM, of which the ETNs are a part, are entitled to take any action under the indenture, we will treat the stated face amount of each ETN outstanding as the principal amount of that ETN.  Although the terms of the ETNs may differ from those of the other RBS NotesSM, holders of specified percentages in principal amount of all RBS NotesSM will be able to take action affecting all the RBS NotesSM, including the ETNs.  This action may involve changing some of the terms that apply to the RBS NotesSM, accelerating the maturity of the RBS NotesSM after a default or waiving some of our obligations under the indenture.

In case an event of default (as defined in the prospectus) with respect to the ETNs shall have occurred and be continuing, the amount declared due and payable for each ETN upon any acceleration of the ETNs will be determined by RBSSI, as calculation agent, and will equal the daily redemption value calculated as if the date of acceleration were the applicable valuation date.  See “Description of Debt Securities—Events of Default; Limitation of Remedies” in the prospectus.

If the maturity of the ETNs is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its Delaware office, and to the securities administrator at its New York office, on which notice the trustee and the securities administrator may conclusively rely, and to DTC of the aggregate cash amount due with respect to the ETNs, if any, as promptly as possible and in no event later than two business days after the date of acceleration.

Further Issuances

We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional securities having the same terms and conditions as the ETNs offered by this pricing supplement, and ranking on an equal basis with the ETNs in all respects.  If there is substantial demand for the ETNs, we may issue additional ETNs frequently.  We are initially offering up to a maximum aggregate face amount of ETNs linked to the Index of $100,000,000 (equivalent to 4,000,000 ETNs).  However, we have no obligation to issue up to this amount or any specific amount of ETNs and, in our sole discretion, may issue ETNs in excess of this amount.  If we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time. If we start selling additional ETNs, we may stop selling additional ETNs for any reason, which could materially and adversely affect the price and liquidity of the ETNs in the secondary market.  See “Risk Factors—We are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time.” Such additional ETNs will be consolidated and form a single series with the ETNs and all other RBS NotesSM issued pursuant to the indenture.  We have no obligation to take your interests into account when deciding to issue additional securities.

Discontinuation or Modification of the Index

If the Index Sponsor discontinues publication of the Index and the Index Sponsor or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “Successor Index”), then the Index closing level, daily redemption value of the ETNs and all calculations related to the Index will be determined by reference to the value of such Successor Index.  References to the “Index” in this pricing supplement are deemed to include references to any relevant Successor Index where applicable.

Upon any selection by the calculation agent of a Successor Index, the calculation agent will cause written notice thereof to be furnished to us, the trustee, the securities administrator and DTC as the holder of the ETNs within three trading days of such selection.

If the Index Sponsor discontinues publication of the Index and the calculation agent determines that no Successor Index is available with respect to the Index at such time, then the calculation agent will determine the Index closing levels in accordance with the formula for and method of calculating the Index last in effect prior to such discontinuance, using the Benchmark Index Closing Level (or, if the Benchmark Index Closing Level is not available, its good faith estimate of the closing level of the Benchmark Index in accordance with the formula for and method of calculating the Benchmark Index last in effect prior to such discontinuance, and based on the closing price of each security most recently comprising the Benchmark Index) and the Cash Rate.  Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect the value of the ETNs.

If at any time the method of calculating the Index or a Successor Index, or the value thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of the Index or such Successor Index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on the next valuation date, make such calculations and adjustments to the terms of the ETNs as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value of an index comparable to the Index or Successor Index, as the case may be, as if such changes or modifications had not been made, and on each valuation date thereafter, make each relevant calculation with reference to the Index or Successor Index, as adjusted.  Accordingly, if the method of calculating the Index or a Successor Index is modified so that the value of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in the index), then the calculation agent will adjust such index in order to arrive at a level of the Index or Successor Index as if it had not been modified (e.g., as if such split or reverse split had not occurred).

If a Successor Index is selected or if the calculation agent determines the value of an Index as described above, the value of the Index as determined by the calculation agent will be used as a substitute for the Index for all  purposes, including for the purpose of determining whether a market disruption event (as defined below) has occurred or is continuing.

Manner of Transfer, Exchange and Payment

If we ever issue ETNs in certificated form, those ETNs may be presented for payment, transfer and exchange at the office of any transfer agent designated and maintained by us.  We have initially designated Citibank, N.A, the securities administrator under the indenture, at 111 Wall Street, 15th Floor Window, New York, New York 10005, Attention: Corporate Trust Services, as our current agent for the payment, transfer and exchange of the ETNs.  We refer to Citibank, N.A., acting in this capacity, as the paying agent. However, holders of global securities may transfer and exchange global securities only in the manner and to the extent set forth under “Description of Debt Securities — Form of Debt Securities; Book-Entry System” in the accompanying prospectus.

We will not be required to:

•
register the transfer or exchange of any ETN if the holder has exercised the holder’s right, if any, to require us to repurchase the ETN, in whole or in part, except the portion of the ETN not required to be repurchased;

•	register the transfer or exchange of ETNs to be redeemed for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption; or

•	register the transfer or exchange of any ETN selected for redemption in whole or in part, except the unredeemed or unpaid portion of that ETN being redeemed in part.

No service charge will be made for any registration or transfer or exchange of ETNs, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of ETNs.

Book-Entry Securities.  The paying agent will make payments on the ETNs to the account of the depositary (which is initially DTC), as holder of the global securities representing the ETNs, by wire transfer of immediately available funds. We expect that the depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the global securities as shown on the records of the depositary. We also expect that payments by the depositary’s participants to owners of beneficial interests in the global securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

Certificated Securities.  Any payment on the ETNs will be made in immediately available funds to accounts designated by you and approved by us, or at the office of the paying agent specified above, but only when the ETNs are surrendered to the paying agent at that office.

Role of Calculation Agent

RBS Securities Inc., or RBSSI, an affiliate of ours, will serve as the calculation agent.  The calculation agent will, in its reasonable discretion, make all determinations regarding the value of the ETNs, including at maturity or upon early repurchase or redemption by us, market disruption events (see “—Postponement of a Valuation Date”), business days, trading days, the daily redemption value, the maturity date, valuation dates, repurchase dates, the amount payable in respect of your ETNs at maturity or upon early repurchase or redemption by us and any other calculations or determinations to be made by the calculation agent as specified herein.  All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.

Additional Amounts

We or RBSG will pay any amounts to be paid by us or RBSG, as guarantor, on any ETNs without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any U.K. political subdivision or authority that has the power to tax (a “U.K. taxing jurisdiction”), unless such deduction or withholding is required by law.  If at any time a U.K. taxing jurisdiction requires us or RBSG, as guarantor, to make such deduction or withholding, we or RBSG, as guarantor, will pay additional amounts with respect to payments on the ETNs (“Additional Amounts”) that are necessary in order that the net amounts paid to the holders of those ETNs, after the deduction or withholding, shall equal the amounts of any payments which would have been payable on those ETNs if the deduction or withholding had not been required.

However, this will not apply to any tax, levy, impost, duty, charge, fee, deduction or withholding that would not have been payable or due but for the fact that:

•
the holder or the beneficial owner of the ETNs is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a U.K. taxing jurisdiction or otherwise has some connection with the U.K. taxing jurisdiction other than the holding or ownership of an ETN or the collection of any payments on any ETN;

•	except in the case of a winding up in the United Kingdom, the relevant ETN is presented (where presentation is required) for payment in the United Kingdom;

•
the relevant ETN is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the ETN (where presentation is required) for payment at the close of that 30-day period;

•
the holder or the beneficial owner of the relevant ETN or the beneficial owner of any payments on the ETN failed to comply with a request by us, RBSG, our liquidator or RBSG's liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any information requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a U.K. taxing jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge, fee, deduction or withholding;

•
the withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directives;

•
the relevant ETN is presented (where presentation is required) for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant ETN (where presentation is required) to another paying agent in a Member State of the European Union; or

•	any combination of the above items;

nor shall Additional Amounts be paid with respect to any payments on the ETNs to any person if the payment would be required by the laws of any U.K. tax jurisdiction to be included in the income of another person and such other person would not have been entitled to such Additional Amounts had it received such payment directly.

Whenever we refer in this pricing supplement, in any context, to any payments on any security of any series, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

We are neither under any obligation to, nor do we intend to, make any additional payments in respect of U.S. tax or withholding requirements.

Forms of the ETNs

We will offer the ETNs on a continuing basis and will issue ETNs only in fully registered form either as registered global securities or, in limited circumstances, as certificated securities (which we also refer to as definitive securities).  References to “holders” mean those who own ETNs registered in their own names, on the books that we or the securities administrator maintain for this purpose, and not those who own beneficial interests in ETNs registered in street name or in ETNs issued in book-entry form through one or more depositaries.

Registered Global Securities

The ETNs will initially be issued as registered global securities, and we will issue one or more global certificates representing the entire issue of ETNs.  Except as set forth in the accompanying prospectus under “Description of Debt Securities—Form of Debt Securities; Book-Entry System—Issuance of Definitive Securities” you may not exchange registered global securities or interests in registered global securities for certificated securities.

Each global note certificate representing registered global securities will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC.  These certificates name DTC or its nominee as the owner of the ETNs.  DTC maintains a computerized system that will reflect the interests held by its participants in the global securities.  An investor’s beneficial interest will be reflected in the records of DTC’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative.  A further description of the DTC’s procedures for global securities representing book-entry securities is set forth under “Description of Debt Securities—Form of Debt Securities; Book-Entry System—The Clearing Systems—DTC” in the prospectus.

Certificated Securities

If we issue ETNs in certificated form, the certificate will name the investor or the investor’s nominee as the owner of the ETN.  The person named in the note register will be considered the owner of the ETN for all purposes under the indenture.  For example, if we need to ask the holders of the ETNs to vote on a proposed amendment to the ETNs, the person named in the note register will be asked to cast any vote regarding that ETN.  If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your ETN in our records and will be entitled to cast the vote regarding your ETN.  You may not exchange certificated securities for registered global securities or interests in registered global securities.  See “Description of Debt Securities—Form of Debt Securities; Book-Entry System—Issuance of Definitive Securities” in the accompanying prospectus.

Trustee and Securities Administrator

Wilmington Trust Company is the trustee for the ETNs under the indenture.  Wilmington Trust Company’s address is 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890.  Citibank, N.A. will act as securities administrator for the ETNs.  We and our affiliates may from time to time maintain banking relationships or conduct transactions in the ordinary course of business with the trustee, the securities administrator, and their affiliates.  Wilmington Trust Company and Citibank, N.A. also serve in similar capacities for a number of series of our outstanding indebtedness.

CLEARANCE AND SETTLEMENT

DTC participants that hold the ETNs through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the ETNs and secondary market trading between DTC participants.  See “Description of Debt Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus for more information.

VALIDITY OF THE ETNS

Davis Polk & Wardwell LLP, New York, New York, will pass upon the validity of the ETNs and will rely as to all matters of Scots law on the opinion of Dundas & Wilson CS LLP, Edinburgh, Scotland.

USE OF PROCEEDS; HEDGING

The net proceeds we receive from the sale of the ETNs will be used for general corporate purposes and, in part, by us or one or more of our affiliates in connection with hedging our obligations under the ETNs.  The cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in managing the hedging transactions.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.  See also “Risk Factors—Risks Relating to the ETNs—Hedging and trading activities by us or our affiliates could affect prices of ETNs” and “Plan of Distribution (Conflicts of Interest)” in this pricing supplement, and “Use of Proceeds” in the accompanying prospectus.

From time to time after issuance and prior to the maturity of any ETNs, depending on market conditions (including the level of the Index), in connection with hedging certain of the risks associated with the ETNs, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, the Benchmark Index, any security comprising the Benchmark Index or U.S. Treasury bills.  In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future.  To the extent that we or one or more of our affiliates have a hedge position in the Benchmark Index, any securities comprising the Benchmark Index or U.S. Treasury bills, we or one or more of our affiliates may liquidate a portion of those holdings on or before the final valuation date.  Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time.  Our or our affiliates’ hedging activities will not be limited to any particular securities exchange or market.

The hedging activity discussed above may adversely affect the level of the Index.  As a result, such activity may affect the market price of the ETNs and the amount payable at maturity or upon early repurchase or redemption by RBS plc.  See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

TAXATION IN THE UNITED KINGDOM

The following is a general summary of certain U.K. tax consequences as of the date of this pricing supplement in relation to the ETNs. It is based on current United Kingdom tax law and HM Revenue & Customs practice and is not exhaustive. Any holders who are in doubt as to their tax position should consult their professional advisers.

Payments on the ETNs

Where ETNs are to be, or may fall to be, redeemed at a premium, then any such element of premium may constitute a payment of interest for the purposes of United Kingdom withholding tax. If any such element of premium does not constitute a payment of interest for the purposes of United Kingdom withholding tax it generally will be paid by RBS plc without withholding or deduction for or on account of United Kingdom income tax.

Payments on the ETNs of amounts treated as interest for the purposes of United Kingdom withholding tax generally will be paid by RBS plc without withholding or deduction for or on account of United Kingdom income tax provided that RBS plc continues to be a bank within the meaning of Section 991 of the Income Tax Act 2007 (the “ITA 2007”) and the interest on the ETNs is paid in the ordinary course of its business within the meaning of Section 878 of the ITA 2007.

Payments on the ETNs of amounts treated as interest for the purposes of United Kingdom withholding tax generally will also be paid by RBS plc without withholding or deduction for or on account of United Kingdom income tax if the payments are regarded as made under derivative contracts the profits and losses arising from which are calculated in accordance with Part 7 of Corporation Tax Act 2009.

Additionally, if the ETNs are and continue to be “quoted Eurobonds”, payments of interest by RBS plc on the ETNs would be made without withholding or deduction for or on account of United Kingdom tax. The ETNs issued will constitute “quoted Eurobonds” if they are and continue to be listed on a recognised stock exchange, within the meaning of Section 1005 of the ITA 2007. The NYSE Arca is a recognised stock exchange for these purposes. Securities will be treated as listed on the NYSE Arca if they are both admitted to trading on the main market of the NYSE Arca and are officially listed in the United States in accordance with provisions corresponding to those generally applicable in countries in the European Economic Area.

In all other cases, payments treated as interest for the purposes of United Kingdom withholding tax will generally be paid by RBS plc subject to deduction of income tax at the basic rate (currently 20%), subject to the availability of other reliefs or to any direction to the contrary from HM Revenue & Customs in respect of such relief as may be available pursuant to the provisions of any applicable double taxation treaty.

If RBSG makes any payments in respect of amounts treated as interest on the ETNs (or other amounts due under the ETNs other than the repayment of amounts subscribed for the ETNs), such payments may be subject to United Kingdom withholding tax at the basic rate, subject to the availability of other reliefs or to any direction to the contrary from HM Revenue & Customs in respect of such relief as may be available pursuant to the provisions of any applicable double taxation treaty.

Persons in the United Kingdom (i) paying interest (or amounts treated as interest) to or receiving interest (or amounts treated as interest) on behalf of another person who is an individual, or (ii) paying amounts due on redemption of any ETNs which constitute deeply discounted securities as defined in Chapter 8 of Part 4 of the Income Tax (Trading and Other Income) Act 2005 to or receiving such amounts on behalf of another person who is an individual, may be required to provide certain information to HM Revenue & Customs regarding the identity of the payee or person entitled to the interest and, in certain circumstances, such information may be exchanged with tax authorities in other countries. However, in relation to amounts payable on the redemption of such ETNs, HM Revenue & Customs published practice indicates that HM Revenue & Customs will not exercise its power to obtain information where such amounts are paid or received on or before April 5, 2013.

EU Directive on the Taxation of Savings Income

The EU has adopted a Directive regarding the taxation of savings income. The Directive requires Member States to provide to the tax authorities of other Member States details of payments of interest and other similar income paid by a person to (of for the benefit of) an individual or to certain other persons in another Member

State, except that Austria and Luxembourg will instead impose a withholding system for a transitional period (subject to a procedure whereby, on meeting certain conditions, the beneficial owner of the interest or other income may request that no tax be withheld) unless during such period they elect otherwise. The European Commission has proposed certain amendments to the Directive, which may, if implemented, amend or broaden the scope of the requirements described above.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of ownership and disposition of the ETNs. It applies to you only if you hold the ETNs as capital assets within the meaning of Section 1221 of the Internal Revenue Code (the “Code”). This discussion is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described below, possibly with retroactive effect. It does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, including different consequences that may apply if you are a beneficial owner of the ETNs who is subject to special treatment under the U.S. federal income tax laws, such as a financial institution, a regulated investment company, a tax-exempt entity, a dealer in securities, a trader in securities who elects to apply a mark-to-market method of tax accounting, an entity classified as a partnership for U.S. federal income tax purposes, a person who holds the ETNs as a part of a straddle or conversion transaction, or a U.S. holder (as defined below) that has a “functional currency” other than the U.S. dollar.

Tax Treatment of the ETNs

In the opinion of our special tax counsel, which is based on prevailing market conditions, it is more likely than not that the ETNs will be treated as prepaid financial contracts that are not debt for U.S. federal income tax purposes, with the consequences described below. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with this treatment, in which case the timing and character of income or loss on your ETNs could be materially and adversely affected. You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the ETNs (including possible alternative treatments) as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion is based on the treatment of the ETNs as prepaid financial contracts that are not debt.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of an ETN and are: (i) a citizen or individual resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any State therein or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment as Prepaid Financial Contracts

Tax Treatment Prior to Maturity. You should not recognize taxable income or loss over the term of the ETNs prior to maturity, other than pursuant to a sale or exchange (including a repurchase or redemption by us), as described below.

Sale, Exchange or Retirement of the ETNs. Upon a sale, exchange or retirement of the ETNs, you will recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement and your tax basis in the ETNs. Your tax basis in the ETNs should equal the amount you paid to acquire them. This gain or loss should be capital gain or loss, and should be long-term capital gain or loss if you have held the ETNs for more than one year. The deductibility of capital losses is subject to limitations.

Uncertainties Regarding Tax Treatment as Prepaid Financial Contracts

If the ETNs are treated as prepaid financial contracts, due to the lack of direct legal authority there remain significant uncertainties regarding the U.S. federal income tax consequences of your ownership and disposition of the ETNs. You might be required to include amounts in income during the term of the ETNs and/or to treat all or a portion of your gain or loss on the sale or retirement of the ETNs as ordinary income or loss or as short-term capital gain or loss without regard to how long you have held the ETNs. For instance, it is possible that each switch of a Benchmark Index Trend or any change in the methodology of or substitution of a successor to the Index or an index component could result in a “deemed” taxable exchange, causing you to recognize gain or loss

(subject, in the case of loss, to the possible application of the “wash sale” rules) as if you had sold or exchanged the ETNs.

In addition, in 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the ETNs. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the exchange-traded status of the instruments; the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the ETNs, possibly with retroactive effect.

Tax Consequences if ETNs Are Treated as Debt Instruments

If the ETNs are treated as debt instruments issued by us, they will be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you hold the ETNs you will be required to accrue into income “original issue discount” based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the ETNs, even though we will not make any payment with respect to the ETNs prior to maturity or earlier repurchase or redemption by us. In addition, any income recognized upon the sale, exchange or retirement of the ETNs will be treated as ordinary in character. Moreover, if you recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

Tax Consequences to Non-U.S. Holders

You are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of an ETN and are: (i) a nonresident alien individual; (ii) a foreign corporation; or (iii) a foreign estate or trust. This discussion does not apply to a non-U.S. holder who is an individual present in the United States for 183 days or more in the taxable year of disposition. Such a non-U.S. holder should consult his or her tax adviser regarding the U.S. federal income tax consequences of the ownership and disposition of the ETNs.

Sale, Exchange or Retirement of the ETNs.  Any gain from the sale, exchange or retirement of the ETNs should not be subject to U.S. federal withholding or income tax, unless such gain is effectively connected with your conduct of a trade or business in the United States, as described below.

Income Effectively Connected with a Trade or Business in the United States. If you are engaged in a trade or business in the United States, and income from the ETNs is effectively connected with your conduct of that trade or business (and, if an applicable treaty so requires, is attributable to a permanent establishment in the United States), you generally will be taxed in the same manner as a U.S. holder. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the ETNs, including the possible imposition of a 30% branch profits tax if you are a corporation.

Additional Withholding Tax Considerations. Subject to the following paragraph, if the ETNs are treated as indebtedness, any income from the ETNs will not generally be subject to U.S. federal withholding or income tax if (i) you have provided a properly executed IRS Form W-8BEN and (ii) any income from the ETNs is not effectively connected with your conduct of a trade or business in the United States.

Legislation enacted in 2010, as interpreted in proposed regulations (which are not yet effective) and other published guidance, generally imposes a withholding tax of 30% on payments made after December 31, 2013 to certain foreign entities (including financial intermediaries) with respect to certain “obligations” issued after December 31, 2012, unless various U.S. information reporting and due diligence requirements have been satisfied. The reporting and diligence requirements of the regime, which are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8BEN, generally relate to determining whether interests in or accounts with such foreign entities are owned by U.S. persons. Pursuant to the proposed regulations, this legislation will apply to U.S.-source interest made after December 31, 2013 and, after December

31, 2014, to gross proceeds of dispositions of instruments that give rise to U.S.-source interest.  Pursuant to the proposed regulations, beginning in 2017, this regime may also apply to a portion of gross proceeds of dispositions of other obligations of a foreign financial institution such as us, although there is no guidance as to how such withholding would be determined. You should consult your tax adviser regarding the possible implications of this legislation for your investment in the ETNs.

As described above under “— Tax Consequences to U.S. Holders — Uncertainties Regarding Tax Treatment as Prepaid Financial Contracts,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the ETNs. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. persons should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require non-U.S. holders to accrue income, subject to withholding tax, over the term of the ETNs, possibly on a retroactive basis.

Information Reporting and Backup Withholding

You may be subject to information reporting in respect of your investment in the ETNs. You may also be subject to backup withholding at the rate specified in the Code on the amounts you receive from a sale, exchange or retirement of the ETNs unless you provide a correct taxpayer identification number or otherwise establish an exemption. If you are a non-U.S. holder and you provide a properly executed IRS Form W-8 appropriate to your circumstances, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We and RBSG have appointed RBS Securities Inc. (“RBSSI”) as agent for any offering of the ETNs (which term includes the related guarantees).

We expect to issue $4,000,000  in face amount of the ETNs (equivalent to 160,000 ETNs) on the initial settlement date, to be sold through RBSSI, an affiliate of ours.  These ETNs and additional ETNs may be offered and sold from time to time, at a price that is higher or lower than the $25.00 stated face amount, based on the indicative value of the ETNs at that time, by or through RBSSI, acting as principal or our agent, to investors and to dealers acting as principals for resale to investors.  We will receive proceeds equal to 100% of the offering price of the ETNs issued and sold after the inception date.  RBSSI may also receive a payment from us of a portion of the investor fee in consideration for its administrative role in the issuances and repurchases of the ETNs.

We have entered into an agreement with Pacer Financial, Inc. (“Pacer”) under which Pacer will receive a portion of the investor fee in consideration for its role in marketing the ETNs.  The actual amount received by Pacer in a given year will depend on, among other things, the daily redemption value of ETNs then-outstanding and the number and value of any other then-outstanding securities issued by RBS plc or its affiliates and marketed by Pacer.  The amount paid to Pacer is subject to limitations on the amount of compensation which may be paid to members of the Financial Industry Regulatory Authority (“FINRA”), such as Pacer.

We may deliver ETNs against payment therefor on a date that is greater than three business days following the date of sale of any ETNs.  Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to transact in ETNs that are to be issued more than three business days after the related trade date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Amounts paid to FINRA members, including RBSSI and Pacer, constituting underwriting compensation with respect to ETNs will not exceed 8% of the offering proceeds.

RBSSI’s address is RBS Securities Inc., 600 Washington Boulevard, Stamford, Connecticut 06901.

Conflicts of Interest

RBSSI is an affiliate of ours and RBSG.  RBSSI will conduct each offering of ETNs in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of securities of an affiliate.  Following the initial distribution of any of these ETNs, RBSSI may offer and sell those ETNs in the course of its business as broker-dealer.  RBSSI may act as principal or agent in these transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise.  RBSSI may use this pricing supplement and the accompanying prospectus in connection with any of these transactions.  RBSSI is not obligated to make a market in any of these ETNs and may discontinue any market-making activities at any time without notice.

RBSSI or an affiliate of RBSSI may enter into one or more hedging transactions with us in connection with this offering of ETNs.  See “Use of Proceeds; Hedging” above.

Market-Making Transactions

Broker-dealers may make a market in the ETNs, although none of them are obligated to do so and any of them may stop doing so at any time without notice.  This prospectus (as such term includes this pricing supplement and the accompanying prospectus) may be used by such broker-dealers and our affiliates in connection with market-making transactions.  In these transactions, broker-dealers may resell an ETN covered by this prospectus that they acquire from other holders after the original offering and sale of the ETNs, or they may sell an ETN covered by this prospectus in short sale transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the ETNs in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933, as amended (the “Securities Act”).  Among other activities, broker-dealers and other persons may make short sales of the ETNs and may cover such short positions by borrowing ETNs from us or our affiliates or by purchasing ETNs from us or our affiliates subject to our obligation to repurchase such ETNs at a later date.  As a result of these activities, these market participants may be deemed statutory underwriters.  If these activities are commenced, they may be discontinued at any time.  A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act.  This prospectus will be deemed to cover any short sales of ETNs by market participants who cover their short positions with ETNs borrowed or acquired from us or our affiliates in the manner described above.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986, (the “Code”), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans.  In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless statutory or administrative exemptive relief is available.  Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under Section 406 of ERISA and Section 4975 of the Code.  We, and our current and future affiliates, including RBS Securities Inc., may be parties in interest with respect to many Plans.  Thus, a Plan fiduciary considering an investment in the ETNs should also consider whether such an investment might constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.  For example, the ETNs may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the ETNs, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the ETNs and related lending transactions, provided that neither the issuer of the ETNs nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”).  There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the ETNs.

Each purchaser or holder of an ETN, and each fiduciary who causes any entity to purchase or hold an ETN, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such ETNs, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding the ETNs on behalf of or with the assets of any Plan or Non-ERISA arrangement; or (ii) its purchase, holding and subsequent disposition of such ETNs shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

Each purchaser of an ETN will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the ETN does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law.  Nothing herein shall be construed as a representation that an investment in the ETNs would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

The ETNs are contractual financial instruments.  The financial exposure provided by the ETNs is neither a substitute or proxy for, nor is it intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the ETNs.  The ETNs have not been designed and shall not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the ETNs.

Each purchaser or holder of any ETNs acknowledges and agrees that:

(i)
the purchaser or purchaser’s fiduciary has made and shall make all investment decisions for the purchaser and the purchaser has not and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser with respect to (A) the design and terms of the ETNs, (B) the purchaser's investment in the ETNs, or (C) the exercise, or failure to exercise, any rights we have under or with respect to the ETNs;

(ii)
we and our affiliates have and shall act solely for our own account in connection with (A) all transactions relating to the ETNs and (B) all hedging transactions in connection with our obligations under the ETNs;

(iii)
any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of any investor;

(iv)	our interests may be adverse to the interests of any purchaser or holder; and

(v)
neither we nor any of our affiliates are fiduciaries or advisers of the purchaser or holder in connection with any such assets, positions or transactions and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the ETNs.  We also refer you to the portions of the prospectus addressing restrictions applicable under ERISA, the Code and Similar Law.

ANNEX A

FORM OF OFFER FOR REPURCHASE

To:	ETNUSCorpActions@rbs.com

Subject:	RBS China Trendpilot™ Exchange Traded Notes (the “ETNs”) CUSIP/ISIN: 78009P150 / US78009P1509

[BODY OF E-MAIL]

The undersigned hereby irrevocably elects to exercise the right to have The Royal Bank of Scotland plc repurchase the following ETNs as described in the pricing supplement relating to the ETNs dated April 13, 2012.

Name of holder:	[	]
Number of ETNs to be repurchased:	[	]*
Applicable valuation date:	[	]**
Contact name:	[	]
Telephone No.:	[	]

Acknowledgement:
I acknowledge that the ETNs specified above will not be repurchased unless all of the requirements specified in the pricing supplement related to the ETNs are satisfied.

Questions regarding the repurchase requirements of your ETNs should be directed to ETNUSCorpActions@rbs.com.

*  Unless the minimum repurchase amount has been reduced by RBS plc, the minimum repurchase amount is 20,000 ETNs.

 **  Subject to adjustment as described in the pricing supplement.

ANNEX B

FORM OF CONFIRMATION OF REPURCHASE

PART A: TO BE COMPLETED BY THE BENEFICIAL OWNER

Dated:
[insert date]

The Royal Bank of Scotland plc (“RBS plc”)
Fax: 1-203-873-3292

Re:	RBS China Trendpilot™ Exchange Traded Notes (the “ETNs”)
CUSIP/ISIN: 78009P150 / US78009P1509

Ladies and Gentlemen:

The undersigned beneficial owner hereby irrevocably offers to RBS plc the right to repurchase the ETNs, as described in the pricing supplement dated April 13, 2012 relating to the ETNs (the “Pricing Supplement”), in the amounts and on the date set forth below.

Name of beneficial holder:
[insert name of beneficial owner]

The number of ETNs offered for repurchase.  Unless the minimum repurchase amount has been reduced by RBS plc, you must offer at least 20,000 ETNs for repurchase at one time for your offer to be valid.  The trading day immediately succeeding the date you offered your ETNs for repurchase will be the valuation date applicable to such repurchase.

[insert number of ETNs offered for repurchase by RBS plc]

Applicable valuation date:*	,	20
Applicable repurchase date:*	,	20
	[insert a date that is three business days following the applicable valuation date]

Contact Name:
[insert the name of a person or entity to be contacted with respect to this Confirmation of Repurchase]

Telephone #:
[insert the telephone number at which the contact person or entity can be reached]

*   Subject to adjustment as described in the pricing supplement.

My ETNs are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your ETNs):

Name:
DTC Account Number (and any relevant sub-account):
Contact Name:
Telephone Number:

Acknowledgement: In addition to any other requirements specified in the Pricing Supplement being satisfied, I acknowledge that the ETNs specified above will not be repurchased unless (i) this Confirmation of Repurchase, as completed and signed by the DTC Participant through which my ETNs are held (the “DTC Participant”), is delivered to RBS plc, (ii) the DTC Participant has booked a “delivery vs.  payment” (“DVP”) trade on the applicable valuation date facing RBS plc, and (iii) the DTC Participant instructs DTC to deliver the DVP trade to RBS plc as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable repurchase date.  I also acknowledge that if this Confirmation of Repurchase is received after 5:00 p.m., New York City time, on a business day, I will be deemed to have made this Confirmation of Repurchase on the following business day.

The undersigned acknowledges that RBS plc will not be responsible for any failure by the DTC Participant through which such undersigned’s ETNs are held to fulfill the requirements for repurchase set forth above.

[Beneficial Holder]

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE ETNs ARE HELD AND DELIVERED TO RBS PLC BY 5:00 P.M., NEW YORK CITY TIME, ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE APPLICABLE VALUATION DATE

PART B: TO BE COMPLETED BY BROKER

BROKER’S CONFIRMATION OF REPURCHASE

Dated:
[insert date]

The Royal Bank of Scotland plc (“RBS plc”)

Re:	RBS China Trendpilot™ Exchange Traded Notes (the “ETNs”)
CUSIP/ISIN: 78009P150 / US78009P1509

Ladies and Gentlemen:

The undersigned holder of ETNs hereby irrevocably offers to RBS plc for repurchase, on the repurchase date of
                                              ,* with respect to the number of the ETNs indicated below as described in the pricing supplement dated April 13, 2012 relating to the ETNs (the “Pricing Supplement”).  Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

The undersigned certifies to you that it will (i) book a delivery vs. payment trade on the applicable valuation date of                                             ,* with respect to the stated face amount of ETNs specified below at a price per ETN equal to the repurchase value, facing The Royal Bank of Scotland plc, DTC #425 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the repurchase date.

Very truly yours,

[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:
Title:
Telephone:
Fax:
E-mail:

The number of ETNs offered for repurchase.  Unless the minimum repurchase amount has been reduced by RBS plc, you must offer at least 20,000 ETNs for repurchase at one time for your offer to be valid.  The trading day immediately succeeding the date you offered your ETNs for repurchase will be the valuation date applicable to such repurchase.

DTC # (and any relevant sub-account):

*   Subject to adjustment as described in the Pricing Supplement.

We have not authorized anyone to provide information other than contained in this pricing supplement and the accompanying prospectus with respect to the ETNs.  We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you.  We are offering to sell the ETNs and seeking offers to buy the ETNs only in jurisdictions where offers and sales are permitted.  Neither the delivery of this pricing supplement nor the accompanying prospectus, nor any sale made hereunder and thereunder will, under any circumstances, create any implication that there has been no change in the affairs of The Royal Bank of Scotland plc or The Royal Bank of Scotland Group plc since the date of the pricing supplement or that the information contained or incorporated by reference in the accompanying prospectus is correct as of any time subsequent to the date of such information.

THE ROYAL BANK OF SCOTLAND plc

RBS NotesSM

fully and unconditionally guaranteed by
The Royal Bank of Scotland Group plc

4,000,000 ETNs

RBS China TrendpilotTM

Exchange Traded Notes

PRICING SUPPLEMENT
DATED  APRIL 13, 2012
(TO PROSPECTUS DATED
May 18, 2010)

RBS Securities Inc.

TABLE OF CONTENTS

PRICING SUPPLEMENT	Page
About This Pricing Supplement	PS-1
Where You Can Find Additional Information	PS-2
Summary	PS-3
Risk Factors	PS-18
Hypothetical Examples	PS-34
The Index	PS-39
Valuation of the ETNs	PS-55
Specific Terms of the ETNs	PS-57
Clearance and Settlement	PS-68
Validity of the ETNs	PS-69
Use of Proceeds; Hedging	PS-70
Taxation in the United Kingdom	PS-71
U.S. Federal Income Tax Consequences	PS-73
Plan of Distribution (Conflicts of Interest)	PS-76
Benefit Plan Investor Considerations	PS-78
Annex A–Form of Offer for Repurchase	PS-80
Annex B–Form of Confirmation of Repurchase	PS-81

PROSPECTUS	Page
About This Prospectus	1
Use of Proceeds	1
The Royal Bank of Scotland plc	1
The Royal Bank of Scotland Group plc	2
Description of Debt Securities	3
Plan of Distribution (Conflicts of Interest)	12
Legal Opinions	13
Experts	13
Enforcement of Civil Liabilities	14
Where You Can Find More Information	14
Incorporation of Documents by Reference	14
Cautionary Statement on Forward-Looking
Statements	15